UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ___)
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MOLINA HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2025 Annual Meeting of Stockholders
and
Proxy Statement

YOUR VOTE IS IMPORTANT TO US!
Please vote by using the internet, the telephone, or by
signing, dating, and returning your proxy card.

Notice of 2025 Annual Meeting of Stockholders

Dear Stockholder,
Please take notice that the 2025 annual meeting of stockholders (the “Annual Meeting”) of Molina Healthcare, Inc. will be held via the internet and will be a completely "virtual meeting" of stockholders. You will be able to attend the Annual Meeting, vote, and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/MOH2025. Prior to the Annual Meeting, you will be able to vote on the proposals being submitted to vote at the Annual Meeting at www.proxyvote.com.

DATE AND TIME
Wednesday, April 30, 2025
10:00 a.m., Eastern time
LOCATION
Meeting will be held live via the internet - to attend please visit www.virtualshareholdermeeting.com/MOH2025
WHO CAN VOTE
Stockholders of record on the close of business on March 7, 2025 are entitled to vote at the 2025 Annual Meeting.

Items to be Voted on
1	To elect the nine director nominees named in this proxy statement to hold office until the 2026 annual meeting.
2	To consider and approve, on a non-binding, advisory basis, the compensation of our named executive officers.
3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025.
4	To consider and approve the Company’s 2025 Equity Incentive Plan.
5	To consider and vote upon a stockholder proposal regarding stockholders’ ability to call a special stockholders meeting, if properly presented.

Voting
We hope that you will participate in the Annual Meeting. In all cases, have your proxy card available when you start the voting process.
Record Date
The Board of Directors has fixed the close of business on March 7, 2025 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and at any continuation, adjournment, or postponement thereof. This notice and the accompanying proxy statement are being mailed or transmitted on or about March 17, 2025 to the Company’s stockholders of record as of March 7, 2025.
By Order of the Board of Directors,
Dale B. Wolf
Chairman of the Board
March 17, 2025

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs, and through the state insurance marketplaces (the “Marketplace”). We served approximately 5.5 million members as of December 31, 2024, located across 21 states.
Our Mission
Our mission is to improve the health and lives of our members by delivering high-quality health care.
Our Vision
We will distinguish ourselves as the low-cost, most effective and reliable health plan delivering government-sponsored care.
Business Strategy
Our long-term growth strategy remains unchanged, as we continue to be a pure-play government-sponsored healthcare business, which provides us with opportunities to compete in high-growth, synergistic market segments with attractive and sustainable margins. Our strategic priorities include:
1.Organic growth of our core businesses by growing with new state procurement opportunities, retaining existing contracts, increasing market share in current service areas and pursuing carve-in and/or adjacent opportunities;
2.Inorganic growth through accretive acquisitions;
3.Reinvesting excess capital in the business or returning it to stockholders (e.g., through share repurchases); and
4.Strong medical care ratio (“MCR”) and general and administrative management to drive attractive and sustainable margins.

21 States

We served approximately 5.5 million members eligible for Medicaid, Medicare, and other government-sponsored healthcare programs.

Key Developments
We are pleased with the continued success of our profitable growth strategy. Presented below is more detail on the recent developments and accomplishments relating to our growth strategy:
•Connecticut Acquisition—Marketplace and Medicare. Effective February 1, 2025, we closed on our acquisition of ConnectiCare Holding Company, Inc. (“ConnectiCare”), a wholly owned subsidiary of EmblemHealth, Inc. ConnectiCare is a leading health plan in the state of Connecticut serving approximately 140,000 members across Marketplace, Medicare, and certain commercial products. The purchase price for the transaction was $350 million.
•Idaho Procurement— Medicaid and Medicare. In December 2024, the Idaho Department of Health and Welfare announced that it intends to award a contract to our Idaho health plan to administer the state’s Dually-Eligible Medicare/Medicaid Managed Care Plan, which provides access to integrated benefits to the state’s dual eligible population. The new contract, which is expected to commence on January 1, 2026, is expected to have an initial term of four years, with a potential one-year extension.
•Georgia Procurement— Medicaid. In December 2024, the Georgia Department of Administrative Services issued the Notice of Intent to Award in the Georgia Families Medicaid Managed procurement. Our Georgia health plan was the top scorer, and was noticed for award of one of the four statewide contracts. The new contract was originally scheduled to commence on July 1, 2025; however, due to ongoing procurement protests, we now anticipate implementation beginning on July 1, 2026.
•Ohio Procurement—Medicare. In November 2024, our Ohio health plan was awarded a contract to provide benefits to the state’s Next Generation MyCare program. The new contract is expected to commence on January 1, 2026 in the 29 counties where MyCare Ohio is currently available, with statewide expansion of the program to follow as quickly as possible.
•Michigan Procurement—Medicare. In October 2024, our Michigan health plan was awarded a contract to provide benefits for the state’s Highly Integrated Dual Eligible Special Needs Plan (“HIDE D-SNP”) in six service regions. In November 2024, the Michigan procurement office announced it was cancelling the previously-issued notice of intent to award contracts. The state simultaneously re-issued the RFP. In December 2024, we were re-awarded the contract in eleven service regions, Michigan’s entire lower peninsula. This award facilitates the transition of our existing Medicare-Medicaid Plan (“MMP”) members to a HIDE D-SNP product and ensures a new dual-eligibles growth opportunity by expanding our footprint from two regions to eleven. The new contract, which is expected to commence on January 1, 2026 in select regions, will be implemented statewide in 2027 and is expected to continue for seven years, with up to three renewal options.
•Massachusetts Procurement—Medicare. In September 2024, our Massachusetts health plan was selected to proceed to contract negotiations to operate both One Care and Senior Care Options plans. This selection is expected to allow us to operate the One Care 21-64 program, and to retain our position in the Senior Care Options program. The programs provide physical, behavioral, long-term services and supports, and other community services to dual-eligibles. The new contract is expected to commence on January 1, 2026.
•Florida Procurement—Medicaid. In July 2024, we were notified that the Florida Agency for Healthcare Administration awarded a Medicaid managed care contract to Molina Healthcare of Florida. The contract commenced on February 1, 2025 and will run through December 31, 2030. We expect to serve approximately 90,000 Medicaid beneficiaries in Miami-Dade County.
•New Mexico Procurement—Medicaid. Our new contract with the New Mexico Health Care Authority commenced on July 1, 2024 and will run through December 31, 2026, with a further expected extension. The new contract added approximately 33,000 members.

•Wisconsin Procurement—Medicaid. In May 2024, the Wisconsin Department of Health Services awarded a contract to provide services under the Family Care and Family Care Partnership program in its Geographic Service Region 5 to our Wisconsin health plan. The contract commenced on January 1, 2025, and is expected to have a duration of two years, with an option for three two-year extensions. Additionally, we were re-awarded our sole contract position in the self-directed long-term services and supports personal care program.
•Michigan Procurement—Medicaid. In April 2024, we announced that the Michigan Department of Health and Human Services awarded a Comprehensive Health Care Program contract to our Michigan health plan. We were awarded the contract in six service regions. The new Medicaid contract commenced on October 1, 2024. The new contract is expected to have a duration of five years, with an option for three one-year extensions.
•Mississippi Procurement—Medicaid. In the second quarter of 2024, the Mississippi Division of Medicaid extended the existing contracts for the state fiscal year that began on July 1, 2024. We now expect the new four-year contract, which will cover both TANF & ABD and CHIP, to commence on July 1, 2025.
•Texas Procurement—Medicaid - STAR CHIP. In the first quarter of 2024, we were notified of the Texas Health and Human Services Commission’s intent to award us a contract for Temporary Assistance for Needy Families (“TANF”) and Children’s Health Insurance Program (“CHIP”) (known in Texas as the STAR & CHIP programs, and both existing contracts for Molina), expanding our footprint and expecting to grow our market share. The expected start of operations and other final contract terms are still pending.
•Virginia Procurement—Medicaid. In April of 2024, the Virginia Department of Medical Assistance Services (“DMAS”) issued a notice of intent to award which did not include our Virginia health plan as an awardee for its Cardinal Care Managed Care (“CCMC”) procurement. We exercised our right to protest that decision. On April 19, 2024, DMAS upheld its notice of intent to award in response to our protest. On April 26, 2024, Molina filed a legal action in Virginia Circuit Court over DMAS’s decision not to award Molina a CCMC contract. The state court action continues. A trial date has not been set. In addition, DMAS separately notified us that they were exercising the contractual extension option for current contract for the period from July 1, 2024 through June 30, 2025.
•California Acquisition—Medicare. Effective January 1, 2024, we closed on our acquisition of 100% of the issued and outstanding capital stock of Bright Health Medicare, which added approximately 109,000 members.
•California Procurement—Medicaid. Our new contract with the California Department of Health Care Services (“DHCS”) commenced on January 1, 2024, which enabled us to continue servicing Medi-Cal members in most of our existing counties and significantly expanded our footprint in Los Angeles County.
•Nebraska Procurement—Medicaid. Our new contract with the Nebraska Department of Health and Human Services commenced on January 1, 2024, which added approximately 114,000 members.
•Texas Procurement—Medicaid - STAR+PLUS. In the first quarter of 2023, we were notified of the Texas Health and Human Services Commission’s intent to award us a contract for Texas’ Medicaid-managed care program for adults with disabilities or who are age 65 or older (known in Texas as the STAR+PLUS program). The new STAR+PLUS contract began on September 1, 2024 and grew our market share.

Proxy Statement Summary

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Molina Healthcare, Inc. (“Board” or “Board of Directors”) for the annual meeting of stockholders to be held on Wednesday, April 30, 2025, at 10:00 a.m. Eastern time, and is being mailed or transmitted on or about March 17, 2025 to the Company’s stockholders of record as of March 7, 2025. Please review this proxy statement in its entirety and the Company’s 2024 Annual Report on Form 10-K for the year ended December 31, 2024 (“Annual Report”) before voting. In this proxy statement, we may refer to Molina Healthcare, Inc. as the “Company,” “Molina Healthcare,” “our,” or “we”.
Meeting Details

DATE AND TIME	LOCATION	WHO CAN VOTE

Wednesday, April 30, 2025 10:00 a.m., Eastern time	Meeting will be held live via the internet at www.virtualshareholdermeeting.com/MOH2025	Stockholders of record on the close of business on March 7, 2025 are entitled to vote at the 2025 Annual Meeting.

Ways to Vote

BY INTERNET	BY TOLL-FREE TELEPHONE	BY MAIL

During the Annual Meeting or prior to the meeting at www.proxyvote.com	1-800-690-6903	Follow instructions on your proxy card

Matters for Stockholder Voting
At this year’s annual meeting, we are asking our stockholders to vote on the following matters:

Proposal		Board Vote Recommendation

1	To elect the nine director nominees named in this proxy statement to hold office until the 2026 annual meeting.	FOR
2	To consider and approve, on a non-binding, advisory basis, the compensation of our named executive officers.	FOR
3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025.	FOR
4	To consider and approve the Company’s 2025 Equity Incentive Plan.	FOR
5	To consider and vote upon a stockholder proposal regarding stockholders’ ability to call a special stockholders meeting, if properly presented.	AGAINST
Board Nominees
You are being asked to vote for nine director nominees: Barbara L. Brasier, Leo P. Grohowski, Dr. Stephen H. Lockhart, Steven J. Orlando, Ronna E. Romney, Richard M. Schapiro, Dale B. Wolf, Richard C. Zoretic, and Joseph M. Zubretsky, each for a one-year term expiring in 2026. Each of the director nominees is currently a member of the Board, except for Mr. Grohowski, who is being nominated to serve as a director at the 2025 Annual Meeting. This proposal requires for each nominee the affirmative vote of a majority of votes cast at the annual meeting.

Molina Healthcare, Inc. 2025 Proxy Statement | 1

PROPOSAL ONE Election of Directors

All nine director nominees will be elected for a one-year term expiring at the next annual meeting of stockholders. All directors will serve until the expiration of their respective terms and until their respective successors are elected and qualified, or until such director’s earlier resignation, removal from office, death, or incapacity.

Under our bylaws, each director nominee receiving a majority of the votes cast at the meeting at which a quorum is present will be elected as a director. If a nominee for director who is an incumbent director is not elected and no successor has been elected at the meeting, that director will continue to serve as a “holdover director” until a successor is qualified and elected. However, under our bylaws the holdover director would be required to tender his or her offer to resign to our corporate secretary promptly following certification of the election results. Within 90 days following certification of the election results, (i) the corporate governance and nominating committee will consider, and make a recommendation to the Board, as to whether to accept or reject the resignation, or whether other action should be taken, and (ii) the Board will act on the committee’s recommendation and publicly disclose its decision and the rationale behind it. The holdover director would not participate in either the committee’s or the Board’s deliberations regarding that director’s offer to resign.

Nominees for Election to Board of Directors
•Barbara L. Brasier
•Leo P. Grohowski
•Dr. Stephen H. Lockhart
•Steven J. Orlando
•Ronna E. Romney
•Richard M. Schapiro
•Dale B. Wolf
•Richard C. Zoretic
•Joseph M. Zubretsky

Upon recommendation of the corporate governance and nominating committee, eight of our nine incumbent directors have been nominated by the Board for re-election. Those eight incumbent directors are Barbara L. Brasier, Dr. Stephen H. Lockhart, Steven J. Orlando, Ronna E. Romney, Richard M. Schapiro, Dale B. Wolf, Richard C. Zoretic, and Joseph M. Zubretsky. One of our directors, Mr. Daniel Cooperman, has decided to step down from the Board upon the expiration of his term at the 2025 annual meeting, and will not be seeking re-election.
As part of our Board refreshment philosophy, in 2024 the corporate governance and nominating committee retained a third-party director search firm to identify new director candidates. As a result of that process, and pursuant to the recommendation of the corporate governance and nominating committee, the Board has nominated a new director nominee, Mr. Leo P. Grohowski.
The Board believes that each of the director nominees possesses the requisite qualifications, skills, experience, and expertise to oversee and to provide strategic counsel and advice to the Company. In addition, each of the director nominees, except Mr. Zubretsky, the Company’s president and chief executive officer, meets the independence standards contained in the New York Stock Exchange (“NYSE”) corporate governance rules and Molina Healthcare’s Corporate Governance Guidelines. For a summary of the director nominees, including their respective qualifications, skills, and experience, please see the information below provided under the captions, “Information About Director Nominees” and “Additional Information About Directors.”
Proxies can only be voted for the nine named director nominees. If elected, directors will serve for a one-year term expiring at the annual meeting of stockholders for 2026.
In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the Board of Directors to fill the vacancy or the Board of Directors may elect to reduce its size. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

The Board of Directors unanimously recommends that the stockholders vote "FOR" the election of each Director nominee.

2 | Molina Healthcare, Inc. 2025 Proxy Statement

Information About Director Nominees
Director Nominees for 2025

Barbara L. Brasier
BUSINESS EXPERIENCE
•Has over 40 years of corporate finance and accounting experience
•Served as Chief Financial Officer for Herc Rentals Inc., an equipment rental company, from 2015 to 2018
•Served as Senior Vice President, Tax and Treasury for Mondelez International, a multinational food and beverage company, (successor to Kraft Foods, Inc.) from 2012 to 2015
•Served as Senior Vice President and Treasurer of Kraft Foods, Inc. from 2011 to 2012 and from 2009 to 2010 and Senior Vice President, Finance of Kraft Foods Europe from 2010 to 2011
•Served as Vice President and Treasurer at Ingersoll Rand, a diversified industrial company, from 2004 to 2008
•Served in a variety of corporate and business unit roles at Mead Corporation from 1984 to 2002, starting as general accountant and progressing to Director of Audit, divisional Chief Financial Officer, and divisional President. From 2002 to 2004, served as Treasurer of MeadWestvaco Corporation (successor to Mead Corporation)
•Began career in public accounting, working in audit and tax at Touche Ross & Co. (now Deloitte)
•Member of the Board of Directors of John Bean Technologies Corporation since 2019
•Member of the Board of Directors of Lancaster Colony Corporation since 2019
•Member of the Board of Directors of Henny Penny Corporation since 2020
•Holds a B.S. in accounting (summa cum laude) from Bowling Green State University
•Holds an MBA from University of Dayton
•Certified Public Accountant (inactive)

Former Chief Financial Officer, Herc Rentals Inc.

AGE: 66

DIRECTOR SINCE: 2019

BOARD COMMITTEES: •Audit (Financial Expert) •Compensation

EDUCATION: B.S. in Accounting (summa cum laude) from Bowling Green State University MBA from University of Dayton

SKILLS AND QUALIFICATIONS
Ms. Brasier has been a leader for a diverse portfolio of international public companies over her 40-year career in corporate finance and accounting, and has a broad and deep skill set, built from working in every facet of finance, as well as leading business operations. Ms. Brasier has experience managing large-scale change brought about by mergers, acquisitions, and transformative reorganizations, and has managed exceptional business challenges, frequently building teams and processes from scratch.

Molina Healthcare, Inc. 2025 Proxy Statement | 3

INFORMATION ABOUT DIRECTOR NOMINEES	TABLE OF CONTENTS

Leo P. Grohowski
BUSINESS EXPERIENCE
•Has over 40 years of investment experience and served as chief investment officer for major financial institutions from 1993 to 2023
•Served as Chief Investment Officer for BNY Mellon Wealth Management from 2007 to 2023
•Served as President for Mellon Hedge Advisors, LLC from 2010-2023
•Served as President for Mellon Global Investing Corp. from 2010-2023
•Served as Chief Investment Officer for US Trust, Bank of America from 2005 to 2007
•Served as Chief Investment Officer for Deutsche Bank Americas, from 2002-2005
•Served as Chief Investment Officer for Deutsche Bank Private Banking from 1999 to 2002
•Holds an MBA Finance from New York University
•Holds a BA in Economics (magna cum laude) from Drew University

Former Chief Investment Officer, BNY Mellon Wealth Management

AGE: 66

DIRECTOR NOMINEE: 2025

SKILLS AND QUALIFICATIONS
Mr. Grohowski has extensive investment experience having served as chief investment officer for major financial institutions with responsibility for investment strategy and management functions. He has broad knowledge of financial, investment, and risk management. Mr. Grohowski’s experience and executive management will bring a valuable perspective to the Board and qualifies him to serve as a member of the Board.

EDUCATION: MBA Finance from New York University BA in Economics (magna cum laude) from Drew University

4 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	INFORMATION ABOUT DIRECTOR NOMINEES

Stephen H. Lockhart, M.D., Ph.D.
BUSINESS EXPERIENCE
•Served as senior vice president and chief medical officer for Sutter Health Network, a not-for-profit system of hospitals, physician organizations and research institutions in Northern California, from 2015 to 2021
•From 2010 to 2015, served as Sutter Health Network’s regional chief medical officer for the East Bay Region
•From 2008 to 2010, served as chief administrative officer at the St. Luke’s campus of Sutter’s California Pacific Medical Center (CPMC)
•From 2003 to 2008, served as medical administrative director of surgical services at CPMC, where he had a practice for 20 years
•Serves on the board of West Pharmaceutical Services since 2022
•Serves on the board of directors of NRC Health since 2021
•Serves on the boards of the David and Lucile Packard Foundation, and is chairman of Parks California – a nonprofit dedicated to supporting California's parks and public lands
•From 2015 to 2021 served on the board of the ECRI Institute
•From 2010 to 2021 served on the board of Recreational Equipment, Inc.
•Named in 2017 to Governor Brown’s Advisory Committee on Precision Medicine as part of California’s continued effort to use advanced computing and technology to better understand, treat, and prevent disease
•Board-certified anesthesiologist
•Holds a Master’s in economics from Oxford University, 1979
•Holds M.D. and Ph.D. degrees from Cornell University, 1984/1985
•Self identifies as African-American

Former Chief Medical Officer, Sutter Health Network

AGE: 66

DIRECTOR SINCE: 2021

BOARD COMMITTEES: •Compliance and Quality

SKILLS AND QUALIFICATIONS
Dr. Lockhart has extensive healthcare industry experience, having held several leadership positions, including as chief medical officer and chief administrative officer, with responsibilities for quality, patient safety, research, and education. Dr. Lockhart has a passion for furthering equitable health outcomes in the healthcare system, and during his career tenure he has spearheaded the design and implementation of health equity programs.

Molina Healthcare, Inc. 2025 Proxy Statement | 5

INFORMATION ABOUT DIRECTOR NOMINEES	TABLE OF CONTENTS

Steven J. Orlando
BUSINESS EXPERIENCE
•Has over 40 years of business and corporate finance experience
•From 2000 to the present, has operated his own financial management and business consulting practice, Orlando Company
•Served as Greater Sacramento Bancorp director and chairman of its audit committee from January 2009 to January 2015
•Served on multiple corporate boards, including service as chairman of the audit committee for Pacific Crest Capital, Inc., once a Nasdaq-listed corporation, from 1995 until its acquisition in 2004
•Served as Chief Financial Officer for various companies from 1978 to 2000
•Practiced as Certified Public Accountant with Coopers & Lybrand CPAs from 1974 to 1977
•Holds a B.S. in accounting from the California State University, Sacramento
•Certified Public Accountant (inactive)

Founder, Orlando Company

AGE: 73

DIRECTOR SINCE: 2005

BOARD COMMITTEES: •Audit (Chair & Financial Expert) •Corporate Governance & Nominating •Finance

SKILLS AND QUALIFICATIONS
Mr. Orlando’s extensive business, accounting, operations, and corporate finance experience with a wide range of companies gives him valuable and practical insights regarding the operational and financial issues confronting business enterprises. In addition, Mr. Orlando’s longstanding service on Molina’s board, as well as his prior service on other corporate Boards and audit committees, including those of a publicly traded financial institution, renders him well qualified to serve as the chairman of the audit committee and a member of other committees of the Board.

6 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	INFORMATION ABOUT DIRECTOR NOMINEES

Ronna E. Romney
BUSINESS EXPERIENCE
•Has served as director for Park-Ohio Holdings Corp., a publicly traded logistics and manufacturing company, since 2001
•Lead Director of Molina Healthcare, Inc. Board of Directors from 2003 to 2017
•Director of Molina Healthcare of Michigan from 1999 to 2004
•Candidate for the United States Senate in 1996 for the state of Michigan
•From 1989 to 1993, appointed by President George H. W. Bush to serve as Chairwoman of the President’s Commission on White House Fellowships
•From 1984 to 1992, served on the Republican National Committee for the state of Michigan
•From 1985 to 1989, appointed by President Ronald Reagan to serve as Chairwoman of the President’s Commission on White House Presidential Scholars
•From 1982 to 1985, appointed by President Ronald Reagan to serve as Commissioner of the President’s National Advisory Council on Adult Education
•Political and news commentator for radio and television from 1992 to 1998
•Honored as one of the NACD (National Association of Corporate Directors) Top 100 Directors for 2015
•Selected as one of WomenInc. Magazine’s 2023 and 2019 Most Influential Corporate Board Directors
•Holds a B.A from Oakland University, Rochester, Michigan

Director, Park Ohio Holding Corporation

AGE: 81

DIRECTOR SINCE: 2003; Vice-Chair of the Board

BOARD COMMITTEES: •Compensation •Corporate Governance & Nominating (Chair)

SKILLS AND QUALIFICATIONS
Ms. Romney’s political skills, along with her extensive Board and corporate governance experience and knowledge, enable her to serve an important role as Vice-Chair of the Board. Ms. Romney has been a director since the Company’s initial public offering, and her familiarity with the Company’s business and the managed care sector are invaluable to the Board. Ms. Romney played a critical role in the Board as lead independent director from 2003 to 2017, when that position was eliminated and she became Vice-Chair.

Molina Healthcare, Inc. 2025 Proxy Statement | 7

INFORMATION ABOUT DIRECTOR NOMINEES	TABLE OF CONTENTS

Richard M. Schapiro
BUSINESS EXPERIENCE
•In 2018, Mr. Schapiro achieved Board Leadership Fellow status, completed the NACD/ Carnegie Mellon Cyber-Security Course and was selected for inclusion in the 2018 NACD Directorship 100, recognizing individual directors who serve as role models promoting exemplary Board leadership, oversight, and courage in the boardroom
•Since April 2015, served as Chief Executive Officer of SchapiroCo LLC
•Since January 2017, served as an independent director for Transamerica Corporation, a wholly-owned subsidiary of Aegon NV, including as chair of its compensation committee since November 2018 and member of its audit committee since January 2017, and from April 2015 to January 2017, served as independent director for Transamerica Financial Life Insurance Company
•JD/MBA with over 35 years of investment banking experience as a trusted advisor in the healthcare and financial services sectors principally at Salomon Brothers and Bank of America Merrill Lynch (retired 2014)
•Bachelor of Science Degree in Accounting from Case Western Reserve University, 1977
•Master’s Degree in Business Administration from Bernard M. Baruch College, 1980
•Juris Doctorate from New York Law School, 1980

Chief Executive Officer, SchapiroCo LLC

AGE: 69

DIRECTOR SINCE: 2015

BOARD COMMITTEES: •Audit •Finance (Chair)

SKILLS AND QUALIFICATIONS
Mr. Schapiro is a former investment and corporate banker with over 35 years of experience covering the financial services and healthcare sectors. Mr. Schapiro’s experience provides an invaluable background for his service on the Board and as chair of the finance committee and a member of the audit committee. Mr. Schapiro offers value-added oversight regarding matters related to capital structure, debt and equity financings, and mergers and acquisitions. Mr. Schapiro advised the Company in connection with its 2003 IPO and subsequent follow-on offering, giving him an unique perspective of the Company’s history, growth, and competitive position.

8 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	INFORMATION ABOUT DIRECTOR NOMINEES

Dale B. Wolf
BUSINESS EXPERIENCE
•Served as President and Chief Executive Officer of Onecall Care Management, a healthcare network management company, from January 2016 to February 2019, and Executive Chairman from September 2015 to January 2016
•President and CEO, DBW Healthcare, Inc. from January 2014 to June 2018
•Executive Chairman, Correctional Healthcare Companies, Inc., a national provider of correctional healthcare solutions, from December 2012 to July 2014
•Chief Executive Officer of Coventry Health Care, Inc. from 2005 to 2009
•Executive Vice President, Chief Financial Officer, and Treasurer of Coventry Health Care, Inc. from 1996 to 2005
•Member of the Board of Directors of EHealth, Inc., a Nasdaq listed company, since August 2019, and Chairperson of the Board of Directors of EHealth, Inc. since September 2021
•Member of the Board of Directors of Adapt Healthcare since October 2019
•Member of the Board of Directors of Correctional Healthcare Companies, Inc. from December 2012 to July 2014
•Member of the Board of Directors of Coventry Healthcare, Inc. from January 2005 to April 2009
•Member of the Board of Directors of Catalyst Health Solutions, Inc. from 2003 to 2012
•Graduated Eastern Nazarene College with a Bachelor of Arts degree in Mathematics, with honors
•Completed MIT Sloan School Senior Executive Program
•Fellow in the Society of Actuaries since 1979

Chairman of the Board, Molina Healthcare, Inc.

AGE: 70

DIRECTOR SINCE: 2013

BOARD COMMITTEES: •Compensation (Chair) •Corporate Governance & Nominating •Finance

SKILLS AND QUALIFICATIONS
Mr. Wolf is an experienced healthcare executive with visionary leadership skills. Mr. Wolf has served in multiple leadership roles, including chief executive officer and chief financial officer of Coventry Healthcare, a health insurer now owned by Aetna, and on the boards of several notable healthcare companies. Mr. Wolf’s extensive managerial and executive healthcare experience, as well as his familiarity with the managed care industry, render him an invaluable asset in helping to formulate and oversee the Company’s long-term business strategy.

Molina Healthcare, Inc. 2025 Proxy Statement | 9

INFORMATION ABOUT DIRECTOR NOMINEES	TABLE OF CONTENTS

Richard C. Zoretic
BUSINESS EXPERIENCE
•Member of the board of directors of InnovAge Holding Corp., a leading healthcare delivery platform focused on providing all-inclusive, capitated care to high-cost, duel eligible seniors, since 2021
•Member of the Board of Directors of Aveanna Healthcare, a provider of pediatric care, since 2017
•Former member of the Board of Directors of Babel Health, a software company offering risk adjustment solutions for government sponsored health plan businesses, from 2018 to 2022
•Former member of the Board of Directors of Kepro, a medical management and cost containment solution provider, from 2018 to 2022
•Former member of the Board of Directors of Landmark Health from 2014 to 2018; HealthSun Health Plans from 2016 to 2017; and, Eastern Virginia Medical School from 2011 to 2014
•Executive Vice President, WellPoint, Inc. and President of WellPoint’s Government Business Division, from 2013 to 2014
•Various executive positions at Amerigroup Corporation, from 2003 to 2012, including: Chief Operating Officer from 2007 to 2012; Executive Vice President, Health Plan Operations & Healthcare Delivery from 2005 to 2007; and Chief Marketing Officer from 2003 to 2005
•Management Consultant at Healthcare Practice, Deloitte Consulting from 2001 - 2003
•Executive Vice President at iSolutions, Workscape, Inc. from 2000 - 2001
•Various executive positions at United Health Group, from 1994 to 2000, including: President, Commercial Middle Market Business Segment from 1999 to 2000; Senior Vice President, Mid-Atlantic Operations from 1996 to 1999; and Senior Vice President, Corporate Sales & Marketing from 1994 to 1996
•Graduated Pennsylvania State University, with a B.S. in Finance

Former Senior Executive, WellPoint

AGE: 66

DIRECTOR SINCE: 2018

BOARD COMMITTEES: •Audit •Compliance & Quality

SKILLS AND QUALIFICATIONS
Mr. Zoretic has more than 30 years of experience in the healthcare business field, with responsibilities ranging from company operations to business structuring. He has also served in several Board of Director positions for healthcare and health technology companies. Mr. Zoretic’s comprehensive business background, and extensive past and current Board experiences, provide an invaluable knowledge base for his service on the Board and as a member of the compliance and quality committee, and the Company’s audit committee.

10 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	INFORMATION ABOUT DIRECTOR NOMINEES

Joseph M. Zubretsky
BUSINESS EXPERIENCE
•Has served as President and Chief Executive Officer of Molina Healthcare, Inc. since November 6, 2017
•President and Chief Executive Officer of The Hanover Group from June 2016 to October 2017
•Chief Executive Officer and Senior Executive Vice President of Healthagen, LLC, a subsidiary of Aetna, Inc., from January 2015 to October 2015
•Senior Executive Vice President of National Businesses of Aetna, Inc. from February 2013 to December 2014, Senior Executive Vice President and Chief Financial Officer from November 2010 to February 2013, Executive Vice President and Chief Financial Officer from March 2007 to November 2010, and Chief Enterprise Risk Officer from April 2007 to February 2013
•Senior Executive Vice President of Finance, Investments and Corporate Development of Unum Group from 2005 to 2007 and Interim Chief Financial Officer from 2006 to 2007
•Special Partner, Chief Investment Officer, and Chief Financial Officer at Brera Capital Partners from 1999 to 2005
•Executive Vice President of Business Development and Chief Financial Officer of MassMutual Financial Group from 1997 to 1999
•Member of the Boards of Directors of several companies, including The Hanover Group from 2016 to October 2017
•Certified Public Accountant (inactive)
•Holds a B.S. in Business Administration from University of Hartford, West Hartford, CT

President and Chief Executive Officer, Molina Healthcare, Inc.

AGE: 68

DIRECTOR SINCE: 2017

SKILLS AND QUALIFICATIONS
Mr. Zubretsky has more than 35 years of experience as a senior executive in strategy, operating, and finance roles in some of the world’s top insurance and financial companies including Aetna, Inc. and The Hanover Group. Since joining the Company, Mr. Zubretsky has successfully led the Company in its turnaround and growth plans.

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Additional Information About Directors
Summary of Director Qualifications, Skills, and Experience
Our incumbent directors and new director nominee have a diverse array of expertise and skills in a broad range of substantive areas as highlighted below.
Director Qualifications, Skills and Experience Highlights

Barbara L. Brasier
•Extensive financial and accounting experience, having held senior leadership positions in such areas at Herc Rentals, Inc. and Kraft Foods.
•Valuable experience in identifying and mitigating enterprise risks in various leadership roles, including experience with mergers, acquisitions, and transformative reorganizations.
•Audit committee financial expertise.

Leo P. Grohowski
• Extensive investment experience having served as chief investment officer for major financial institutions with responsibility for investment strategy and management functions, such as BNY Mellon Wealth Management, Bank of America, Deutsche Bank Americas, and Deutsche Bank Private Banking.
•Broad knowledge of financial, investment, and risk management.

Dr. Stephen H. Lockhart
•Significant senior leadership experience in the healthcare industry, having held positions such as chief medical officer at Sutter Health Network and chief administrative officer at the St. Luke’s campus of Sutter’s California Pacific Medical Center, with responsibilities for quality, patient safety, research, and education.

Steven J. Orlando
•Extensive corporate, finance, and accounting experience, having served as chief financial officer for various companies and having operated his own financial management and business consulting practice.
•Audit committee financial expertise, including experience as audit committee chair.
•Valuable knowledge of governance matters gained as serving as a director of various other companies.

Ronna E. Romney
•Valuable knowledge of governance matters gained as a director, including as the Company’s prior lead independent director and current Vice-Chair of the Board.
•Valuable knowledge of executive compensation, including prior compensation committee chair role.
•Extensive government affairs experience, having served in various political positions in presidential commissions, presidential national advisory council and the Republican state national committee for the State of Michigan.

Richard M. Schapiro
•Significant experience in finance, acquisitions, divestitures, and business restructuring, in the healthcare and financial services sectors, as former investment and corporate banker with various managing director positions with Bank of America Merrill Lynch’s Health Care Group, ING Baring Furman Selz, and Salomon Brothers Inc.
•Valuable knowledge of executive compensation, including as former chair of the compensation committees of the Company and chair of the compensation committee of Transamerica Corporation.

Dale B. Wolf
•Significant senior leadership experience in healthcare industry, having held positions as chief executive officer, executive vice president, chief financial officer, and treasurer of Coventry Health Care, Inc., and president/chief executive officer of Onecall Care Management.
•Valuable experience in identifying and mitigating enterprise risks in various senior leadership roles.
•Significant board experience gained as serving as a director and former director of various other boards.

Richard C. Zoretic
•Significant senior leadership experience in the healthcare industry, having held senior leadership positions with operations responsibility at WellPoint, Inc., Amerigroup Corporation, and United Health Group.
•Valuable experience in identifying and mitigating enterprise risks in various leadership roles.

Joseph W. Zubretsky
•Significant senior leadership experience in healthcare, insurance, and financial industries, as chief executive officer of the Company, The Hanover Group., and Healthagen, LLC, and chief financial officer, chief enterprise risk officer, and senior executive vice president of Aetna.
•Valuable experience in identifying and mitigating enterprise risks in various leadership roles.
•Significant financial experience, having held chief financial officer positions for various companies.

12 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	ADDITIONAL INFORMATION ABOUT DIRECTORS
A core component of the Company’s governance policies, designed to aid in the maintenance of an effective Board, is a skills assessment of our directors.
The Board has developed, and periodically updates, a skills matrix reflecting the Company’s strategic plan and the Board’s corporate governance and nominating committee’s determination of the appropriate balance of skills and characteristics required of Board members and maps our directors’ backgrounds and experience against these skills. The Board conducts an annual self-evaluation, overseen by the corporate governance and nominating committee. In addition, each year the corporate governance and nominating committee oversees a review of each Board committee’s performance and contribution to the Company. Below is the skills matrix for our director nominees.

Skills, Experiences and Attributes	Brasier	Grohowski	Lockhart	Orlando	Romney	Schapiro	Wolf	Zoretic	Zubretsky

Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓
Insurance / Healthcare Industry	✓		✓	✓	✓	✓	✓	✓	✓
Finance / Capital Markets	✓	✓		✓		✓	✓	✓	✓
Technology/Cybersecurity				✓		✓	✓	✓
Regulatory / Public Policy			✓		✓	✓	✓	✓	✓
Corporate Responsibility and Community Involvement		✓	✓	✓	✓	✓	✓		✓
Public Company Board and Governance	✓		✓	✓	✓	✓	✓	✓	✓
Executive Leadership: Demonstrated leadership in positions such as chief executive officer, chief financial officer, and other senior executives, with experience in development, implementation, and oversight of strategic outcomes and operational activities, and oversight of risk management.
Insurance/Healthcare Industry: Extensive understanding of insurance/healthcare operations and services, including complex regulatory requirements and competitive environment.
Finance/Capital Markets: Experience in public accounting, financial reporting and management, investment banking and financial services, and capital allocations.
Technology/Cybersecurity: Experience implementing and overseeing technology and information systems strategies and managing cybersecurity and information security risks.
Regulatory/Public Policy: Understanding of regulatory and public policy issues, including interactions with government and regulators.
Corporate Responsibility and Community Involvement: Understanding of corporate governance practices and sustainability and community involvement initiatives.
Public Company Board and Governance: Experience serving on public company boards and public company governance.

Molina Healthcare, Inc. 2025 Proxy Statement | 13

ADDITIONAL INFORMATION ABOUT DIRECTORS	TABLE OF CONTENTS
Independent Director Tenure
The tenure of our existing independent directors ranges from 4 years to 22 years, and this year, with the departure of Mr. Cooperman following his tenure of 12 years, we are nominating a new director to the Board, Mr. Leo P. Grohowski. Consistent with our Board refreshment philosophy, we believe that the mix of tenures of our independent directors provides the appropriate balance of continuity, expertise, and perspective to our Board, and is a strategic asset of the Company which serves the best interests of our stockholders. To further facilitate Board refreshment and the addition of new directors to the Board, effective in 2020 the Board approved 12-year term limits for independent directors elected for the first time to the Board.
We believe that the combination of the refreshment, insights, and skills that come with new directors, as complemented by the historical corporate knowledge of the longer-tenured directors, has led to a Board that both is effective and works well together. In furtherance of that goal, the corporate governance and nominating committee, with input from the entire Board, performs periodic strategic evaluations of our directors’ skills, qualifications, and experience. Such evaluations have helped inform the Board’s nomination of Leo P. Grohowski as a new director as of the 2025 annual stockholders’ meeting.

14 | Molina Healthcare, Inc. 2025 Proxy Statement

Corporate Governance and Board of Directors Matters
The Board continually strives to pursue sound corporate governance policies and practices, to maintain high standards of ethical conduct, to report the Company’s financial results with accuracy and transparency, and to maintain full compliance with the laws, rules, and regulations that govern the Company’s business.
The Board’s standing committees operate pursuant to their respective written charters. The current charters of the audit committee, the corporate governance and nominating committee, the compensation committee, the compliance and quality committee, and the finance committee, as well as the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Policy and Procedures with Respect to Related Person Transactions, are available in the “Investor Information” section of the Company’s website, www.molinahealthcare.com, under the link “Governance.” Molina Healthcare stockholders may obtain printed copies of these documents free of charge by writing to Molina Healthcare, Inc., Jeff D. Barlow, Chief Legal Officer and Corporate Secretary, 200 Oceangate, Suite    100, Long Beach, California 90802.
Corporate Governance and Nominating Committee Responsibilities
The corporate governance and nominating committee’s mandate is to develop and monitor corporate governance policies, and to identify qualified individuals for nomination to the Board of Directors. All of the members of the committee meet the independence standards contained in the NYSE corporate governance rules and the Company’s Corporate Governance Guidelines.
The committee considers all qualified director candidates recommended by members of the Board of Directors, by senior management, and by stockholders. Stockholders who would like to propose a director candidate for consideration by the committee may do so by submitting the candidate’s name, resume, and biographical information to the attention of the Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the corporate governance and nominating committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Board Composition, Refreshment, and Term Limits
The Board and the corporate governance and nominating committee have made it a priority to ensure the Board is composed of directors who bring diverse viewpoints and perspectives, and who possess a variety of skills, professional experience, and backgrounds. To facilitate the addition of new directors to the Board, the Board approved 12-year term limits for independent directors elected for the first time to the Board beginning with the Company’s 2020 annual meeting of stockholders. The Board and the corporate governance and nominating committee believe that new perspectives and ideas are critical to a forward-looking and strategic Board, as is the ability to benefit from the valuable experience and corporate familiarity that longer-serving directors bring. The corporate governance and nominating committee desires to maintain an appropriate balance of tenure, turnover of background and experience, and skills on the Board. The corporate governance and nominating committee focuses on this through an ongoing, year-round process, which includes the annual Board evaluation process described below under “Corporate Governance Guidelines - Board Evaluation Process.”
Board Membership Criteria
The Board and the corporate governance and nominating committee believe that, on the one hand, there are general qualifications that all directors must exhibit, and that, on the other hand, there are other key qualifications and experience that should be represented on the Board in some capacity but not necessarily by each director. The Board and the corporate governance and nominating committee require that each director be a person of high integrity with a proven record of success in his or her field and have the ability to devote the time and effort necessary to fulfill his or her responsibilities to the Board and the Company. Each director must demonstrate familiarity with and respect for corporate governance requirements and sound corporate governance practices.
The committee reviews each candidate’s biographical information and assesses each candidate’s independence, skills, and expertise based on a variety of factors, including breadth of experience reflecting that the candidate will be able to make a meaningful contribution to the Board’s discussion of and decision-making regarding the array of complex issues facing the Company; understanding of the Company’s business environment; the possession of expertise that would complement the attributes of our existing directors; whether the candidate will

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	TABLE OF CONTENTS
appropriately balance the legitimate interests and concerns of all stockholders and other stakeholders in reaching decisions rather than advancing the interests of a particular constituency; and whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director. Application of these factors involves the exercise of judgment by the committee and the Board. The committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board of Directors, and members of senior management.
When recommending director nominees for election by stockholders, the Board and the corporate governance and nominating committee evaluate how the experience and skill set of each director nominee complements those of the other director nominees and sitting Board members to create a balanced Board with a variety of viewpoints and extensive expertise. Based on its assessment of each candidate’s independence, skills, and qualifications and assessment of the overall makeup of the Board as described above, the committee will make recommendations regarding potential director candidates to the Board. The Board believes each director candidate contributes to the Board’s overall effectiveness by providing a variety of perspectives from his or her personal and professional experiences and backgrounds. The Board has two women directors, Barbara L. Brasier and Ronna E. Romney, as well as Dr. Stephen H. Lockhart, who self-identifies as African-American.
In 2024 the corporate governance and nominating committee used the executive search firm of Russell Reynolds Associates, Inc. for purposes of identifying and evaluating potential director nominees, including with respect to the new director nominee, Mr. Grohowski.

Corporate Governance Guidelines
The Company’s Corporate Governance Guidelines embody many of our practices, policies, and procedures, which are the foundation of our commitment to sound corporate governance practices. The guidelines are reviewed annually and revised as necessary. The guidelines outline the responsibilities, operations, qualifications, and composition of the Board. The guidelines provide that a majority of the members of the Board shall be independent.
Board Committees
The guidelines require that all members of the Company’s audit, corporate governance and nominating, and compensation committees be independent. Committee members and chairs are appointed by the Board upon recommendation of the corporate governance and nominating committee. The Board and each committee have the power to hire and fire independent legal, financial, or other advisors, as they may deem necessary.
Board and Committee Meetings
Meetings of the independent directors are held as part of every regularly scheduled Board meeting and are presided over by the Chairman of the Board. Directors have full and free access to senior management and other employees of Molina Healthcare. Directors are expected to prepare for, attend, and participate in all Board meetings and meetings of the committees on which they serve, and to attend the annual meeting of stockholders. All of the directors then in office attended Molina Healthcare’s 2024 annual meeting.
Board Evaluation Process
The Board recognizes that a robust and constructive evaluation process is a critical component of good corporate governance and Board effectiveness. Through this process, directors provide feedback to assess Board and committee performance, including areas where the Board believes it is functioning effectively and areas where the Board believes it can improve. The corporate governance and nominating committee oversees the annual Board evaluation process focused on the performance of: (i) the Board, (ii) Board committees, and (iii) individual directors. As part of this process, the corporate governance and nominating committee establishes the procedures, which may vary from year to year, in advance of each year’s evaluation process, and which may also involve the engagement of an independent third party to conduct the Board evaluation. In addition, each committee conducts its own self-evaluation. The self-evaluation process is designed to elicit candid feedback regarding the areas where the Board and its committees could improve their effectiveness. In addition, the corporate governance and nominating committee regularly discusses Board composition and effectiveness.
Succession Planning
Reflecting the importance of succession planning, the Company’s Corporate Governance Guidelines provide that the Board in consultation with the chief executive officer shall analyze the current senior management, identify possible successors to management, and develop a succession plan. The succession plan includes policies and principles for chief executive officer selection and succession in the event of an emergency or the retirement of the chief executive officer.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
Director Continuing Education
New directors are provided with an orientation program to familiarize them with Molina Healthcare’s business, and its legal, compliance, and regulatory profile. New directors participate in introductory meetings with the Company’s executive management and are provided materials and presentations on the Company’s strategic plan and key business issues, policies, and practices. The Company makes available to the Board continuing education information, materials, and opportunities on a variety of topics at its expense. The Company also provides to the Board membership to the National Association of Corporate Directors (NACD). Such continuing education information, materials, and opportunities are intended to allow directors to develop a deeper understanding of relevant health care, governmental, and business issues facing the Company, and to assist them in keeping pace with developments in corporate governance and critical issues relating to the operations of public company Boards.
Compensation Committee Matters
The Board reviews the compensation committee’s periodic reports on the performance of Mr. Zubretsky, the Company’s current president and chief executive officer, in order to assess the effectiveness of his leadership of the Company. The Board also works with the compensation committee and the corporate governance and nominating committee with respect to matters of succession planning for the president and chief executive officer, the chief financial officer, and other senior executive officers of the Company.
Director Independence
The Board of Directors has determined that, except for Mr. Zubretsky (the Company’s president and chief executive officer), each of the directors of the Company and the director nominees has no material relationship with the Company that would interfere with the exercise of his or her independent judgment as a director, and is otherwise “independent” in accordance with the applicable listing requirements of the NYSE, the applicable Securities and Exchange Commission (“SEC”) rules, and the Company’s Corporate Governance Guidelines. In making that determination, the Board of Directors considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, social, and familial relationships, among others. In addition, a director will not be considered independent if Section 303A.02(b) of the NYSE Listed Company Manual (or any applicable successor listing standard) otherwise disqualifies such director from being considered independent. The independence of directors and the materiality of any business relationships delineated above is determined by the Board in its discretion. In assessing the influence of director tenure in the context of the evaluation of director independence, the Board believes that it is notable that the longer tenured members of the Board all voted to terminate the senior management of the Company in 2017, and that the duration of Mr. Zubretsky’s tenure is only seven years.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics governing all employees and directors of Molina Healthcare and its subsidiaries. A copy of the Code of Business Conduct and Ethics is available on our website at www.molinahealthcare.com. From the Molina home page, click on “About Molina,” then click on “Investor Information,” and then click on “Governance.” We intend to disclose amendments to, or waivers of, our Code of Business Conduct and Ethics, if any, on our website.
Insider Trading Policies and Procedures
The Board has adopted an Insider Trading Policy that governs the purchase, sale and/or other disposition of the Company’s securities and is applicable to all directors, officers and other employees of the Company. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as listing standards applicable to the Company. It is also our policy to comply with applicable insider trading laws and regulations with respect to transactions in our own securities. A copy of our Insider Trading Policy is attached as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 11, 2025.
Compliance Hotline
The Company encourages employees, consultants, vendors, and others to raise possible ethical issues, instances of potential fraud, or other issues of concern. The Company offers several channels by which employees and others may report ethical concerns or incidents, including, without limitation, concerns about accounting, internal controls, auditing matters, or HR matters. We provide a Compliance Hotline that is available 24 hours a day, seven days a week. Individuals may choose to remain anonymous while reporting any issues. We prohibit retaliatory action against any individual for raising legitimate concerns or questions regarding ethical matters or for reporting suspected violations.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	TABLE OF CONTENTS
Communications with the Board
Stockholders or other interested parties who wish to communicate with a member or members of the Board of Directors, including the non-management directors as a group, may do so by addressing their correspondence to the individual Board member or Board members, c/o Corporate Secretary, Molina Healthcare, Inc., 200 Oceangate, Suite 100, Long Beach, California 90802. The Board of Directors has approved a process pursuant to which the Corporate Secretary shall review and forward correspondence to the appropriate director or group of directors for response.
Board Leadership Structure
The roles of chairman of the Board and the chief executive officer are split, and the chairman is an independent director. Mr. Dale B. Wolf has been serving as the chairman of the Board since May 2017. Ms. Romney has been serving as the vice-chair of the Board since May 2017. The Board believes that the partnership between the chief executive officer and the chairman of the Board enables both executives to apply their strongest skills to charting a successful course for our business and continuing the sustained growth of our business. Mr. Zubretsky, as president and chief executive officer, is accountable for the Company’s strategic direction and operations, and Mr. Wolf, as chairman of the Board, focuses on Board leadership and governance-related matters.
The Board strongly supports having an independent director as the Board chairman. Having an independent chairman enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. We believe the non-executive chairman of the Board plays an important governance leadership role that enhances long-term stockholder value.
The authority and responsibilities of the chairman and the vice chair are detailed in the Company’s Corporate Governance Guidelines. The chairman shall preside at all meetings of the Board (including executive sessions) and of the stockholders, and serve as the liaison between the independent directors and the chief executive officer. In addition to any other responsibilities that the independent directors as a whole might designate from time to time, the chairman is also responsible for approving: (i) the quality, quantity, and timeliness of the information sent to the Board, and (ii) the meeting agenda, schedules, and materials for the Board. The chairman has the authority to call meetings of the independent directors and to set the agendas for such meetings. If requested by major stockholders of the Company, the chairman is responsible for ensuring that he or she is available, when appropriate, for consultation and direct communication in accordance with procedures developed by the Company and the chairman. Further, the chairman may perform such other duties, and exercise such powers, as prescribed in the bylaws of the Company or by the Board from time to time. The vice-chair of the Board assists the chairman in performing his or her duties and responsibilities, and performs such other duties as may be prescribed by the Board from time to time.
Involvement in Certain Legal Proceedings
There are no legal proceedings to which any director, officer, nominee, or principal stockholder, or any affiliate thereof, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.
Board’s Role in Risk Oversight
While management is responsible for designing and implementing the Company’s risk management process, controls, and oversight, the Board, both as a whole and through its committees, has overall responsibility for oversight of the Company’s risk management. The audit committee is responsible for discussing our policies with respect to risk assessment and risk management, as well as overseeing enterprise risk management, cybersecurity and data security risks, and the Company’s financial risk exposures and the manner in which such risks are being monitored and controlled. The compliance committee is responsible for overseeing significant risk areas related to compliance and quality. The compensation committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The corporate governance and nominating committee manages risks associated with the independence of the Board and with potential conflicts of interest. The finance committee manages risks associated with our capital structure, credit, liquidity and operations. The Board regularly receives reports from senior management with respect to the Company’s management of major risks, including efforts to identify, assess, manage, and mitigate risks that may affect the Company’s ability to execute on its corporate strategy and fulfill its business objectives. The Board’s role is to oversee this effort and to consult with management on the effectiveness of risk identification, measurement, monitoring and mitigation processes, and the adequacy of staffing and action plans, as needed. The Company has also instituted a management enterprise risk management committee to assess the risks of the Company. In addition, the compensation committee reviews compensation programs to ensure that they do not encourage unnecessary or excessive risk-taking. The compensation committee has concluded our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
Stock Ownership Guidelines for Directors
The Board believes that individual directors should own and hold a reasonable number of shares of common stock of the Company to further align the director’s interests and actions with those of the Company’s stockholders, and also to demonstrate confidence in the long-term prospects of the Company. We maintain stock ownership guidelines for directors which provide that the non-executive directors must hold shares of the Company’s common stock with a value of at least five (5) times the annual cash retainer for directors. The value of a director’s holdings is based on the average closing price of a share of the Company’s common stock for the previous calendar year. Shares that satisfy these guidelines may be those owned directly, through a trust, or by a spouse or children, and include shares purchased on the open market, vested or unvested shares of restricted stock, or exercised and retained option shares. Until a director’s stock ownership requirement is met, the director must retain at least 50% of all “net settled shares” received from the vesting, delivery, or exercise of equity awards granted under the Company’s equity award plans until the total value of all shares held equals or exceeds the director’s applicable ownership threshold. “Net settled shares” generally refers to those shares that remain after the payment of (i) the exercise price of stock options or purchase price of other awards, (ii) all applicable withholding taxes, and (iii) any applicable transaction costs. Non-employee directors must comply with the stock ownership guidelines within five (5) years of their election to the Board. Each non-employee director of the Company satisfied the applicable stock ownership guidelines as of December 31, 2024.
Governance Highlights

Independence
•Independent chairman.
•Other than Joseph M. Zubretsky, our president and chief executive officer, all of our directors are independent.
•All of our Board committees are composed exclusively of independent directors.

Executive Sessions	•The independent directors regularly meet without management.

Board Oversight of Risk Management
•While management is responsible for designing and implementing the Company’s risk management process, controls, and oversight, the Board, both as a whole and through its committees, has overall responsibility for oversight of the Company’s risk management.

Share Ownership Requirements
•Our non-executive directors must hold shares of the Company’s common stock with a value of at least five times the aggregate annual cash retainer amounts payable to such directors, within five years of joining the Board.
•Our chief executive officer must hold shares of the Company’s common stock with a value of at least five times his annual base salary.
•Our chief financial officer must hold shares of the Company’s common stock with a value of at least four times his annual base salary.
•Our other named executive officers must hold shares of the Company’s common stock with a value of at least two times their annual base salaries.

Board Structure
•Board members are elected to one-year terms at each annual meeting of stockholders.
•If a nominee for director who is an incumbent director is not elected and no successor has been elected at the annual meeting, that director will serve as a “holdover director” until a successor is qualified and elected, but such “holdover director” is required to tender his/her offer to resign promptly following certification of the election results. The Board will determine whether to accept or reject such resignation, or take other action.
•The Board established 12-year term limits for independent directors elected for the first time to the Board beginning with the Company’s 2020 annual meeting of stockholders.

Board Practices
•Our Board annually reviews its effectiveness as a group, with the results of the annual review being reported to the Board.
•Nomination criteria are adjusted as needed to ensure that our Board as a whole continues to reflect the appropriate mix of skills and experience reflected in our strategic plan.
•Our insider trading policy prohibits all directors, executive officers, and vice presidents of the Company or subsidiary executive officers from engaging in short sales, hedging transactions, and pledging of our common stock.

Accountability
•Directors must be elected by a majority of votes cast in uncontested elections.
•Bylaws provide for “proxy access,” subject to the following eligibility criteria: 3% ownership for 3 years, 20% of Board, and up to 20 stockholders being able to aggregate.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	TABLE OF CONTENTS
Corporate Responsibility
We have adopted and implemented programs with respect to social determinants of health, compliance and integrity, community contributions, and sustainability programs. The corporate governance and nominating committee of the board assists the board in fulfilling its oversight responsibilities with regard to environmental, health and safety, corporate social responsibility, corporate governance, sustainability, and other public policy matters relevant to the Company.
As a healthcare company whose membership consists largely of people receiving some form of government assistance, most of our corporate responsibility efforts are focused on providing or enhancing community-based healthcare services for those in need. We annually publish a Corporate Responsibility Report which provides information on our corporate responsibility practices and performance related to social initiatives, community contributions and health, workplace, governance, and the environment. Our 2024 Corporate Responsibility and Sustainability Report is posted on our website at https://investors.molinahealthcare.com/corporate-governance/corporate-responsibility-reports-and-resources. The contents of our website, including our 2024 Corporate Responsibility and Sustainability Report, are not incorporated by reference in this proxy statement.

20 | Molina Healthcare, Inc. 2025 Proxy Statement

Information About the Board and its Committees
Meetings of Non-Management Directors
It is the customary practice of the Company’s independent directors to meet in one or more executive sessions without any management directors in attendance each time the full Board convenes for a regularly scheduled in-person Board meeting, which is usually four times each year, and, if the Board convenes a special meeting, the independent directors may meet in executive session if the circumstances warrant. The chairman of the Board presides at each executive session of the independent directors.
Committees of the Board of Directors
The five standing committees of the Board of Directors are: (i) the audit committee; (ii) the compensation committee; (iii) the corporate governance and nominating committee; (iv) the compliance and quality committee; and (v) the finance committee, each being composed of the individuals indicated below. On an annual basis, the Board evaluates the structure of its committees, and in the future may make changes to the director composition of its committees, and the scope and mandate of its non-required committees.

	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee	Compliance & Quality Committee	Finance Committee

Daniel Cooperman
Richard M. Schapiro	●
Ronna E. Romney		●
Dale B. Wolf			●		●
Barbara K, Brasier	●	●
Steven J. Orlando			●		●
Richard C. Zoretic	●			●
Dr. Stephen Lockhart				●

●	Member	Chairperson	Chairman of the Board	Financial Expert	Vice-Chair of the Board

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INFORMATION ABOUT THE BOARD AND ITS COMMITTEES	TABLE OF CONTENTS

Audit Committee
The audit committee performs a number of functions, including:
•meeting with the independent auditors and management to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope, and terms of their work, and the recommendations of the independent auditors concerning the financial practices, controls, procedures, and policies employed by the Company,
•reviewing the adequacy of the Company’s internal system of accounting controls,
•if necessary, resolving disagreements between management and the independent auditors regarding financial reporting,
•selecting, evaluating, and, when appropriate, replacing the independent auditors,
•reviewing and approving fees to be paid to the independent auditors, including reviewing and approving all permitted non-audit services to be performed by the independent auditors,
•handling any complaints or inquiries received by the Company regarding accounting, internal accounting controls, or auditing matters,
•assisting with the Board’s oversight of privacy, data security, and cybersecurity matters, including overseeing the Company’s activities related to cybersecurity risks, and in such respect reviewing and discussing with management (i) such risks and the potential impact of those exposures on the Company’s business, operations, and reputation, (ii) the steps management has taken to monitor and mitigate such exposures, (iii) the Company’s information governance policies and programs, and (iv) major legislative and regulatory developments that could materially impact the Company’s exposure regarding privacy, data security risk, and cybersecurity.
•fulfilling the other responsibilities set out in its charter, as adopted by the Board.
The report of the audit committee required by the rules of the SEC is included in this proxy statement.

MEMBERS: Mr. Orlando (Chair) Ms. Brasier Mr. Schapiro Mr. Zoretic

The Board has determined that each of Mr. Orlando and Ms. Brasier qualify as an “audit committee financial expert” as defined by the SEC. The other two members, Messrs. Schapiro and Zoretic are financially literate.
In addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each member of the audit committee is independent within the meaning of the corporate governance rules of the NYSE.
The Audit Committee Charter is available for viewing in the “Investor Information” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Governance.”

22 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Compensation Committee
The compensation committee performs a number of functions, including:
•determining the compensation for Mr. Zubretsky, our president and chief executive officer, and also approving the compensation Mr. Zubretsky recommends for the other executive officers,
•reviewing and discussing with management the Compensation Discussion and Analysis, and, based on such review and discussion, recommending to the Board that the Compensation Discussion and Analysis be included in Molina Healthcare’s proxy statement,
•conducting periodic risk assessments and making recommendations to the Board regarding the Company’s incentive compensation and stock-based plans and programs,
•administering Molina Healthcare’s 2019 Equity Incentive Plan, and if approved by the stockholders, Molina Healthcare’s 2025 Equity Incentive Plan,
•make recommendations to the board regarding outside director compensation,
•perform annual self-evaluation; and
•review/approve clawback policies and/or stock ownership guideline.

MEMBERS: Mr. Wolf (Chair) Ms. Brasier Ms. Romney

The Board has determined that, in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the compensation committee is independent according to the corporate governance rules of the NYSE. In addition, each of the members of the committee is a “non-employee director” as defined in Section 16 of the Securities Exchange Act of 1934, as amended.
The Compensation Committee Charter is available for viewing in the “Investor Information” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Governance.”

Each committee has the authority to retain special consultants or experts to advise the committee, as the committee may deem appropriate or necessary in its sole discretion. In May 2024, the compensation committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its advisor. FW Cook provides the committee with advice on the Company’s compensation programs for senior management and outside directors, including relevant comparative data on pay levels and structures.

Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee performs a number of functions, including:
•developing director criteria, identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders,
•developing and overseeing the Company’s corporate governance processes, including overseeing the evaluation of the Board,
•making recommendations to the Board regarding its size and composition, as well as director appointments to committees of the Board and/or committee chair positions,
•reviewing potential conflicts of interest involving directors or Section 16 officers,
•reviewing related person transactions under the Company’s Policy and Procedures with Respect to Related Person Transactions,
•assisting the Board in fulfilling its oversight responsibilities with regard to environmental, health and safety, corporate social responsibility, corporate governance, sustainability, and other public policy matters relevant to the Company, and
•reviewing Molina Healthcare’s Code of Business Conduct and Ethics and other internal policies to help ensure that the principles contained in the Code of Business Conduct and Ethics are being incorporated into Molina Healthcare’s culture and business practices.

MEMBERS: Ms. Romney (Chair) Mr. Orlando Mr. Wolf

All members of the corporate governance and nominating committee are “independent” under the NYSE listing standards and the Company’s Corporate Governance Guidelines. The Corporate Governance and Nominating Committee Charter is available for viewing in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Corporate Governance.”

Molina Healthcare, Inc. 2025 Proxy Statement | 23

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES	TABLE OF CONTENTS

Compliance and Quality Committee
The compliance and quality committee performs a number of functions, including:
•together with the audit committee, assisting the Board in its oversight of the Company’s compliance with applicable legal, regulatory, and quality requirements,
•reviewing major compliance matters in coordination with the audit committee, including the overall state of compliance, significant legal or regulatory compliance exposures, and material reports or inquiries from regulators,
•overseeing the Company’s compliance and quality programs, and
•assisting the Board in the general oversight of the Company’s quality-related activities, policies, and practices that relate to promoting member health, providing access to cost-effective quality health care, and advancing safety and efficacy for members.

MEMBERS: Mr. Cooperman (Chair) Dr. Lockhart Mr. Zoretic

The Compliance and Quality Committee Charter is available for viewing in the “Investor Information” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Governance.”

Finance Committee
The finance committee performs a number of functions, including:
•assisting the Board in fulfilling its responsibilities to monitor and oversee the Company’s financial affairs with respect to the Company’s capital structure, investments, and transactions, as well as capital and financing plans, policies, and requirements, and
•evaluating and approving certain financial proposals, plans, strategies, transactions, and other initiatives as requested by the Board or the Company’s management.

MEMBERS: Mr. Schapiro (Chair) Mr. Orlando Mr. Wolf

The Finance Committee’s Charter is available for viewing in the “Investor Information” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Governance.”
Meetings of the Board of Directors and Committees
During 2024, the Board of Directors met ten (10) times, the audit committee met nine (9) times, the corporate governance and nominating committee met three (3) times, the compensation committee met seven (7) times, the compliance and quality committee met three (3) times, and the finance committee met eight (8) times.
We do not maintain a formal policy regarding director attendance at our annual meeting of stockholders; however, it is expected that absent compelling circumstances, directors will attend. Each nominee for director at the 2024 annual meeting of stockholders and each director in office as of the 2024 annual meeting of stockholders attended such meeting held on May 1, 2024. Each current director attended at least 75% of the total meetings of the Board and each committee on which he or she served in 2024.

24 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
Non-Employee Director Compensation
2024 Director Compensation
The compensation committee makes recommendations to the Board with respect to the compensation level of directors, and the Board determines the directors’ compensation. During 2024, the Company paid the non-employee directors the following cash compensation:

Non-Executive Director Fees	Non-executive directors received an annual cash retainer in the amount of $125,000.

Non-Executive Chairman of the Board Fees	The non-executive chairman of the Board received an additional annual cash fee of $175,000, which was increased by $80,000 per year to $255,000, effective as of the fourth quarter of 2024.

Vice Chair of the Board Fees	The vice-chair of the Board received an additional annual cash fee of $30,000.

Audit Committee Fees	The chairperson of the audit committee received an additional annual cash fee of $32,500, and each member received an additional annual cash fee of $15,000.

Compensation Committee Fees	The chairperson of the compensation committee received an additional annual cash fee of $22,500, and each member received an additional annual cash fee of $12,500.

Corporate Governance and Nominating Committee Fees	The chairperson of the corporate governance and nominating committee received an additional annual cash fee of $22,500, and each member received an additional annual cash fee of $12,500.

Compliance and Quality Committee Fees	The chairperson of the compliance and quality committee received an additional annual cash fee of $22,500, and each member received an additional annual cash fee of $12,500.

Finance Committee Fees	The chairperson of the finance committee received $22,500, and each member of the finance committee received an additional annual cash fee of $15,000.

The Company also reimburses its Board members for travel, food, and lodging expenses incurred in attending Board and committee meetings or performing other services for the Company in their capacities as directors. The Company also compensates its non-employee Board members $1,000 per diem for non-ordinary course Board and committee activity, excluding any educational events.
Directors who are employees of the Company or its subsidiaries do not receive any compensation for their services as directors. Joseph M. Zubretsky, president and chief executive officer, is also a member of the Board.
In addition, to link the financial interests of the non-employee directors to the interests of the stockholders, encourage support of the Company’s long-term goals, and align director compensation to the Company’s performance, each non-employee director is granted an equity award with a total value of $220,000 for 2024-2025. One quarter of that amount, or $55,000 of restricted stock, was granted on the first day of each quarter based on the closing price of the Company’s stock on the grant date and vested immediately. Such equity awards may be rounded up or down to account for fractional shares in the computation.

Molina Healthcare, Inc. 2025 Proxy Statement | 25

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES	TABLE OF CONTENTS
2024 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Stephen H. Lockhart	137,500	219,864	—	—	—	—	357,364
Daniel Cooperman	147,500	219,864	—	—	—	—	367,364
Richard M. Schapiro	162,500	219,864	—	—	—	—	382,364
Ronna E. Romney	190,000	219,864	—	—	—	—	409,864
Dale B. Wolf	370,000	219,864	—	—	—	—	589,864
Barbara L. Brasier	152,500	219,864	—	—	—	—	372,364
Steven J. Orlando	185,000	219,864	—	—	—	—	404,864
Richard C. Zoretic	152,500	219,864	—	—	—	—	372,364
(1)The amounts reported as Stock Awards reflect the grant date fair value of restricted stock awards granted under the Company’s 2019 Equity Incentive Plan, in accordance with Accounting Standards Codification Topic 718, “Compensation - Stock Compensation.” The non-employee directors’ compensation program described above provides for an annual equity award valued at $220,000 for each director, or $55,000 per quarter.
The amounts shown represent the aggregate grant date fair value of the awards, using the closing price of our common stock on January 1, 2024 of $361.31, April 1, 2024 of $404.20, July 1, 2024 of $292.16, and October 1, 2024 of $341.91. In the event that the grant date falls on a weekend or market holiday, the closing price on the most recent trading day is used in calculating the number of shares awarded. None of our non-employee directors held any stock options or unvested stock awards as of December 31, 2024.

26 | Molina Healthcare, Inc. 2025 Proxy Statement

Information About the Executive Officers of the Company
The following persons are our executive officers as of the date of this proxy statement. One of our directors, Mr. Joseph M. Zubretsky, is also our chief executive officer. See page 11 above for a description of Mr. Zubretsky’s business experience and biographical information. Executive officers are appointed annually by the Board, subject to the terms of their employment agreements. Only Mr. Zubretsky and Mr. Barlow are parties to employment agreements with the Company.
Mr. Mark L. Keim, 59, has served as our chief financial officer since February 2021. Mr. Keim has experience in the managed care and financial services fields. Prior to joining the Company in January 2018 as Executive Vice President of Strategic Planning, Corporate Development and Transformation, he served as executive vice president of corporate development and strategy for The Hanover Insurance Group from 2016 to 2018. From 2014 to 2016, Mr. Keim was co-founder and chief financial officer of HealthReveal. Prior to that, from 2008 to 2014, Mr. Keim spent six years with Aetna where he led major strategic initiatives. Before Aetna, from 1999 to 2008 he was senior vice president of strategy and business development at GE Capital. Mr. Keim earned his Bachelor’s degree from Lehigh University and a Master of Business Administration degree from the Tuck School of Business at Dartmouth College.
Mr. James E. Woys, 66, has served as our chief operating officer since May 2023, and prior to that he served as our executive vice president of health plan services since May 2018. Mr. Woys oversees the overall healthcare operations of the enterprise and the enterprise’s health plan support functions such as information technology, claims processing, payment integrity, and contact centers, as well as the Company’s pharmacy operation, national network operations and a variety of clinical-oriented services such as quality, risk adjustment, and ancillary services. Mr. Woys has more than 40 years of health care experience. Mr. Woys previously spent 30 years at Health Net, Inc. from 1986 until 2016, where he served as executive vice president, chief financial officer, and chief operating officer, and managed general and administrative expenses across the Medicare, Medicaid, Commercial and Department of Defense and Department of Veterans Affairs operating segments. Mr. Woys also served as Health Net’s president of government and specialty services. Mr. Woys earned his Bachelor’s degree from Arizona State University and his Master of Business Administration degree from Golden Gate University.
Mr. Jeff D. Barlow, 62, has served as our chief legal officer and secretary since 2010. Prior to that, Mr. Barlow had served as vice president, assistant corporate secretary, and associate general counsel of Molina Healthcare since 2004. As chief legal officer, Mr. Barlow is responsible for setting the overall legal strategy for the Company and its subsidiaries, and for providing legal counsel to senior management and the Board of Directors. Mr. Barlow has over 35 years of legal experience, including counseling clients regarding federal securities laws, corporate governance, mergers and acquisitions, and litigation. Mr. Barlow graduated from the University of Utah with a Bachelor of Arts degree in 1987 with a minor in Latin. Additionally, Mr. Barlow received his Juris Doctorate degree, cum laude, from the University of Pittsburgh School of Law in 1990, and his Master of Public Health degree from the University of California, Berkeley in 1995.
Ms. Debra J. Bacon, 58, has served as our executive vice president, Medicaid since October 2023, and was appointed by the Board as an executive officer in January 2024. Ms. Bacon oversees the overall Medicaid operations of the enterprise. Ms. Bacon joined Molina in 2021, and previously served as executive vice president, Medicare and Marketplace from April 2023 to October 2023, and as senior vice president, Marketplace from November 2021 to April 2023. Ms. Bacon has extensive experience providing strategic, operational, and financial leadership of managed care teams and programs. Prior to joining Molina, Ms. Bacon spent fourteen years at CVS/Aetna Medicaid, from 2007 to 2021, where she held various executive management positions, including as vice president, Medicaid chief operating officer from 2020 to 2021, regional vice president from 2018 to 2020, vice president, Medicaid chief financial officer from 2014 to 2018, and executive director, regional chief financial officer from 2007 to 2014. Ms. Bacon earned her Bachelor of Science degree in Business Administration, with emphasis in Accounting, and a Master’s degree in Accountancy from the University of Nebraska – Lincoln.
Mr. Maurice S. Hebert, 62, has served as our chief accounting officer since September 2018 and was designated as our principal accounting officer for purposes of the Securities Exchange Act of 1934, as amended, effective as of February 19, 2019. He joined the Company from Tufts Health Plan, where he served as senior vice president of finance from 2016 to 2018. Prior to that, Mr. Hebert served as chief accounting officer at WellCare Health Plans from 2010 to 2016. Mr. Hebert holds a Bachelor of Science in Accounting and Business Administration from Louisiana State University.

Molina Healthcare, Inc. 2025 Proxy Statement | 27

Related Person Transactions
The Board has adopted a written policy regarding the review, approval, and monitoring of transactions involving the Company and related persons (directors, director nominees, executive officers, beneficial holders of greater than 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons). Under this policy, the Company will enter into or ratify a transaction with a related person only when the Board of Directors or the corporate governance and nominating committee, as applicable, determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders. On an annual basis, each director and executive officer must complete a Director & Officer Questionnaire that elicits information about various relationships. Directors and executive officers are expected to notify the Legal Affairs Department of any updates to the information provided in the questionnaire.
Related person transactions that are identified as such prior to the consummation or amendment are consummated or amended only if (i) with respect to transactions involving executive officers of the Company, the corporate governance and nominating committee approves or ratifies such transaction in accordance with the policy, and (ii) with respect to transactions involving directors of the Company, the full Board approves or ratifies such transaction in accordance with the policy. At least annually the corporate governance and nominating committee reviews any previously approved or ratified related person transactions. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Board or the committee as appropriate determines if it is in the best interests of the Company and its stockholders to continue, modify, or terminate the related person transaction.
During 2024, the Company did not have any related person transactions, except with respect to Ronna E. Romney, whose son, George Romney, is employed by the Company with an annual base salary of approximately $153,000 and he received a 2024 annual short-term incentive cash bonus of $39,589. Pursuant to the Company’s related person transaction policy, a related person transaction includes an arrangement between the Company and a related person which the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year. As such, Mr. Romney’s employment with the Company is deemed a related person transaction. The Board evaluated and ratified such transaction pursuant to the policy.

28 | Molina Healthcare, Inc. 2025 Proxy Statement

PROPOSAL TWO Advisory Vote to Approve the Compensation of our Named Executive Officers

Consistent with the vote of stockholders at our 2023 annual meeting, our Board determined that the stockholder advisory vote to approve the Company's executive compensation (commonly referred to as "say-on-pay") would occur every year. At our 2024 annual meeting, our stockholders approved, on an advisory basis, the Company’s executive compensation for 2023. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are again holding an advisory vote to approve the Company’s executive compensation for 2024 as described in this proxy statement. We expect that the next say-on-pay vote after the Annual Meeting will be held at our 2026 annual meeting of stockholders.
You are voting on a proposal which gives our stockholders the opportunity to endorse or not endorse our named executive officer pay program and policies through the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers for 2024, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”
We urge you to consider the various factors regarding compensation matters as discussed in the Compensation Discussion and Analysis section of this proxy statement.
As discussed at length in the CD&A, we believe that our executive compensation program is reasonable, competitive, and strongly focused on pay-for-performance principles. We emphasize compensation opportunities that reward our executives for the Company’s financial and strategic achievements, as well as their individual performance achievements. The compensation of our named executive officers varies depending upon the achievement of pre-established performance goals, both corporate and individual. Through stock ownership requirements and equity incentives, we also align the interests of our executives with those of our stockholders and the long-term interests of the Company. Our executive compensation policies have enabled us to attract and retain talented and experienced senior executives. We believe that the compensation program for our named executive officers is appropriate and aligned with the Company’s financial results and position for growth in future years.
Because your vote is advisory, it will not be binding upon the Board of Directors. However, our Board of Directors values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements as it deems appropriate.

The Board of Directors recommends a vote “FOR” the proposal to approve, on a non-binding, advisory basis, the resolution approving the compensation of our named executive officers as described in this proxy statement.

Molina Healthcare, Inc. 2025 Proxy Statement | 29

Executive Compensation
Compensation Discussion and Analysis
Executive Summary - Why Vote “FOR” Our Say-On-Pay Proposal?
Before you vote on Proposal 2 – Advisory Vote to Approve the Compensation of our Named Executive Officers – the compensation committee encourages you to review this Executive Summary, as well as the additional detail provided in the Compensation Discussion and Analysis, compensation tables, and narrative of this proxy statement.
The Company’s executive compensation program is designed to reflect pay-for-performance, with a focus on long-term performance in alignment with the Company’s long-term strategic business interests and stockholders’ interests. The compensation committee annually reviews the design of the executive compensation program, and continues to support its design for 2024.
Achievement of 2024 Pay-for-Performance Metrics and Goals
2024 was a very successful year for the Company. Management delivered strong financial performance as well as strong operating performance. With regard to our principal financial metric of adjusted net income per share (see reconciliation below in section titled “Annual Short-Term Performance-Based Cash Bonus Awards”), we achieved net income and adjusted net income in 2024 of $1,179 million and $1,308 million, respectively. Adjusted net income increased 8% over 2023 performance. We also improved our operating metrics and continued to achieve both inorganic and organic growth. We generated premium revenue of $38.6 billion, an increase of 19% over 2023, reflecting the impact of acquisitions and new request for proposal (RFP) wins, partially offset by Medicaid state procurements in 2024, and the Bright Health Medicare and ConnectiCare acquisitions that we closed on January 1, 2024, and February 1, 2025, respectively. Collectively, newly reported RFP successes and acquisitions in 2024 represent nearly $7 billion of incremental annual premium revenue, which will be partially realized in 2025, is expected to be mostly realized in 2026 and is expected to be fully realized in 2027 and 2028. For a summary of our management’s several accomplishments in 2024, please see “About Molina Healthcare - Key Developments” on the introduction to this proxy statement.
Executive Pay is Aligned with Company Performance and Stockholders’ Interests
•The Company adheres to a rigorous pay-for-performance philosophy, which is reflected in its short-term and long-term executive compensation programs.
•We maintain a simplified compensation program, with only a few performance metrics, all of which are closely aligned with our stockholders’ interests.
•The Company’s 2024 annual short-term performance-based cash bonus program combined both financial performance and individual performance elements, with 70% of the program based on a 2024 adjusted net income per diluted share measure, and 30% of the program based on an assessment of individual performance pursuant to the compensation committee’s discretion. As reported in the Company’s February 7, 2024 release, the Company issued its full year 2024 earnings guidance of adjusted net income of at least $23.50 per diluted share. The compensation committee set the threshold, target, and maximum payout levels for the Company’s 2024 short-term incentive cash bonus program in reference to this initial 2024 earnings guidance of $23.50 per diluted share, representing a 2024 adjusted net income of $1,366 million. In fiscal year 2024, the Company achieved adjusted net income per diluted share of $22.65, representing a 2024 adjusted net income of $1,308 million, falling short of the Company’s initial 2024 earnings guidance. The NEOs achieved many of the goals and objectives established in February 2024 with regard to the individual performance component of the Company’s 2024 short-term incentive cash bonus program. Based on the Company’s financial results, as well as the Company’s achievement of most of its 2024 goals and objectives, the compensation committee approved a total payout factor for the 2024 short-term incentive bonus program to the named executive officers at 105% of target.
•With regard to long-term equity-based incentive compensation, in 2024 60% of the annual awards to the NEOs, were granted in the form of performance stock units based on achievement of a single Company financial metric consisting of the cumulative adjusted earnings per share for the three fiscal years of 2024, 2025, and 2026, which if earned would be payable at the respective performance levels on March 1, 2027, and 40% of the awards for the NEOs, were based on time vesting in equal one-third increments over three years from the grant date.
•As result of sustained strong financial performance in 2022, 2023, and 2024, the Company achieved three-year average adjusted earnings per share at the 149% vesting level for the 2022 PSUs (representing achievement for 2022 at the 178% level, achievement for 2023 and 2024 at the 134% level).
•At our 2024 annual stockholders’ meeting, we received approval by our stockholders on our say-on-pay proposal, with 93% of shares voting (excluding broker non-votes) to approve our say-on-pay proposal.

30 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
•In the latter part of 2024, to incentivize both their retention and the achievement of the Company’s aggressive annual growth targets, Joseph Zubretsky and Mark Keim were each granted a one-time performance-based stock award that is subject to the achievement of a fiscal year 2027 adjusted EPS target of at least $36, representing a cumulative annual growth rate in excess of 15% from the date of grant, as well as continued employment through December 31, 2027. Mr. Zubretsky was awarded 146,184 target number of PSUs, and Mr. Keim was awarded 53,074 target number of PSUs. In 2024 and 2025, we have engaged with many of our institutional investors and discussed these grants. See below in “Stockholder Engagement.”
Compensation Best Practices

✓	What We Do

✓	Align pay and performance.
✓	Base majority of pay on business performance; such pay is not guaranteed.
✓	Engage in rigorous target-setting process for incentive metrics, and set rigorous performance metrics which tie into both annual short-term performance-based cash bonus awards and long-term equity-based compensation awards.
✓	Maintain stock ownership guidelines for executive officers (and directors).
✓	Provide for “double trigger” change-in-control provisions in existing employment agreements and change of control severance plan.
✓	Have an incentive compensation clawback policy.
✓	Enforce restrictions on “pledges” of shares of Company stock by executive officers and directors.
✓	Restrict hedging transactions by executive officers and directors.
✓	Engage an independent compensation consultant.
✓	Provide limited perquisites.
✓	Provide for director equity award limits in our equity incentive plan.

✗	What We Do Not Do

✗	Do not provide guaranteed bonuses.
✗	Do not provide excise tax gross-ups.
✗	Do not grant discounted stock options.
✗	Do not permit repricing of stock options without stockholder approval.
✗	No payment of above market interest on deferred compensation.
✗	No pledging of a significant amount of Company securities.
✗	No current payment of dividends/dividend equivalents on unvested equity awards.

Molina Healthcare, Inc. 2025 Proxy Statement | 31

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
CD&A Overview
This Compensation Discussion and Analysis (“CD&A”) describes and explains the elements of the compensation paid to our named executive officers for 2024. In addition, this CD&A describes the objectives of the Company’s executive compensation programs, including what each program is designed to reward, and why the Company chose to pay or not to pay a particular compensation element.
The compensation committee of the Board of Directors has primary responsibility for overseeing and reviewing the design and structure of the Company’s compensation programs. The compensation committee is directly responsible for evaluating the performance of, and determining the compensation paid to, our chief executive officer. The compensation committee also reviews and approves the compensation paid to our other named executive officers as recommended by the chief executive officer, taking into consideration: (a) pre-established performance goals and objectives, (b) the Company’s performance, (c) strategic leadership in furtherance of the Company’s long term strategies, (d) market comparables of an appropriate peer group, and (e) the Company’s overall compensation philosophy.
This CD&A is focused on the compensation paid for 2024 to our following current and former executives officers, collectively referred to as our “named executive officers” or “NEOs” in 2024.
•Joseph M. Zubretsky, president and chief executive officer;
•Mark L. Keim, chief financial officer;
•James E. Woys, chief operating officer;
•Jeff D. Barlow, chief legal officer and secretary; and
•Debra J. Bacon, executive vice president, Medicaid.
In 2024, and in consideration of favorable say-on-pay vote outcomes, we maintained the same general compensation program structure as originally established in 2018. The compensation program is based on target total compensation opportunities for our executives within a reasonable range of the median relative to peer executives, with actual compensation set below median when performance is below target, at median for median performance, and above median when warranted by strong performance (see “The Company’s Compensation Philosophy” below).
In late 2024, in response to direct stockholder inquiries regarding the age of Mr. Zubretsky and the expected duration of his remaining tenure, the Company made a special one-time off-cycle award designed to incentivize Mr. Zubretsky to remain as our chief executive officer through at least December 31, 2027, and also to achieve our aggressive growth target of $36 of adjusted EPS in fiscal year 2027, representing a cumulative annual growth rate in excess of 15%. The Company also made a similar but smaller award to Mr. Keim, subject to the same vesting provisions and conditions. See below in “Stockholder Engagement” and “Non-Recurring Compensation-Performance-Based One-Time Retention Grants to Messrs. Zubretsky and Keim.”
Results of the May 2024 “Say-On-Pay” Vote
At our 2023 annual stockholders’ meeting, the Company’s stockholders approved an annual advisory “say-on-pay” proposal. The compensation committee monitors the results of the Company’s annual advisory “say-on-pay” proposal and considers such results as one of many factors in connection with the discharge of its responsibilities. At our 2024 annual stockholders’ meeting, we received approval by the stockholders on our say-on-pay proposal, with 93% of the votes cast in approving our say-on-pay proposal (excluding broker non-votes) with regard to fiscal year 2023 executive compensation.
The Company adheres to a rigorous pay-for-performance philosophy. Based on stockholders’ feedback from our outreach and the support reflected by past advisory votes on say-on-pay proposals, the compensation committee determined to maintain its compensation philosophy unchanged for 2024, with performance metrics which closely align with stockholders’ interests.
The compensation committee will continue to take into consideration the outcome of the Company’s say-on-pay proposals, as well as stockholder feedback received through the course of outreach to stockholders, when making future compensation decisions for the NEOs. Further, the Company will continue to focus on aligning executive pay with building stockholder value and achievement of short-term and long-term financial and strategic objectives.
Stockholder Engagement
The Company’s Investor Relations group frequently engages with our stockholders, along with the participation of our chief executive officer, Mr. Zubretsky, and our chief financial officer, Mr. Keim, to discuss the company’s financial performance and the health care industry. In addition, from time to time during the year our chief legal officer & corporate secretary participates in off-season engagements with stockholders, with involvement from our Vice President, Investor Relations, and also with other members of management and the Board of

32 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Directors as appropriate, including Dale Wolf, our Independent Chairman and the Chairman of our Compensation Committee. These engagements play an important role in informing our corporate governance practices, executive compensation program, and corporate responsibilities initiatives and reporting, among other topics. In 2024 and 2025, we contacted stockholders representing approximately 74% of outstanding shares, and held discussions with all of the investors who desired to engage with us, such investors representing approximately 20% of our outstanding shares.
Compensation Committee Decision-Making Process

Role of the Compensation Committee
The compensation committee annually evaluates the chief executive officer’s performance, and makes preliminary determinations about his base salary, annual short-term performance-based cash bonus award, and long-term equity-based compensation award. The compensation committee, in addition to providing feedback to the chief executive officer, discusses its compensation recommendations with the full Board, and then the compensation committee approves the final compensation decisions.

Role of the Chief Executive Officer
For other NEOs, the chief executive officer considers their performance and makes individual recommendations to the compensation committee on base salary, annual short-term performance-based cash bonus awards, and long-term equity-based compensation awards. The compensation committee reviews and discusses such recommendations, makes any modifications it deems appropriate, and then determines and approves the compensation for the other NEOs.

Compensation Committee Resources
The compensation committee retained an independent compensation consultant to help evaluate a number of factors, including competitive market information, and to provide other resources and tools for the committee to evaluate and quantify each of the compensation elements for the NEOs. In addition, members of the compensation committee avail themselves of educational resources that are directly related to Board and compensation committee matters so they can stay current on critical and topical compensation trends and practices.

When does the Compensation Committee make decisions regarding short-term and long-term incentives?
We engage in a robust annual executive compensation decision-making process, as part of which we review and determine the executive compensation for our NEOs. When evaluating pay reported in the 2024 Summary Compensation Table against the Company’s performance, it is important to consider the timing of compensation decisions and which performance period informs each of the short-term and long-term incentive awards.
•The bonus opportunities and metrics for the 2024 annual short-term performance-based cash bonus awards were approved in February 2024 based on the Company’s 2024 earnings guidance, but the actual payouts of such 2024 awards were determined in February 2025 based on evaluation of actual performance achievement over the course of the 2024 fiscal year against the previously established metrics consisting of the Company’s financial performance and the executives’ individual performance; and
•Long-term incentive awards reported for 2024 in the 2024 Summary Compensation Table were granted in March 2024, with 60% of such awards granted to each of the NEOs in the form of performance-vesting restricted stock units (“PSU”), subject to vesting based on Company long-term performance (specifically, the cumulative adjusted earnings per share for the fiscal years of 2024, 2025, and 2026), and the remaining 40% of such awards granted to each of the NEOs granted in the form of time-vesting restricted stock awards, subject to vesting in equal one-third increments over three years from the grant date.
•In late 2024, in response to direct stockholder inquiries regarding the age of Mr. Zubretsky and the expected duration of his remaining tenure, the Company made a special one-time off-cycle award designed to incentivize Mr. Zubretsky to remain as our chief executive officer through at least December 31, 2027, and also to achieve our aggressive growth targets. The Company also made a similar but smaller award to Mr. Keim, subject to the same vesting provisions and conditions. See above in “Stockholder Engagement” and below in “Non-Recurring Compensation-Performance-Based One-Time Retention Grants to Messrs. Zubretsky and Keim.”

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
The table below describes the schedule and progression of events considered by the compensation committee throughout the annual compensation cycle for determining the 2024 executive compensation for our NEOs, which commenced in 2023 and was finalized in early 2024:

April to June	July to September	October to December	January to March

•Review and evaluate stockholders vote on say-on-pay.
•Perform first quarterly review (such reviews are also completed in each subsequent quarter) of the Company’s performance. Such review provides transparency to the NEOs as to the likelihood of award achievement and provides assurance to the Board that the metrics were sufficiently rigorous.

•Evaluate and determine peer group to be used for compensation decisions for the NEOs for upcoming year.
•Review program design and align on changes to support the business strategy for the upcoming year.
•Review compensation programs and pay opportunities for the NEOs against the established peer group.
•Full Board reviews and approves the business plan and financial forecast for the coming year.
•Evaluate prior year Company performance, individual performance of the NEOs, and determine current year compensation for NEOs and CEO goals and objectives for current year.
•After the Board has approved the Company's business plan and financial forecast for the coming year, hold a dedicated meeting for rigorous target-setting of performance metrics for the current year and target-setting for long-term performance metrics.

The Company’s Compensation Philosophy
Compensation Philosophy
The Company endeavors to pay its management team competitively within the marketplace in a manner that would ensure personnel are properly motivated to increase profitability and stockholder value. To that end, consistent with our overarching pay-for-performance philosophy, we are targeting total compensation opportunities for the Company’s executives within a reasonable range of the median relative to peer executives, with actual compensation set below median when performance is below target, at median for median performance, and above median when warranted by strong performance.
Our strategy in setting the 2024 executive compensation was to pay our NEOs base salaries at competitive market rates as determined by peer group comparisons, and to denominate the majority of NEOs’ target total compensation opportunities in both short-term and long-term incentive awards that can ultimately be earned based on both Company financial performance and the compensation committee’s assessment of each NEO’s individual performance. For the purposes of the annual short-term performance-based cash bonus awards, the compensation committee focused on the single-year achievement of adjusted net income per diluted share, which constituted 70% of the short-term cash incentive opportunity, as well as the achievement, in accordance with the discretion of the compensation committee, of a variety of strategic individual performance factors closely aligned with the chief executive officer’s 2024 goals and objectives, which constituted 30% of the short-term cash incentive opportunity. With respect to the 2024 long-term equity incentive program, performance is based on the Company’s cumulative three-year average adjusted earnings per share for the fiscal years 2024, 2025, and 2026. The compensation committee continues to assess external factors that are difficult to plan for in a rapidly changing environment, including, without limitation, rising interest rates and inflation, on the Company’s results and its executive compensation programs, and to consider appropriate adjustments to such programs.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Elements of Compensation

CEO	Other NEOs	Description

Base Salary

Fixed cash compensation based on the market-competitive value of the skills and knowledge required for each position. Reviewed and adjusted as appropriate to maintain market competitiveness. No automatic or guaranteed increases.

Annual Incentives

Designed to reward annual results. Annual cash incentive was based 70% on Company financial metric of adjusted net income per diluted share achievement, and 30% on the compensation committee’s evaluation of individual performance.

Long Term Incentives

Forward-looking equity awards intended to motivate and reward potential to drive future growth and align the interests of employees and stockholders. Grants in 2024 were awarded in the form of PSUs which are eligible to vest based on the Company's cumulative adjusted earnings per share for the fiscal years 2024, 2025, and 2026 (which comprised 60% of the award value granted to each of the NEOs), and in the form of time-vesting restricted stock awards that vest in equal installments on each of the first three anniversaries of the date of grant (which comprised 40% of the award value granted to each of the NEOs). These graphs do not include the one-time retention grants to Messrs. Zubretsky and Keim, discussed further below.

Primary Elements of Compensation. The Company’s compensation program consists of three primary elements: (i) base salary; (ii) annual short-term performance-based cash bonus awards; and (iii) long-term incentive compensation, including both a performance-based vesting component and a time-based vesting component. Additional compensation elements include various benefit plans, such as a 401(k) and deferred compensation plan, and severance and change in control benefits. In certain special instances, such as in the case of the recruitment of senior executives, the Company may be willing to offer a sign-on bonus and/or a substitutive equity award.
Retirement Plans. The Company does not maintain a retirement pension plan. However, the NEOs are eligible to participate in the Molina 401(k) Salary Savings Plan. The purpose of this program is to provide all Molina Healthcare employees with tax-advantaged savings opportunities and income after retirement. Eligible pay under the plans is limited to Internal Revenue Code annual limits. The Company makes a dollar-for-dollar match on the first four percent (4%) of salary electively deferred under the 401(k) Plan by all participants.
Deferred Compensation Plan. The Company has established an unfunded non-qualified deferred compensation plan for certain key employees, including the NEOs. Under the deferred compensation plan, eligible participants can defer up to 75% of their base salary and up to 85% of their cash bonus to provide for tax-deferred growth. Eligible participants under the deferral program may select from approximately 15 investment options representing a broad array of asset classes, investment sectors, and spectrum of risk-based asset allocation portfolios.
Employee Stock Purchase Plan. The NEOs are eligible to participate in the Company’s Employee Stock Purchase Plan on an equal basis with all other employees. The Employee Stock Purchase Plan allows eligible employees to purchase from the Company shares of its common stock at a 15% discount to the market price during the successive six-month offering periods under the plan.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Health and Insurance Benefits. The NEOs are eligible to participate in Company-sponsored benefit programs on the same terms and conditions as those made available to salaried employees generally. Basic health benefits, life insurance, disability benefits, and similar programs are provided to ensure that employees have access to healthcare and income protection for themselves and their family members.
Severance and Change in Control Benefits. We have entered into employment agreements or offer letters with our NEOs pursuant to which they are eligible under certain circumstances for severance and change in control benefits. The severance and change in control payments and benefits provided under the employment agreements are independent of other elements of compensation. Additionally, the NEOs are eligible for certain benefits provided for in the event of termination of employment within twenty-four (24) months of a change in control under the Company’s Second Amended and Restated Change in Control Severance Plan established for employees of the Company with positions associate of vice presidents and above. A description of the material terms of our severance and change in control arrangements can be found later in this proxy statement under “Potential Payments Upon Change in Control or Termination”. The compensation committee believes that severance and change in control benefits are necessary to attract and retain senior management talent. Our agreements are designed to attract key employees, preserve executive morale and productivity, and encourage retention in the face of the potentially disruptive impact of an actual or potential change in control. We believe these benefits allow executives to assess potential takeover bids objectively without regard to the potential impact on their own job security.
Independent Compensation Consultant
As noted above, the compensation committee has engaged FW Cook as its independent consultant since May 2024. FW Cook provides the committee with advice on the Company’s compensation programs for senior management and outside directors, including relevant comparative data on pay levels and structures.
Compensation Consultant Duties
•Attends meetings of the compensation committee, including executive sessions without management present.
•Reviews the Company’s executive compensation strategy and programs to ensure appropriateness and market-competitiveness.
•Provides research, data analyses, survey information, and design expertise in developing compensation programs for executives and incentive programs for eligible employees.
•Regularly updates the compensation committee on market trends and practices, and legislation pertaining to executive compensation and benefits.
•Advises the compensation committee on the appropriate peer group for compensation of NEOs.
•Advises the compensation committee on director compensation.
Compensation Consultant Independence
The compensation committee reviewed the independence of its compensation consultant in light of SEC rules and NYSE listing standards, including taking into account the following factors: (1) other services being provided to the Company by the consulting firm; (2) fees paid by the Company as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the advisor and a member of the compensation committee; (5) any Company stock owned by the advisor; and (6) any business or personal relationships between the Company’s executive officers and the senior advisor. In light of these considerations, the compensation committee concluded that FW Cook’s work for the committee was rendered on a fully independent basis, and involved no conflict of interest.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Executive Pay Study for 2024
As context for the purposes of setting each NEO’s 2024 target total compensation opportunity, FW Cook conducted a compensation benchmark study to evaluate the positioning of current target total compensation opportunities for the Company’s NEOs in relation to those of peer companies (the “2024 Compensation Study”).
In the 2024 Compensation Study, FW Cook used the following 16-company peer group for the executive compensation study, consisting of the following publicly-traded companies, which represented relevant peers across business segment and certain financial metrics, including but not limited to criteria relevant to revenue, market capitalization, EBITDA, organization model, and employee recruitment.

1. Aflac Incorporated (AFL)	9. Humana, Inc. (HUM)
2. Becton, Dickinson and Company (BDX)	10. Laboratory Corporation of America Holdings (LH)
3. Boston Scientific Corporation (BSX)	11. MetLife, Inc. (MET)
4. Centene Corporation (CNC)	12. Prudential Financial, Inc. (PRU)
5. Community Health Systems, Inc. (CYH)	13. Quest Diagnostics Incorporated (DGX)
6. DaVita Inc. (DVA)	14. Tenet Healthcare Corporation (THC)
7. Elevance Health, Inc. (ELV)	15. The Cigna Group (CI)
8. HCA Healthcare, Inc. (HCA)	16. Universal Health Services, Inc. (UHS)
The peer group used in the 2024 Compensation Study was different than the peer group used for the 2023 executive compensation study as follows: Acadia Healthcare Company, Inc. was removed from the Company’s peer group and MetLife, Inc., Prudential Financial, Inc., Becton, Dickinson and Company, and Boston Scientific Corporation were added to the Company’s peer group.
Based on the market study, as well as a desire to continue to emphasize the Company’s pay-for-performance philosophy, the compensation committee determined to leave the NEOs’ 2024 base salaries at the same levels as the 2023 base salaries, except for Mr. Zubretsky whose 2024 base salary was increased by $100,000 (representing a 7% increase), as further discussed below. The compensation committee also determined to leave the 2024 target short-term performance-based cash bonus opportunity levels as a percentage of base salaries for the NEOs unchanged. Further, based on the 2024 Compensation Study and the compensation philosophy discussed above, the compensation committee increased the 2024 long-term compensation for the NEOs as compared to the prior year long-term compensation levels.
Base Salary
The objective of base salary is to reflect the executive’s fundamental job responsibilities. The base salary of our NEOs is the only element of their compensation that is fixed. In 2024, the NEOs were paid competitive base salaries determined by the evaluation of several factors, including the base salary levels of corresponding officers at peer companies as determined based on the 2024 Compensation Study, experience, critical skills, job history, and unique roles or abilities of the executive. Based on peer group compensation levels and considerations of the compensation philosophy discussed above, the compensation committee left unchanged the NEOs’ 2024 base salaries compared to their 2023 base salaries, except for Mr. Zubretsky whose base salary was increased, as indicated in the table below. Mr. Zubretsky’s base salary increase reflects his outstanding performance and contributions to the Company.

	Base Salary
Named Executive Officer	2024	2023	Change ($)	Change (%)

Joseph M. Zubretsky President and Chief Executive Officer	1,600,000	1,500,000	100,000	7
Mark L. Keim Chief Financial Officer	850,000	850,000	—	—
James E. Woys Chief Operating Officer	800,000	800,000	—	—
Jeff D. Barlow Chief Legal Officer and Secretary	685,000	685,000	—	—
Debra J. Bacon Executive Vice President, Medicaid	675,000	675,000	—	—

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Annual Short-Term Performance-Based Cash Bonus Awards
Our compensation program provides for an annual short-term performance-based cash bonus award that is entirely performance linked. The objective of the program is to compensate executives based on the achievement of specific and objective annual goals that are intended to correlate closely with the growth of stockholder value. In February 2024, the compensation committee established opportunity levels and measures for the NEOs’ annual short-term performance-based cash bonus awards as follows:

Named Executive Officer	2024 Target Cash Bonus Opportunity (% of Base Salary)

Joseph M. Zubretsky President and Chief Executive Officer	200
Mark L. Keim Chief Financial Officer	100
James E. Woys Chief Operating Officer	100
Jeff D. Barlow Chief Legal Officer and Secretary	100
Debra J. Bacon Executive Vice President, Medicaid	100
The 2024 annual short-term performance-based cash bonus performance measures for all of the NEOs were based 70% on a fiscal year 2024 adjusted net income per diluted share, and 30% on the evaluation of each NEO’s individual performance, as follows:
•70% of the bonus opportunity was based on the Company’s adjusted net income per diluted share achievement in 2024. As reported in the Company’s February 7, 2024 earnings release, the Company issued its full year 2024 earnings guidance of at least $23.50 per share, representing a 2024 adjusted net income of $1,366 million. In reference to that baseline, the compensation committee established as the target for a 100% payout of the 2024 short-term performance-based cash bonus the adjusted net income per diluted share of $23.50, with threshold for a 50% payout being $21.15 adjusted net income per diluted share, and with the maximum performance for a 200% payout being $25.85 adjusted net income per diluted share. In fiscal year 2024, the Company achieved adjusted net income per diluted share of $22.65, representing a 2024 adjusted net income of $1,308 million, which was above the threshold payout level, but fell short of the Company’s initial 2024 earnings guidance.
•30% of the bonus opportunity was subject to the compensation committee evaluation of each executive's individual performance (for the chief executive officer as evaluated by the compensation committee, and for the other NEOs based on the chief executive officer’s evaluation and recommendation to the compensation committee). As with the adjusted net income per diluted share metric, payment of the individual performance bonus was capped at the 200% level. The individual performance evaluation was based on factors closely aligned with the chief executive officer’s 2024 goals and objectives, including growth - such as continuing to win new contracts and re-procure existing contracts, participation in acquisitions, increase in market share and organic growth rate, operational improvements, continuing to focus on workforce, organization and talent, and other factors identified by the compensation committee in the exercise of its judgment.
Based on the Company’s 2024 net income results of $22.65 per diluted share, representing a 2024 adjusted net income of $1,308 million, plus the Company’s achievement of most of its 2024 goals and objectives (as described above) under the management and direction of Mr. Zubretsky and his senior management team, the compensation committee determined to award to Mr. Zubretsky a performance-based cash bonus amount at 105% of his total target. This 105% total payout factor consisted of: (i) performance under the 70% financial component at 83% of target; and (ii) performance under the 30% individual component at 156% of the 200% maximum. At Mr. Zubretsky’s recommendation, the compensation committee also awarded the same 105% payout factor with respect to the annual short-term performance-based cash bonus award to each of the other four NEOs.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
The following is a reconciliation from GAAP net income to adjusted net income.

	Amount	Per Diluted Share

GAAP Net Income	$1,179	$20.42
Adjustments:
Amortization of intangible assets	83	1.43
Acquisition-related expenses	66	1.14
Other	16	0.28
Subtotal, adjustments	165	2.85
Income tax effect	(36)	(0.62)
Adjustments, net of tax	129	2.23
Adjusted net income	$1,308	$22.65
The following table sets forth the fiscal year 2024 base salary levels for the NEOs, along with the respective levels of short-term performance-based cash bonus opportunity amounts, and finally the actual amount of the 2024 annual short-term performance-based cash bonus awards paid to each NEO.

Named Executive Officer	Base Salary ($)	Target Bonus Opportunity (% of Base Salary)	Total Threshold Bonus Opportunity (50%) ($)	Total Target Bonus Opportunity (100%) ($)	Total Maximum Bonus Opportunity (200%) ($)	Bonus Paid (1) ($)

Joseph M. Zubretsky President and Chief Executive Officer	1,600,000	200	1,600,000	3,200,000	6,400,000	3,360,000
Mark L. Keim Chief Financial Officer	850,000	100	425,000	850,000	1,700,000	892,500
James E. Woys Chief Operating Officer	800,000	100	400,000	800,000	1,600,000	840,000
Jeff D. Barlow Chief Legal Officer and Secretary	685,000	100	342,500	685,000	1,370,000	719,250
Debra J. Bacon Executive Vice President, Medicaid	675,000	100	337,500	675,000	1,350,000	708,750
(1)Bonus paid at 105% bonus opportunity.
Long-Term Equity-Based Incentive Compensation Awards
In 2024, the NEOs were granted long-term incentive awards in the form of PSUs and restricted stock. The target number of PSUs and the number of shares of restricted stock granted to each NEO was determined by using the $387.21 closing price of the Company’s common stock as of the March 1, 2024 grant date. The compensation committee believes that the mix of PSUs and restricted stock in the proportions described below achieve the desired balance between incentivizing long-term financial performance and retention of the NEOs.
Sixty percent (60%) of the long-term equity-based incentive compensation awards granted to each NEO in 2024 was in the form of PSUs, and is based on the Company's cumulative adjusted earnings per share for the fiscal years 2024, 2025, and 2026, to align the financial interests of our NEOs with the long-term financial interests of our stockholders. The vesting and actual payout of such PSUs will be determined by the level of achievement of the cumulative adjusted earnings per share (between 0% and 200%) as measured against the adjusted earnings per share benchmarks established by the compensation committee and is subject to continued service through March 1, 2027. This performance metric aligns the long-term incentive awards of both the chief executive officer and the other NEOs with our long-term strategic plan and stated business goal of sustaining profitable growth.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
A detailed schedule of the equity-based long-term incentive awards granted to each of the NEOs in 2024, along with grant date fair values of such awards computed in accordance with FASB ASC Topic 718, is set forth in the table below.

	Performance Stock Units		Restricted Stock Awards
Named Executive Officer	PSUs (#)	PSUs ($)	RSAs Total (#)	RSAs Total ($)	Total (#)	Total ($)

Joseph M. Zubretsky	25,103	9,720,133	16,735	6,479,959	41,838	16,200,092
Mark L. Keim	7,748	3,000,103	5,165	1,999,940	12,913	5,000,043
James E. Woys	6,973	2,700,015	4,649	1,800,139	11,622	4,500,154
Jeff D. Barlow	4,958	1,919,787	3,306	1,280,116	8,264	3,199,903
Debra J. Bacon	3,409	1,319,999	2,273	880,128	5,682	2,200,127
At the time of grant on March 1, 2024, we believed that it would be marginally difficult for the Company to achieve the threshold cumulative average adjusted earnings per share for the fiscal years 2024, 2025, and 2026 , which would result in vesting of the awards at the 50% level. As of March 1, 2024, we believed it would be difficult, but achievable to reach the target cumulative average adjusted earnings per share level, which would result in vesting at the 100% level. Further, as of March 1, 2024, we believed it would be more difficult to achieve the maximum cumulative average adjusted earnings per share, which would result in vesting at the 200% level, which represents the cap on achievement. Achievement falling within the threshold level and the maximum level will be interpolated linearly to determine the appropriate PSUs payout. The PSUs will be settled by the issuance of shares of common stock of the Company equal to the number of PSUs as described herein. Any payout of the PSUs, if earned, will occur when we report 2026 financial results in early 2027, and are able to calculate the cumulative three-year average adjusted earnings per share for this metric.
The compensation committee determined that the balance of 40% of the total long-term incentive awards to the NEOs, shall be in the form of time-vested restricted stock awards (“RSAs”). These awards were made subject to vesting in equal one-third increments over three years from the grant date, on each of March 1, 2025, March 1, 2026, and March 1, 2027, subject to continued employment through the applicable vesting date.
Non-Recurring Compensation
Performance-Based One-Time Retention Grants to Messrs. Zubretsky and Keim
During 2024, the Company received several stockholder inquiries pertaining to the age of Mr. Zubretsky (then age 67), and the expected duration of his remaining tenure as our CEO. Based upon the stellar growth and financial performance of the Company under the leadership of Mr. Zubretsky throughout the entirety of his tenure, effective August 19, 2024, the Board resolved to amend Mr. Zubretsky’s employment agreement to incentivize him to remain in his position through at least December 31, 2027. In connection with the amendment, the Company granted Mr. Zubretsky a special one-time stock award of 146,184 performance-based stock units (“PSUs”) that are subject to the achievement of aggressive long-term financial targets and his continued employment through that date. The PSUs will be eligible to vest only if Mr. Zubretsky remains employed as CEO through December 31, 2027. In addition, the targeted number of PSUs will vest only if the Company achieves adjusted EPS during fiscal year 2027 of at least $36, representing a cumulative annual growth rate in excess of 15% from the date of grant. Mr. Keim was awarded 53,074 target number of PSUs subject to the same terms and conditions. The PSUs are also subject to pro-rated vesting on certain qualifying terminations of employment, and vesting acceleration in the event the qualifying termination is in connection with a change in control, in each case, based on the target attainment level. The accelerated vesting of any PSUs in connection with the termination of Mr. Zubretsky’s employment will be subject to Mr. Zubretsky’s timely execution of a general release of claims. In 2024 and 2025, we have engaged with many of our institutional investors and discussed these special one-time retention grants. See above in “Stockholder Engagement.”

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
2022 Long-Term Incentive Awards Achievement Status
As part of the 2022 long-term incentive awards, the NEOs were granted PSUs (the “2022 PSUs”) as indicated in the table below. Such 2022 PSUs were subject to vesting based on the Company's averaging of the percentile levels of achievement of the adjusted earnings per share for each of the fiscal year 2022 and for the two-year period of fiscal years 2023 and 2024 as measured against the adjusted earnings per share benchmarks established by the compensation committee.

Adjusted Earnings Per Share Performance Metrics for 2022 PSUs	2022 ($)	2023 & 2024 ($)

Threshold	15.75	37.89
Target	17.25	42.10
Maximum	18.75	46.31
As result of sustained strong financial performance in 2022, 2023, and 2024, the Company achieved 149% vesting level for the 2022 PSUs (representing achievement for 2022 at the 178% level, achievement for 2023 and 2024 at the 134% level). Settlement of the 2022 PSUs vesting was made by issuance of shares of common stock of the Company on March 1, 2025 in the following amounts:

Named Executive Officer	Performance Stock Units 2022 PSUs Granted (at “Target”) (#)	Shares Issued Upon Vesting (#)

Joseph M. Zubretsky	28,857	42,996
Mark L. Keim	7,214	10,748
James E. Woys	6,253	9,316
Jeff D. Barlow	5,290	7,882
Debra J. Bacon	4,434	6,605
Equity Grant Practices
We do not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information were to become known to the Committee before the grant of an equity award, the Committee would consider the information and use its business judgment to determine whether to delay the grant to avoid any appearance of impropriety.
Our policy is to grant our annual RSA and PSU awards on March 1. In 2024, we did not grant any stock options, stock appreciation rights or similar option‐like instruments to our named executive officers.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Stock Ownership Guidelines for NEOs
The Board of Directors believes that executive officers should own and hold a reasonable number of shares of common stock of the Company to further align such officers’ interests and actions with those of the Company’s stockholders, and also to demonstrate confidence in the long-term prospects of the Company. The Company’s guidelines with respect to stock ownership by executive officers provide that executive officers of the Company shall own the minimum number of shares of the Company’s common stock with such value listed next to each such officer’s title below, calculated as a multiple of annual base salary.

Executive Officer	Value of Shares

Chief Executive Officer	5X Annual Base Salary
Chief Financial Officer	4X Annual Base Salary
Other NEOs	2X Annual Base Salary
•The value of an executive officer’s holdings is based on the average closing price of a share of the Company’s stock for the previous calendar year.
•Shares that satisfy these guidelines may be those owned directly, through a trust, or by a spouse or child, and include shares purchased on the open market, vested or unvested shares of restricted stock, or exercised and retained option shares. Such shares do not include unvested performance stock units and unexercised option shares. Until an executive officer’s stock ownership requirement is met, the executive officer must retain at least 50% of all “net settled shares” (as defined above under “Stock Ownership Guidelines for Directors”) received from the vesting, delivery or exercise of equity awards granted under our equity award plans until the total value of all shares held equals or exceeds the executive officer’s applicable ownership threshold.
•Executive officers are expected to achieve the recommended ownership guidelines within five (5) years of assuming their positions. Once achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to these guidelines. In addition, there may be certain instances where these guidelines would place an undue hardship on an executive officer. The compensation committee may therefore make exceptions to these guidelines as it deems appropriate.
Each of the NEOs of the Company satisfied the stock ownership guidelines as of December 31, 2024.
Clawback Policy
The Company has a Clawback Policy addressing the recovery by the Company of incentive-based compensation (cash and equity) from current and former executive officers of the Company in the event the Company is required to prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements (a) that is material to the previously issued financial statements or (b) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Under the Clawback Policy, in the event of such an accounting restatement, the Company shall recover reasonably promptly from any current or former executive officer of the Company who received incentive-based compensation from the Company after October 2, 2023 and during the three (3)-year period preceding the date on which the Company is required to prepare an accounting restatement, the portion of any incentive-based compensation that was erroneously awarded compensation, unless the compensation committee has determined that recovery would be impracticable. Recovery is required regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the accounting restatement and regardless of whether or when restated financial statements are filed by the Company.
Restrictions on Pledges of Shares by Directors and Executive Officers
The Company’s insider trading policy prohibits our directors and executive officers from, directly or indirectly, pledging shares of the Company’s common stock. For these purposes, “pledging” includes the intentional creation of any form of pledge, security interest, deposit, or lien, including the holding of shares in a margin account, that entitles a third-party to foreclose against, or otherwise sell, any shares, whether with or without notice, consent, or default. None of the directors or executive officers of the Company had any pledge of shares of the Company’s common stock.

42 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Hedging Restrictions
As part of the Company’s insider trading policy, directors, executive officers (including the NEOs), and vice presidents of the Company or subsidiary executive officers (collectively, “Classified Insiders”) are prohibited from engaging in “hedging” with respect to the Company’s securities. For these purposes, “hedging” includes any instrument or transaction, including put options and forward-sale contracts, through which a Classified Insider offsets or reduces exposure to the risk of price fluctuations in a corresponding equity security. Speculative trading, short-swing trading, or short selling of stock of the Company by Classified Insiders is expressly prohibited at all times, as is the buying or selling of any publicly traded option on stock of the Company and the establishment or use of margin accounts with a broker-dealer for the purpose of buying or selling stock of the Company.
Compensation Committee Report
The compensation committee has reviewed and discussed the CD&A with the members of management of the Company. Based on its review and discussions, the compensation committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into the Form 10-K.
Compensation Committee
Dale B. Wolf, Chairman
Barbara Brasier
Ronna E. Romney
March 11, 2025

Molina Healthcare, Inc. 2025 Proxy Statement | 43

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Compensation Tables
2024 Summary Compensation Table
The following table provides information concerning total compensation earned or paid to our NEOs for the fiscal years ended December 31, 2024, 2023, and 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Comp.(2) ($)	Change in Nonqualified Deferred Comp. Earnings ($)	All Other Comp.(3) ($)	Total ($)

Joseph M. Zubretsky President and Chief Executive Officer	2024	1,600,000	16,200,092	3,360,000	—	784,017	21,944,109
	2023	1,500,000	15,500,092	4,410,000	—	81,631	21,491,723
	2022	1,500,000	14,999,868	5,550,000	—	81,388	22,131,256
Mark L. Keim Chief Financial Officer	2024	850,000	5,000,043	892,500	—	303,326	7,045,869
	2023	850,000	3,999,944	1,249,500	—	302,605	6,402,049
	2022	850,000	3,750,045	1,572,500	—	302,429	6,474,974
James E. Woys Chief Operating Officer	2024	800,000	4,500,154	840,000	—	56,503	6,196,657
	2023	800,000	3,499,985	1,176,000	—	61,116	5,537,101
	2022	800,000	3,250,102	1,480,000	—	53,986	5,584,088
Jeff D. Barlow Chief Legal Officer and Secretary	2024	685,000	3,199,903	719,250	175,178	50,837	4,830,168
	2023	685,000	3,000,026	1,006,950	147,009	50,117	4,889,102
	2022	685,000	2,749,846	1,267,250	—	47,349	4,749,445
Debra J. Bacon(4) Executive Vice President, Medicaid	2024	675,000	2,200,127	708,750	4,415	47,831	3,636,123
(1)This column shows the aggregate grant date fair value of PSUs and restricted stock awards (“RSAs”) granted under the Company’s 2019 Equity Incentive Plan in the years shown, computed in accordance with FASB ASC Topic 718. The awards granted on March 1, 2024 are based on the closing price of our Common Stock on the date of grant. The one-time retention PSU awards granted for Messrs. Zubretsky and Keim in the second half of 2024 are based on a 10-day volume-weighted average price (“VWAP”) immediately preceding the grant date. The aggregate grant date fair value is the amount the Company expects to expense for accounting purposes over the award’s vesting schedule. See the 2024 Grants of Plan-Based Awards Table and the Non-Recurring Compensation for additional information, including the performance conditions, for PSUs and RSAs granted in 2024. Generally, the grant date fair value presented does not correspond to the actual value that the NEOs will realize from the award. In particular, the actual value of PSUs received is different from the accounting fair value because such awards depend on the Company’s performance. In accordance with FASB ASC Topic 718, the aggregate grant date fair value of the PSUs presented above is calculated based on the most probable outcome of the performance conditions as of the grant date. In the event the maximum performance metrics are achieved for all of the PSUs (including the highly unlikely maximum achievement of the special grant PSUs), the grant date fair value of the 2024 PSUs would be $94,440,179 for Mr. Zubretsky, $32,250,079 for Mr. Keim, $5,400,030 for Mr. Woys, $3,839,574 for Mr. Barlow, and $2,639,998 for Ms. Bacon.
(2)This column shows the amounts earned under the Company’s performance-based short-term cash incentive plan.
(3)Details are provided below in the 2024 All Other Compensation Table.
(4)Ms. Bacon became a NEO for the first time in 2024, thus her compensation is only provided for 2024.

44 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
2024 All Other Compensation Table

Name	Security(1) ($)	Lodging Allowance ($)	Group Term Life Premiums ($)	401(k) Matching Contribution(2) ($)	Liquidated Amounts for Paid Time-off ($)	Other(3) ($)	All Other Compensation ($)

Joseph M. Zubretsky	699,354	—	9,144	12,308	61,538	1,673	784,017
Mark L. Keim	—	250,000	4,902	13,800	32,692	1,932	303,326
James E. Woys	—	—	9,144	13,800	30,769	2,790	56,503
Jeff D. Barlow	—	—	7,524	13,800	26,346	3,167	50,837
Debra J. Bacon	—	—	4,902	13,800	25,962	3,167	47,831
(1)Represents personal protection and security costs incurred in 2024 and paid by the Company.
(2)The Company has a 401(k) plan that is available to all employees. The plan allows pretax deferral, for which the Company matches dollar-for-dollar of the first 4% of salary electively deferred under the plan.
(3)Other includes compensation for remote stipends, bring-your-own-device stipends, and basic group life insurance premiums.
2024 Grants of Plan-Based Awards Table
The following table provides information about plan-based awards granted to the NEOs in 2024. The Non-Equity Incentive Plan Awards were granted under the Company’s 2024 Short-Term Incentive Compensation Plan. The Equity Incentive Plan Awards and All Other Stock Awards were granted under the Company’s 2019 Equity Incentive Plan.

Name	Grant Date	Grant Type *	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock(2) (#)	Grant Date Fair Value of Stock and Option Awards (3) (#)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Joseph M. Zubretsky	2/13/2024	STI Cash	1,600,000	3,200,000	6,400,000	—	—	—	—	—
	3/1/2024	PSU (4)	—	—	—	12,552	25,103	50,206	—	9,720,133
	3/1/2024	RSA	—	—	—	—	—	—	16,735	6,479,959
	8/19/2024	PSU (5)	—	—	—	—	146,184	219,276	—	—
Mark L. Keim	2/13/2024	STI Cash	425,000	850,000	1,700,000	—	—	—	—	—
	3/1/2024	PSU (4)	—	—	—	3,874	7,748	15,496	—	3,000,103
	3/1/2024	RSA	—	—	—	—	—	—	5,165	1,999,940
	10/16/2024	PSU (5)	—	—	—	—	53,074	79,611	—	—
James E. Woys	2/13/2024	STI Cash	400,000	800,000	1,600,000	—	—	—	—	—
	3/1/2024	PSU (4)	—	—	—	3,487	6,973	13,946	—	2,700,015
	3/1/2024	RSA	—	—	—	—	—	—	4,649	1,800,139
Jeff D. Barlow	2/13/2024	STI Cash	342,500	685,000	1,370,000	—	—	—	—	—
	3/1/2024	PSU (4)	—	—	—	2,479	4,958	9,916	—	1,919,787
	3/1/2024	RSA	—	—	—	—	—	—	3,306	1,280,116
Debra J. Bacon	2/13/2024	STI Cash	337,500	675,000	1,350,000	—	—	—	—	—
	3/1/2024	PSU (4)	—	—	—	1,705	3,409	6,818	—	1,319,999
	3/1/2024	RSA	—	—	—	—	—	—	2,273	880,128
*STI Cash=short-term incentive awards; PSU=performance stock units; RSA=restricted stock awards.

Molina Healthcare, Inc. 2025 Proxy Statement | 45

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
(1)These columns show the possible payouts under the Company’s annual short-term performance-based cash bonus plan. Under this plan, for fiscal year 2024, Mr. Zubretsky’s bonus opportunity was 200% of his base salary; the bonus opportunity for each of Messrs. Keim, Woys, and Barlow and Ms. Bacon was 100% of such executive’s base salary. For each of the named executive officers, 70% of the bonus opportunity related to an adjusted net income per diluted share performance measure and 30% was subject to the compensation committee’s evaluation of each executive’s individual performance. The target bonus level was based on the achievement of adjusted net income per diluted share in 2024 above the Company’s 2024 earnings guidance. See further discussion regarding these metrics at “Compensation Discussion and Analysis-Elements of Compensation.” The actual amounts earned and paid to the NEOs under the Company’s annual short-term performance-based cash bonus plan for 2024 are presented in the section titled “2024 Summary Compensation Table-Non-Equity Incentive Plan Compensation.”
(2)This column includes the RSAs granted to NEOs on March 1, 2024. These awards are subject to time-based vesting in equal increments over three years on each of March 1, 2025, March 1, 2026, and March 1, 2027 subject to continued employment.
(3)This column shows the aggregate grant date fair value of the PSUs and the RSAs computed in accordance with FASB ASC Topic 718. Values for the awards granted on March 1, 2024 are based on the closing price of our Common Stock on the date of grant. Target PSUs for the one-time retention awards granted for Messrs. Zubretsky and Keim in the second half of 2024 are based on a 10-day VWAP immediately preceding the grant date. In accordance with FASB ASC Topic 718, the aggregate grant date fair value of the PSUs presented above is calculated based on the most probable outcome of the performance conditions as of the grant date.
(4)These rows show the estimated future payouts of PSUs under the awards granted on March 1, 2024. For each of the NEOs, with respect to the PSUs granted on March 1, 2024, the vesting of the PSUs is based entirely on the achievement of a single financial metric: the Company’s three-year cumulative adjusted earnings per share for the three fiscal years 2024, 2025, and 2026 and is subject to continued service through March 1, 2027.
(5)These rows show the possible future payouts of PSUs under the one-time awards granted to Messrs. Zubretsky and Keim in the second half of 2024. The vesting of the PSUs is based entirely on the achievement of a single financial metric: the Company’s adjusted earnings per share for 2027 and is subject to continued service through December 31, 2027.

46 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
2024 Outstanding Equity Awards at Fiscal Year End Table
The following table provides information on the NEOs’ holdings of stock and option grants as of year-end. It includes RSAs for which time-based vesting conditions were not yet satisfied as of December 31, 2024, and PSUs for which time-based and performance-based vesting conditions were not yet satisfied as of December 31, 2024, based on performance achievement at target levels, except as otherwise indicated. The vesting schedule for each outstanding award is shown following this table.

	Stock and Stock Unit Awards
Name	Stock Award Grant Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Pay-Out Value of Unearned Shares That Have Not Vested(1) ($)

Joseph M. Zubretsky	3/1/2022	6,412	1,866,212	28,857	8,398,830
	3/1/2023	15,096	4,393,691	33,967	9,886,096
	3/1/2024	16,735	4,870,722	25,103	7,306,228
	8/19/2024 (2)	—	—	146,184	—
Total		38,243	11,130,625	234,111	25,591,154
Mark L. Keim	3/1/2022	1,603	466,553	7,214	2,099,635
	3/1/2023	3,896	1,133,931	8,765	2,551,053
	3/1/2024	5,165	1,503,273	7,748	2,255,055
	10/16/2024 (2)	—	—	53,074	—
Total		10,664	3,103,757	76,801	6,905,743
James E. Woys	3/1/2022	1,389	404,268	6,253	1,819,936
	3/1/2023	3,408	991,899	7,670	2,232,353
	3/1/2024	4,649	1,353,091	6,973	2,029,492
Total		9,446	2,749,258	20,896	6,081,781
Jeff D. Barlow	3/1/2022	1,175	341,984	5,290	1,539,654
	3/1/2023	2,922	850,448	6,574	1,913,363
	3/1/2024	3,306	962,211	4,958	1,443,026
Total		7,403	2,154,643	16,822	4,896,043
Debra J. Bacon	1/1/2022	1,231	358,283	3,694	1,075,139
	3/1/2022	246	71,598	740	215,377
	3/1/2023	490	142,614	735	213,922
	7/1/2023	1,059	308,222	2,385	694,154
	3/1/2024	2,273	661,557	3,409	992,189
Total		5,299	1,542,274	10,963	3,190,781
(1)The market value of the unvested RSAs and PSUs represents the product of the closing price of the Company’s stock as of December 31, 2024, the last trading day of our fiscal year, which was $291.05, and the number of shares underlying such award and, with respect to PSUs, assumes satisfaction of the applicable performance conditions at the target level, except as otherwise indicated. See the table on the next page for more information regarding vesting of these awards.
(2)Market/payout value calculated in accordance with FASB ASC Topic 718.

Molina Healthcare, Inc. 2025 Proxy Statement | 47

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Outstanding Equity Awards Vesting Schedule Table

Name of Executive Officer	Grant Date	Stock Awards Vesting Schedule(1)
		Vested in 2025		Subject to Vesting following 2025
		PSUs	RSAs	PSUs	RSAs

Joseph M. Zubretsky	3/1/2022	28,857 PSUs vested 3/1/2025 at 149%(2)	6,412 RSAs vested 3/1/2025
	3/1/2023		7,548 RSAs vested 3/1/2025	33,967 PSUs vest 3/1/2026, subject to performance condition	7,548 RSAs vest 3/1/2026
	3/1/2024		5,579 RSAs vested 3/1/2025	25,103 PSUs vest 3/1/2027, subject to performance condition	5,578 RSAs vest 3/1/2026; 5,578 RSAs vest 3/1/2027
	8/19/2024			146,184 PSUs vest 2/15/2028, subject to performance condition
Mark L. Keim	3/1/2022	7,214 PSUs vested 3/1/2025 at 149%(2)	1,603 RSAs vested 3/1/2025
	3/1/2023		1,948 RSAs vested 3/1/2025	8,765 PSUs vest 3/1/2026, subject to performance condition	1,948 RSAs vest 3/1/2026
	3/1/2024		1,722 RSAs vested 3/1/2025	7,748 PSUs vest 3/1/2027, subject to performance condition	1,722 RSAs vest 3/1/2026; 1,721 RSAs vest 3/1/2027
	10/16/2024			53,074 PSUs vest 2/15/2028, subject to performance condition
James E. Woys	3/1/2022	6,253 PSUs vested 3/1/2025 at 149%(2)	1,389 RSAs vested 3/1/2025
	3/1/2023		1,704 RSAs vested 3/1/2025	7,670 PSUs vest 3/1/2026, subject to performance condition	1,704 RSAs vest 3/1/2026
	3/1/2024		1,550 RSAs vested 3/1/2025	6,973 PSUs vest 3/1/2027, subject to performance condition	1,550 RSAs vest 3/1/2026; 1,549 RSAs vest 3/1/2027
Jeff D. Barlow	3/1/2022	5,290 PSUs vested 3/1/2025 at 149%(2)	1,175 RSAs vested 3/1/2025
	3/1/2023		1,461 RSAs vested 3/1/2025	6,574 PSUs vest 3/1/2026, subject to performance condition	1,461 RSAs vest 3/1/2026
	3/1/2024		1,102 RSAs vested 3/1/2025	4,958 PSUs vest 3/1/2027, subject to performance condition	1,102 RSAs vest 3/1/2026; 1,102 RSAs vest 3/1/2027
Debra J. Bacon	1/1/2022	3,694 PSUs vested 3/1/2025 at 149%(2)	1,231 RSAs vested 1/1/2025
	3/1/2022	740 PSUs vested 3/1/2025 at 149%(2)	246 RSAs vested 3/1/2025
	3/1/2023		245 RSAs vested 3/1/2025	735 PSUs vest 3/1/2026, subject to performance condition	245 RSAs vest 3/1/2026
	7/1/2023		530 RSAs will vest 7/1/2025	2,385 PSUs vest 3/1/2026, subject to performance condition	529 RSAs vest 7/1/2026
	3/1/2024		758 RSAs vested 3/1/2025	3,409 PSUs vest 3/1/2027, subject to performance condition	758 RSAs vest 3/1/2026; 757 RSAs vest 3/1/2027
(1)These columns shows the vesting schedule for unvested or unearned stock awards reported in the “Number of Shares of Stock That Have Not Vested,” and “Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested” columns of the 2024 Outstanding Equity Awards at Fiscal Year End Table. RSAs vest on the dates indicated above. PSUs vest subject to the achievement of performance conditions, on such date as determined by the certification by the compensation committee of the achievement of such performance conditions. See the section titled, “Compensation Discussion and Analysis — Long-Term Equity-Based Incentive Compensation Awards” for more information on these awards.
(2)The PSUs vested at 149% of target based on the Company’s average adjusted earnings per share over the three fiscal years of 2022, 2023, and 2024 and were settled by the issuance of shares of the Company’s common stock in the following amounts: 42,996 shares to Mr. Zubretsky, 10,748 shares to Mr. Keim, 9,316 shares to Mr. Woys, 7,882 shares to Mr. Barlow, and 6,605 shares to Ms. Bacon.

48 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
2024 Option Exercises and Stock Vested Table
The following table provides information with respect to restricted stock awards vested for the NEOs during fiscal year 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Joseph M. Zubretsky	—	—	91,804	35,547,427	(1)
Mark L. Keim	—	—	21,714	8,407,878	(1)
James E. Woys	—	—	16,067	6,221,303	(1)
Jeff D. Barlow	—	—	15,610	6,044,348	(1)
Debra J. Bacon	—	—	1,231	444,773	(2)
	—	—	491	190,120	(1)
	—	—	531	155,137	(3)
(1)On March 1, 2024, RSAs vested in accordance with the terms of the awards and, due to satisfaction of the underlying performance metric, PSUs vested for certain NEOs. The market value of our stock on March 1, 2024 was $387.21.
(2)On January 1, 2024, RSAs vested in accordance with the terms of the awards. The market value of our stock on January 1, 2024 was $361.31.
(3)On July 1, 2024, RSAs vested in accordance with the terms of the awards. The market value of our stock on July 1, 2024 was $292.16.

Molina Healthcare, Inc. 2025 Proxy Statement | 49

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Non-Qualified Deferred Compensation for 2024
Pursuant to the Company’s unfunded and non-qualified Amended and Restated Deferred Compensation Plan, eligible participants may defer up to 75% of their base salary and up to 85% of their bonus so that it can grow on a tax deferred basis. The investment options available to an executive under the deferral program consist of approximately 15 investment options representing a broad array of asset classes, investment sectors, and spectrum of risk-based asset allocation portfolios.
The following table provides information for each NEO regarding such individual’s accounts in the Amended and Restated Deferred Compensation Plan, as amended to date, as of December 31, 2024.

Name	Executive Contributions in the Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Joseph M. Zubretsky	—	—	—	—	—
Mark L. Keim	—	—	—	—	—
James E. Woys	—	—	—	—	—
Jeff D. Barlow	—	—	175,178	—	883,809
Debra J. Bacon	21,029	—	4,415	—	45,102
Potential Payments Upon Change in Control or Termination
We have entered into certain employment and change in control agreements with our NEOs that may require the Company to provide compensation to applicable NEOs in the event of a termination of employment or a change of control of the Company. Payment of severance benefits to the NEOs is contingent upon the executive signing a release agreement waiving claims against the Company.
Basis for Potential Payments—2024 Annual Salary and Target Short-Term Bonus Opportunity

Named Executive Officer	Base Salary ($)	Target Short-Term Bonus Opportunity (% of Base Salary)

Joseph M. Zubretsky President and Chief Executive Officer	1,600,000	200
Mark L. Keim Chief Financial Officer	850,000	100
James E. Woys Chief Operating Officer	800,000	100
Jeff D. Barlow Chief Legal Officer and Secretary	685,000	100
Debra J. Bacon Executive Vice President, Medicaid	675,000	100

50 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Employment and Change in Control Agreements
The Company entered into employment agreements with each of Mr. Zubretsky and Mr. Barlow, which provide that such executives’ employment will continue until terminated by the Company, or the executive resigns. Although Messrs. Keim and Woys and Ms. Bacon do not have employment agreements with the Company, they each have an employment offer letter that provides for a severance payment for termination of such executive’s employment by the Company without cause.
Termination of Employment Without Cause, Retirement, Disability, or Death
As described below, the employment agreements or employment offer letters with our executives provide such executives with certain benefits in the event their employment is terminated by us without cause or the executive resigns for good reason, or if their employment is terminated by us without cause within a certain period of time following a change of control, subject to the executive executing a release in favor of the Company. Additionally, Mr. Zubretsky’s employment agreement also provides for certain benefits which he would be entitled to receive in case of retirement, disability, or death.
The employment agreement with Mr. Zubretsky provides that if he is terminated by us without cause or he resigns for good reason, he will be entitled to receive a cash payment equal to the sum of 150% of his base salary then in effect and 150% of his annual bonus then in effect. Additionally, he would be entitled to accelerated vesting of all time-based equity compensation and accelerated vesting of all unvested equity-based awards that are subject to performance-based vesting conditions, on a prorated basis, subject to the achievement then-to-date of the identified performance metrics at or above the specified threshold level for vesting. Such proration shall be based on the number of fiscal quarters that have elapsed over the relevant performance measurement period (typically 12 fiscal quarters) through the fiscal quarter in which termination occurs, multiplied by the projected final achievement level of the relevant metric based on straight-line extrapolation to the end of the full measurement period. Further, he would also be entitled to extension of the exercise period for the vested portion of any stock option to three years following his last day of employment. The employment agreement includes confidentiality, non-solicitation, non-competition, and non-disparagement obligations. The non-solicitation and non-competition obligations by their terms expire 18 months after Mr. Zubretsky’s last day of employment with the Company.
Further, pursuant to the employment agreement, if Mr. Zubretsky voluntarily retires at or after age 65, and provided that he gives the Company one year advance notice of his retirement and executes a release of claims in the Company’s favor, upon his retirement he will be entitled to receive accelerated vesting of all time-based equity compensation; accelerated vesting at the greater of target and projected final achievement (based on the straight-line extrapolation of actual achievement through the end of the relevant performance measurement period) of any then outstanding awards that are subject to performance-based vesting conditions, and extension of the exercise period for the vested portion of any stock option to three years following his last day of employment. In the event the Company were to give Mr. Zubretsky 90 days advance written notice of his termination by the Company without “Cause,” Mr. Zubretsky may elect to exercise his retirement rights within such 90-day period. If Mr. Zubretsky’s services are terminated by reason of his death or disability (as defined in his employment agreement), he will be entitled to receive accelerated vesting of all time-based equity compensation and accelerated vesting for at the greater of target and projected final achievement (based on the straight-line extrapolation of actual achievement through the end of the relevant performance measurement period) of any then outstanding awards that are subject to performance-based conditions.
The employment agreement with Mr. Barlow provides that if his employment is terminated by us without cause or he resigns for good reason, he will be entitled to receive one year’s (1x) base salary, a prorated termination bonus for the year of the employment termination, a cash payment of $50,000 for health and welfare benefits, and accelerated vesting of all time-based equity compensation. The employment agreement defines “termination bonus” as 100% of Mr. Barlow’s base salary then in effect. The employment agreement includes confidentiality, non-solicitation, and non-disparagement obligations. The non-solicitation obligations by their terms expire 12 months after the executive’s last day of employment with the Company.
If the employment of Messrs. Keim and Woys and Ms. Bacon are terminated by the Company without cause, they will be entitled to receive a severance payment equal to 12 times the respective executive officer’s monthly base salary then in effect.

Molina Healthcare, Inc. 2025 Proxy Statement | 51

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Termination of Employment Without Cause Following a Change of Control
The employment agreement with Mr. Zubretsky further provides that if termination occurs within 24 months following a change of control, he will be entitled to receive a severance payment equal to the sum of 200% of his annual base salary then in effect and 200% of his target annual bonus then in effect, accelerated vesting of all time-based equity compensation, accelerated vesting of any then outstanding awards that are subject to performance-based vesting conditions based on the greater of: (i) target performance, and (ii) the projected final achievement of the performance metric through the measurement period based on the straight-line extrapolation of actual achievement through the end of the relevant performance measurement period, and extension of the exercise period for the vested portion of any stock option to three years following his last day of employment.
The employment agreement with Mr. Barlow provides that if termination occurs within one year following a change in control, he will receive all of the benefits he is entitled to receive under his change in control agreement with us. Under the change in control agreement with Mr. Barlow, if his employment is terminated by the Company without cause or is terminated by him for good reason within 12 months of a change in control, we will provide him with a severance payment equal to two times (2x) his annual base salary then in effect, plus a pro rata portion of his target bonus for the year of termination (his target bonus being 100% of his annual base salary), full vesting of all unvested equity compensation and 401(k) employer contributions, and a cash payment for all the Company’s group health benefits of $50,000. In addition, the exercise period for the vested portion of any stock option or stock appreciation right will be extended until the earlier of the one year anniversary of the termination date or the stated expiration date.
The Company has adopted a change in control severance plan, as amended to date (the “Change in Control Severance Plan”) pursuant to which all employees with positions of associate vice president and above are entitled to receive certain separation benefits in the event of a termination of employment within two years following a change in control of the Company. The NEOs are entitled to receive such separation benefits under the plan only to the extent that such separation benefits would be in addition to or in excess of the benefits provided under their employment/change of control agreements. Pursuant to such plan, senior vice presidents and above would be entitled to receive two times (2x) their base salary, payment of their annual short-term incentive cash bonus (equal to the fiscal year target bonus opportunity) on a prorated basis based on the date of termination, and full vesting of all unvested equity-based compensation.
The Change in Control Severance Plan provides that a participant’s performance-based equity compensation will vest based upon the greater of: (1) target performance, based on the assumption that such target performance had been achieved, or (2) the projected final achievement of the performance metric through the measurement period, provided that where applicable, such projected final achievement shall be based on straight-line extrapolation of actual achievement (as of the termination date) through the end of the respective performance metric period; except to the extent vesting is determined by reference to any completed fiscal year, then actual performance for such completed fiscal year shall be used.
The Change in Control Severance Plan also provides that if the participant elects continued healthcare coverage under COBRA, the Company will, for a period of up to eighteen (18) months following the participant’s termination of employment, subsidize a portion of the participant’s COBRA premiums in an amount equal to the difference between the full cost for such COBRA coverage and the amount that the participant would be required to pay for such coverage as an active employee.
Change in Control
A “change in control” generally means a merger or other change in corporate structure after which the majority of our stockholders are no longer stockholders, a sale of substantially all of our assets, or our approved dissolution or liquidation. “Cause” is generally defined as the occurrence of one or more acts of unlawful actions involving moral turpitude or gross negligence or willful failure to perform duties or intentional breach of obligations under the employment agreement. “Good reason” generally means the occurrence of one or more events that have an adverse effect on the executive’s terms and conditions of employment, including any reduction in the executive’s base salary, a material reduction of the executive’s benefits or substantial diminution of the executive’s incentive awards or fringe benefits, a material adverse change in the executive’s position, duties, reporting relationship, responsibilities or status with us, a material relocation of the executive’s principal place of employment from his or her prior place of employment (as set forth in the agreements), or an uncured breach of the employment agreement. However, no reduction of salary or benefits will be good reason if the reduction applies to all executives proportionately.

52 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Qualifying Terminations of Employment Under One-Time Retention Awards
The award agreements evidencing the one-time retention PSU awards granted to Messrs. Zubretsky and Keim in the second half of 2024 provide that, if the applicable executive’s employment with us is terminated due to his death or “disability”, by us without “cause” or he resigns for “good reason” (each such term as define in the award agreement), subject to his execution of an effective release of claims, a pro-rated portion of the one-time retention PSUs, based on the number of calendar quarters that have elapsed during the performance period prior to the termination date, will vest based on target performance. In the event of a change in control of the Company in which the one-time retention PSU are not assumed in accordance with the award agreement evidencing such awards, the one-time retention PSU awards will vest based on target performance. To the extent that such one-time retention PSU awards are assumed in connection with a change in control of the Company, applicable performance goals will be deemed met at target and the one-time retention PSU awards will convert into solely time-vesting awards eligible to vest as of the end of the applicable performance period; provided, however, that in the event of a termination of the applicable executive’s employment without cause or for good reason on or within twenty-four months following the change in control, the assumed portion of the one-time retention PSU awards will vest in full, subject to the executive’s execution of an effective release of claims. If the applicable executive’s employment with us is terminated due to his death or “disability”, by us without “cause” or he resigns for “good reason”, in any case, within six months preceding a change in control of the Company, subject to his execution of an effective release of claims, then a number of such one-time retention PSUs will vest equal to the excess of (i) the number of such one-time retention PSUs that would have vested for the full performance period based on target performance over (ii) the pro-rated portion of such one-time retention PSUs that previously vested.
Potential Payments upon Change in Control or Termination
The table below reflects the approximate amount of compensation payable to each of the NEOs of the Company in the event of termination of such executive’s employment under the following scenarios: voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, and involuntary for good reason termination following a change in control, disability, or death. The amounts shown assume that such termination was effective as of December 31, 2024, and exclude ordinary course amounts earned or benefits accrued as a result of prior service during the year. The NEOs would receive other payments and benefits to which they were already entitled or vested on such date, including amounts under the Deferred Compensation Plan under the Nonqualified Deferred Compensation Table. The various amounts listed are estimates only. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

Molina Healthcare, Inc. 2025 Proxy Statement | 53

EXECUTIVE COMPENSATION	TABLE OF CONTENTS

Name & Principal Position	Compensation Components	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	Involuntary Not for Cause or for Good Reason Termination (Change-in-Control) ($)(1)	Disability ($)	Death ($)

Joseph M. Zubretsky President and Chief Executive Officer	Cash Severance(2)	—	—	7,200,000	9,600,000	—	—
	Stock Awards(3)	—	39,760,538	35,536,609	82,307,392	43,033,373	43,033,373
	Health Benefits(4)	—	—	—	23,653	—	—
	Disability Income	—	—	—	—	—	—
	Life Insurance Benefits	—	—	—	—	—	650,000
	Total Value	—	39,760,538	42,736,609	91,931,045	43,033,373	43,683,373
Mark L. Keim Chief Financial Officer	Cash Severance(2)	—	—	850,000	2,550,000	—	—
	Stock Awards(3)	—	—	1,188,245	26,162,619	1,188,245	1,188,245
	Health Benefits	—	—	—	33,487	—	—
	Disability Income	—	—	—	—	—	—
	Life Insurance Benefits	—	—	—	—	—	1,000,000
	Total Value	—	—	2,038,245	28,746,106	1,188,245	2,188,245
James E. Woys Chief Operating Officer	Cash Severance(2)	—	—	800,000	2,400,000	—	—
	Stock Awards(3)	—	—	—	9,433,078	—	—
	Health Benefits	—	—	—	21,963	—	—
	Disability Income	—	—	—	—	—	—
	Life Insurance Benefits	—	—	—	—	—	650,000
	Total Value	—	—	800,000	11,855,041	—	650,000
Jeff D. Barlow Chief Legal Officer and Secretary	Cash Severance(2)(5)	—	—	1,370,000	2,055,000	—	—
	Stock Awards(3)	—	—	2,154,643	7,595,053	—	—
	Health Benefits	—	—	50,000	50,000	—	—
	Disability Income	—	—	—	—	—	—
	Life Insurance Benefits	—	—	—	—	—	1,000,000
	Total Value	—	—	3,574,643	9,700,053	—	1,000,000
Debra J. Bacon Executive Vice President	Cash Severance(2)	—	—	675,000	2,025,000	—	—
	Stock Awards(3)	—	—	—	2,406,624	—	—
	Health Benefits	—	—	—	24,305	—	—
	Disability Income	—	—	—	—	—	—
	Life Insurance Benefits	—	—	—	—	—	1,000,000
	Total Value	—	—	675,000	4,455,929	—	1,000,000
(1)For Messrs. Keim, and Woys, and Ms. Bacon, all amounts reflected in the table for involuntary, not for cause or for good reason termination (change-in-control) represent executive’s payments pursuant to the Company’s amended and restated change in control severance plan.
(2)The amounts in the table were computed based on the NEOs’ salaries and target short-term bonus opportunity as of December 31, 2024.
(3)The market value represents the product of the closing price of the Company’s stock as of December 31, 2024, the last trading date of our fiscal year, which was $291.05, and the number of shares due to the employment under their employment agreement or offer letters.

54 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
(4)For Mr. Zubretsky, the amount for health benefits payable upon involuntary, not for cause or good reason termination (change-in-control) represents the amount he would have been entitled to receive for continued health care and dental benefits under the Company’s applicable benefits programs pursuant to the Company’s change in control severance plan since that amount is higher than the amount he would be entitled to receive as health benefits pursuant to his employment agreement.
(5)Mr. Barlow’s cash severance payable upon involuntary, not for cause or good reason termination (change-in-control) represents the amount he would have been entitled to receive pursuant to the Company’s amended and restated change in control severance plan since that amount is higher than the amount he would be entitled to receive as cash severance pursuant to his employment agreement.
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information:
For fiscal 2024, our last completed fiscal year, the median of the total direct compensation of all employees of our Company (other than Mr. Zubretsky, our chief executive officer), was $81,906, and the total direct compensation of Mr. Zubretsky, our chief executive officer, was $21,944,109. Based on this information, for fiscal 2024, the ratio of the median of the total compensation of all employees (other than the chief executive officer) to the total compensation of our chief executive officer was 1 to 268.
Our median employee pay ratio was calculated in accordance with the requirements of item 402(u) of Regulation S-K. With respect to the total compensation of our chief executive officer and the median employee, we used the compensation components reported in our 2024 Summary Compensation Table included in this proxy statement. Our determination of our median employee includes all employees, part-time or full-time, excluding our chief executive officer, who were employed on December 1, 2024. The median employee for the 2024 calculation is a full-time employee. We determined our median compensated employee in 2024 by using base salary, short term incentives (cash bonus), grant date fair value of long-term incentives (equity-based awards) granted to employees in 2024, Company-paid 401(K) plan match (4%) made in fiscal year 2024, and other compensation (stipends, sign-on bonus, one-time bonus), as our consistently applied compensation measure.

Molina Healthcare, Inc. 2025 Proxy Statement | 55

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO (Joseph Zubretsky)(1) ($)	Compensation Actually Paid to PEO (Joseph Zubretsky)(1),(2),(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1),(2),(3) ($)	Value of Initial Fixed $100 Investment Based on:(4)		Net Income ($ Millions)	Adjusted Net Income per Diluted Share(5) ($)
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	21,944,109	15,398,868	5,427,204	3,759,320	214.50	158.26	1,179	22.65
2023	21,491,723	25,202,450	4,707,296	2,881,779	266.28	151.60	1,091	20.88
2022	22,131,256	41,668,352	5,392,703	9,278,192	243.36	148.16	792	17.92
2021	19,961,698	75,905,547	4,196,221	10,545,861	234.42	132.62	659	13.54
2020	17,812,327	58,165,935	4,428,117	8,983,969	156.74	100.14	673	10.67
(1)Joseph Zubretsky was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023	2024

Mark L. Keim	Mark L. Keim	Mark L. Keim	Mark L. Keim	Mark L. Keim
James E. Woys	James E. Woys	James E. Woys	James E. Woys	James E. Woys
Jeff D. Barlow	Jeff D. Barlow	Jeff D. Barlow	Jeff D. Barlow	Jeff D. Barlow
Marc S. Russo	Marc S. Russo	Marc S. Russo	Maurice S. Hebert	Debra J. Bacon
Thomas L. Tran	Thomas L. Tran		Marc S. Russo
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Joseph Zubretsky ($)	Exclusion of Change in Pension Value for Joseph Zubretsky ($)	Exclusion of Stock Awards for Joseph Zubretsky ($)	Inclusion of Equity Values for Joseph Zubretsky ($)	Compensation Actually Paid to Joseph Zubretsky ($)

2024	21,944,109	—	(16,200,092)	9,654,851	15,398,868

Year	Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2024	5,427,204	(44,898)	(3,725,057)	2,102,071	3,759,320

56 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Joseph Zubretsky ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Joseph Zubretsky ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Joseph Zubretsky ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Joseph Zubretsky ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Joseph Zubretsky ($)	Total - Inclusion of Equity Values for Joseph Zubretsky ($)

2024	10,861,829	(3,584,702)	—	2,377,724	—	9,654,851

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2024	2,497,585	(735,220)	—	339,706	—	2,102,071
(4)The Peer Group TSR set forth in this table utilizes the peer companies (the “Compensation Peer Group”) used for compensation benchmarking purposes for the year 2024 (which is different than the peer group for year 2023), which is listed in our Compensation Discussion & Analysis section of the proxy statement. The peer group was updated to include relevant peers across business segment and certain financial metrics, including but not limited to criteria relevant to revenue, market capitalization, EBITDA, organization model, and employee recruitment. The Peer Group TSR is weighted according to the respective peer companies’ stock market capitalization on December 31, 2019. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Compensation Peer Group, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined Adjusted EPS to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2024. Adjusted EPS represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis. Adjusted net income represents GAAP net income recognizing adjustments, net of tax. Adjustments represent additions and deductions to GAAP net income which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations. This performance measure may not have been the most important financial performance measure for the four preceding fiscal years and we may determine a different financial performance measure to be the most important financial performance measure in future years.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years.

Molina Healthcare, Inc. 2025 Proxy Statement | 57

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our net income during the five most recently completed fiscal years.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company-Selected Measure
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Adjusted Net Income per Diluted Share during the five most recently completed fiscal years. The equity compensation actually paid to the PEO and NEOs was significantly impacted by stock price appreciation related both to the Company’s financial results and to its forward P/E multiple from significant actual and expected revenue growth.

58 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the five most recently completed fiscal years to that of the 2024 Compensation Peer Group and 2023 Compensation Peer Group over the same period.
Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measure that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2024 to Company performance. No other financial performance measures were used for this purpose.

Performance Measures

Adjusted Net Income per Diluted Share

Molina Healthcare, Inc. 2025 Proxy Statement | 59

Compensation Committee Interlocks and Insider Participation
The persons listed on page 23 of this proxy statement were the members of the compensation committee during 2024. No member of the compensation committee was a part of a “compensation committee interlock” during 2024 as described under SEC rules. In addition, none of our executive officers served as a director or member of the compensation committee of another entity that would constitute a “compensation committee interlock.” Except for Ronna E. Romney, in respect of her son’s employment with the Company as described under “Related Person Transactions”, no member of the compensation committee had any material interest in a transaction with Molina Healthcare. Except for Joseph M. Zubretsky, no director is a current or former employee of the Company or any of its subsidiaries.

60 | Molina Healthcare, Inc. 2025 Proxy Statement

PROPOSAL THREE Ratification of the Appointment of Independent Registered Public Accounting Firm

Appointment
The firm of Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2024. The audit committee has selected Ernst & Young LLP to continue in that capacity for 2025 and is submitting this matter to our stockholders for their ratification. In the event this proposal is not approved, a selection of another independent registered public accounting firm for us will be made by the audit committee. A representative of Ernst & Young LLP is expected to be present at the annual meeting, will be given an opportunity to make a statement if such representative desires and is expected to be available to respond to appropriate questions. Notwithstanding ratification by our stockholders, the audit committee reserves the right to replace our independent registered public accounting firm at any time.

The board of directors unanimously recommends that the stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP for the year ending December 31, 2025.

Molina Healthcare, Inc. 2025 Proxy Statement | 61

Audit Committee Report
The audit committee (“committee”) operates under a charter that specifies the scope of the committee’s responsibilities and how it carries out those responsibilities.
The Board of Directors has determined that all four members of the committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules, and regulations.
Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP, the Company’s independent registered public accounting firm (“independent auditors”), is responsible for performing the integrated independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), expressing an opinion as to the conformity of the financial statements with U.S. generally accepted accounting principles, and auditing management’s assessment of the effectiveness of internal control over financial reporting. The committee’s responsibility is to monitor and oversee these processes and procedures. The committee relies, without independent verification, on the information provided to it and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity, and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The committee also relies on the opinions of the independent auditors on the consolidated financial statements and the effectiveness of internal control over financial reporting.
The committee’s meetings facilitate communication among the members of the committee, management, the internal auditors, and the Company’s independent auditors. The committee separately met with each of the internal and independent auditors with and without management, to discuss the results of their examinations and their observations and recommendations regarding the Company’s internal controls. The committee also discussed with the Company’s independent auditors all communications required by generally accepted auditing standards.
The committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2024 with management, the internal auditors, and the Company’s independent auditors.
The committee has received the written disclosures required by PCAOB Rule 3526 — “Communication with Audit Committees Concerning Independence.” The committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence, and satisfied itself as to the auditors’ independence.
The committee has reviewed and approved the amount of fees paid to the independent auditors for audit, audit related, and tax compliance services. The committee concluded that the provision of services by the independent auditors is compatible with the maintenance of their independence.
Based on the above-mentioned review and discussions, and subject to the limitations on our role and responsibilities described above and in the committee charter, the committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (“Annual Report”) for filing with the SEC.
Audit Committee
Steven J. Orlando, CPA (inactive), Chair
Barbara L. Brasier, CPA (inactive)
Richard M. Schapiro
Richard C. Zoretic
March 11, 2025

62 | Molina Healthcare, Inc. 2025 Proxy Statement

Audit Committee’s Evaluation and Oversight of Independent Auditors
The audit committee engaged Ernst & Young LLP (“EY”) as our independent auditors for the year ended December 31, 2024. The audit committee is directly responsible for the appointment, compensation, retention, and oversight of the independent external audit firm retained to audit our financial statements. In order to assure the continuing independence of our auditors, the audit committee periodically evaluates whether there should be a regular rotation of the independent audit firm. The committee ensures that the mandated rotation of EY’s personnel occurs routinely and is directly involved in the selection of EY’s lead engagement partner.
Evaluation of Independent Auditors
The audit committee annually evaluates the performance of our independent auditors, including the senior audit engagement team, and determines whether to reengage the current independent auditors or consider other audit firms. Factors considered by the audit committee in deciding whether to retain the independent auditors include:
•EY’s national capabilities;
•EY’s technical expertise and knowledge of the Company’s operations and industry;
•the quality and candor of EY’s communications with the audit committee and management;
•EY’s independence;
•the quality and efficiency of the services provided by EY, including input from management on EY’s performance and how effectively EY demonstrated its independent judgment, objectivity and professional skepticism;
•external data on audit quality and performance, including recent PCAOB reports on EY and its peer firms; and
•the appropriateness of EY’s fees, EY’s tenure as independent auditors, including the benefits of a longer tenure, and the controls and processes in place that help ensure EY’s continued independence.
The benefits of EY’s longer tenure include the following:
•Enhanced audit quality - EY’s significant institutional knowledge and deep expertise of the Company’s business, accounting policies and practices and internal control over financial reporting enhance audit quality.
•Competitive fees - because of EY’s familiarity with the Company, audit and other fees are competitive compared to EY’s peer companies.
•Avoidance of costs associated with new auditor - engaging new independent auditors would be costly and require a significant time commitment which could lead to management distractions.
Additionally, the Company already has in place controls and processes that help ensure EY’s continued independence:
•Audit Committee oversight - oversight includes regular private sessions with EY, discussion with EY about the scope of audit and business imperatives, a comprehensive annual evaluation when determining whether to reengage EY, and direct involvement by the audit committee and its chair in the selection of the lead assurance engagement partner and coordinating partner in connection with the mandated rotation of these positions.
•Limits on non-audit services - the audit committee pre-approves audit and permissible non-audit services provided by EY in accordance with its pre-approval policy.
•EY’s internal independence process - EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account and rotates the lead assurance engagement partner and other partners on the engagement consistent with independence requirements. A new lead engagement partner was designated in 2024.
•Strong regulatory framework - EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

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AUDIT COMMITTEE’S EVALUATION AND OVERSIGHT OF INDEPENDENT AUDITORS	TABLE OF CONTENTS
Oversight of Independent Auditors
In its meetings with EY’s representatives, the audit committee asks them to address, and discusses their responses to, several questions that the audit committee believes are particularly relevant to its oversight.
These questions include:
•Are there any significant accounting judgments or estimates made by management in preparing the financial statements that would have been made differently had the independent auditors prepared and been responsible for the financial statements?
•Based on the independent auditors’ experience, and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?
•Based on the independent auditors’ experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?
The audit committee believes that asking these questions to help focus its discussions with EY promotes a more meaningful dialogue that provides a basis for its oversight judgment.
The audit committee also discussed with the independent auditors those matters required to be discussed by the auditors with the audit committee under the rules adopted by the PCAOB. The audit committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communication with the audit committee concerning independence, and has discussed with the independent auditors their independence. The audit committee considered with the independent auditors whether the provision of non-audit services provided by them to the Company during 2024 was compatible with their independence.

64 | Molina Healthcare, Inc. 2025 Proxy Statement

Fees Paid to Independent Registered Public Accounting Firm
Ernst & Young LLP served as our independent registered public accountant during 2024 and 2023. Fees earned by Ernst & Young LLP for the years ended December 31, 2024 and 2023 were as follows:

	Year Ended December 31,
	2024	2023

	(In thousands)
Audit Fees(1)
Integrated audit of the financial statements and internal control over financial reporting	5,777	5,694
Quarterly reviews	286	286
Total audit fees	6,063	5,980
Audit-Related Fees(2)
Agreed-upon procedures report	125	—
Service Organization Control 2 audits	547	520
Total audit-related fees	672	520
Tax Fees(2)
Federal and state hiring incentives	54	70
Routine on-call advisory services	1	1
Total tax fees	55	71
Total Fees	6,790	6,571
(1)Includes fees related to the fiscal year audit and interim reviews, notwithstanding when the fees were billed or when the services were rendered.
(2)Includes fees for services rendered from January through December of the fiscal year, notwithstanding when the fees were billed.
The audit committee has considered the nature of the services underlying these fees and does not consider them to be incompatible with the independent registered public accountant’s independence.
The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee, or the engagement is entered into pursuant to one of the pre-approval procedures described below. For each proposed service, the independent auditors are required to provide detailed supporting documentation at the time of approval to permit the audit committee to make a determination whether the provision of such service would impair the independent auditors’ independence.
From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. The audit committee has also delegated to the chairman of the audit committee the authority to approve audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee. All audit-related fees and tax fees for 2024 were pre-approved by the audit committee or the audit committee chairman.

Molina Healthcare, Inc. 2025 Proxy Statement | 65

PROPOSAL FOUR Approval of the Molina Healthcare, Inc. 2025 Equity Incentive Plan

Executive Summary of Proposal and Selected Plan Information

Introduction:
On January 22, 2025, upon recommendation of the compensation committee, the Board approved the Molina Healthcare, Inc. 2025 Equity Incentive Plan, attached hereto as Appendix A (the “2025 Plan”), subject to stockholder approval at the 2025 Annual Meeting. The 2025 Plan will supersede and replace the Company’s 2019 Equity Incentive Plan (the “2019 Plan”), but awards currently outstanding under the 2019 Plan will remain outstanding subject to their terms and the terms of the 2019 Plan. With the exception of our tax-qualified Employee Stock Purchase Plan, the 2019 Plan is the only plan under which equity-based compensation may currently be awarded to our key employees, non-employee directors and consultants.
We are seeking stockholder approval of the 2025 Plan because we believe it is necessary in order to enable us to evolve the equity incentive program in a manner that is consistent with governance and market best practices and to continue to grant equity awards, including performance awards. We believe that granting equity-based compensation to eligible employees, non-employee directors and, when appropriate, consultants, is an effective means to promote the future growth and development of the Company. Equity awards, among other things, further align the interests of award recipients with Company stockholders and enable the Company to attract and retain qualified personnel. Our people are our greatest asset in the delivery of sustainable value to our stockholders.
If the 2025 Plan is approved by our stockholders, the 2025 Plan will become effective on April 30, 2025 (the “Effective Date”), and, as of such Effective Date, no further awards will be made under the 2019 Plan. If our stockholders do not approve the 2025 Plan, the 2019 Plan will remain in effect in its current form (including its expiration date). However, there will be insufficient shares available under the 2019 Plan to make annual awards and to provide grants to new hires in the coming year, and the compensation committee will be required to revise its compensation philosophy and formulate other cash-based programs to attract, retain, and compensate eligible employees and non-employee directors.

Proposed Share Reserve:
Subject to stockholder approval, a total of 1,795,000 shares of common stock are authorized for issuance pursuant to awards granted under the 2025 Plan. The 2025 Plan’s reserve will be reduced by one (1) share for every one (1) share granted under the 2019 Plan after December 31, 2024 and prior to the Effective Date.
If (i) any shares subject to an award under the 2025 Plan are forfeited, an award expires or otherwise does not result in the issuance of all or a portion of the shares subject to such award, or an award is settled for cash (in whole or in part), or (ii) after December 31, 2024 any shares subject to an award under the 2019 Plan are forfeited, an award under any 2019 Plan expires or otherwise does not result in the issuance of all or a portion of the shares subject to such award, or is settled for cash (in whole or in part), then in each such case the shares subject to such award shall, to the extent of such forfeiture, expiration, non-issuance or cash settlement, be added to the 2025 Plan’s reserve.
In the event that withholding tax liabilities arising from a full-value award (i.e., an award other than a stock option or stock appreciation right) under the 2025 Plan or, after December 31, 2024, arising from a full-value award under the 2019 Plan are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the 2025 Plan’s reserve.

66 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 4

Impact on Dilution and Fully-Diluted Overhang:	Our Board recognizes the impact of dilution on our stockholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. If the 2025 Plan is approved, the total fully-diluted overhang as of December 31, 2024 would be approximately 5%. In this context, fully-diluted overhang is calculated as the sum of awards outstanding under any prior plan(s) plus the proposed share reserve under the 2025 Plan (numerator) divided by the sum of the numerator and basic common shares outstanding, with all data effective as of December 31, 2024, as described more fully below under “Overhang as of December 31, 2024”. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

Expected Duration of the Share Reserve:	We expect that the share reserve under the 2025 Plan, if this proposal is approved by our stockholders, will be sufficient for awards to attract, retain, and motivate our leadership team and key employees for approximately three to five years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the 2025 Plan's reserve under permitted addbacks; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Governance Highlights:	The 2025 Plan incorporates numerous governance best practices, including:
	✓	No “liberal share recycling” of options or SARs.
	✓	No dividends or dividend equivalent on options or SARs.
	✓	Dividends and dividend equivalents rights, if any, on all other awards will be subject to the same vesting requirements as the underlying award and will only be paid at the time those vesting requirements are satisfied.
	✓	Minimum 100% fair market value exercise price for options and SARs.
	✓	No repricing of options or SARs and no cash buyout of underwater options and SARs without stockholder approval, except for equitable adjustments in connection with certain corporate transactions.
	✓	No “liberal” change in control definition or automatic “single-trigger” change in control vesting.
	✓	No “evergreen” share increases or automatic “reload” awards.
	✓	Subject to limited expectations, the maximum number of shares subject to awards granted to a non-employee director in respect of such director’s service as a member of the Board during such year shall not exceed $750,000.

Plan Term:	The 2025 Plan will terminate on April 30, 2035, unless terminated earlier by the Board. Termination of the 2025 Plan shall not affect the terms or conditions of any award granted prior to termination.

SUMMARY OF KEY STOCK PLAN DATA
Share Usage
The following table sets forth information regarding stock-settled, time-vested equity awards granted, and performance-based equity awards earned, over each of the last three fiscal years (rounded to the nearest thousand shares):

	2024	2023	2022

Stock Options/Stock Appreciation Rights (SARs) Granted	—	—	—
Stock-Settled Time-Vested Restricted Shares/Units Vested*	224,447	224,269	224,345
Stock-Settled Performance-Based Shares/Units Vested*	175,101	328,998	219,674	3-Year Average
Weighted-Average Basic Common Shares Outstanding	57,400,000	57,700,000	57,800,000
Share Usage Rate	0.70%	0.96%	0.77%	0.81%
* With respect to shares/units in the table above, we calculate the share usage rate based on the applicable number of shares earned each year. For reference, the time-based shares/units granted during the foregoing 3-year period were as follows: 232,162 shares in fiscal 2024, 294,604 shares in fiscal 2023, and 237,590 shares in fiscal 2022. The performance-based shares/units granted during the foregoing 3-year period were as follows: 298,059 shares in fiscal 2024, 136,061 shares in fiscal 2023, and 103,258 shares in fiscal 2022.

Molina Healthcare, Inc. 2025 Proxy Statement | 67

PROPOSAL 4	TABLE OF CONTENTS
Overhang as of December 31, 2024
The following table sets forth certain information as of December 31, 2024, unless otherwise noted, with respect to the Company’s equity compensation plans (rounded to the nearest thousand shares):

Stock Options/SARs Outstanding	—
Weighted-Average Exercise Price of Outstanding Stock Options/SARs	—
Weighted-Average Remaining Term of Outstanding Stock Options/SARs	—
Total Stock-Settled Full-Value Awards Outstanding*	1,016,729
Shares initially available under the 2025 Plan**	1,795,000
Basic common shares outstanding as of the record date (March 7, 2025)	54,699,859
* Performance-based units included at the target performance level.
** The initial share reserve is subject to reduction for any awards granted under the 2019 Plan after December 31, 2024. As of December 31, 2024, there were 1,144,652 shares available for future grant under the 2019 Plan (with shares reserved under the plan for outstanding performance-based units at the target performance level). Upon stockholder approval of the 2025 Plan, no further awards will be made under the 2019 Plan.
As of March 7, 2025, the per-share closing price of our common stock as reported on the NYSE was $327.33.
Description of the 2025 Plan
The following summary of the 2025 Plan is qualified in its entirety by the specific language of the 2025 Plan, a copy of which is attached to this proxy statement as Appendix A.
General. The purpose of the 2025 Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain key employees, non-employee directors and, when appropriate, consultants, and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards, and cash-based awards.
Share Reserve. Subject to the adjustment provisions included in the 2025 Plan, a total of 1,795,000 shares of common stock are reserved for awards granted under the 2025 Plan. The 2025 Plan’s reserve will be reduced by one (1) share for every one (1) share that is granted under the 2019 Plan after December 31, 2024 and prior to the Effective Date. The maximum aggregate number of shares of common stock that may be issued under the 2025 Plan pursuant to the exercise of incentive stock options shall not exceed 1,795,000.
If (i) any shares subject to an award under the 2025 Plan are forfeited, an award expires or otherwise does not result in the issuance of all or a portion of the shares subject to such award, or an award is settled for cash (in whole or in part), or (ii) after December 31, 2024 any shares subject to an award under the 2019 Plan are forfeited, an award under any 2019 Plan expires or otherwise does not result in the issuance of all or a portion of the shares subject to such award, or is settled for cash (in whole or in part), then in each such case the shares subject to such award shall, to the extent of such forfeiture, expiration, non-issuance or cash settlement, be added to the 2025 Plan’s reserve.
In the event that withholding tax liabilities arising from a full-value award (i.e. an award other than a stock option or stock appreciation right) under the 2025 Plan or, after December 31, 2024, arising from a full-value award under the 2019 Plan are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the 2025 Plan’s reserve.
Notwithstanding anything to the contrary, the following shares shall be not added to the 2025 Plan’s reserve under the 2025 Plan: (a) shares tendered by the participant or withheld by the Company in payment of the purchase price of an option under the 2025 Plan or, after December 31, 2024, the 2019 Plan, (b) shares tendered to or withheld by the Company to pay the withholding taxes relating to an outstanding option or stock appreciation right under the 2025 Plan or, after December 31, 2024, the 2019 Plan, (c) shares subject to a stock appreciation right under the 2025 Plan or, after December 31, 2024, the 2019 Plan that are not issued in connection with its stock settlement or exercise, or (d) shares repurchased by the Company on the open market or otherwise with the proceeds of the exercise of an option under the 2025 Plan or, after December 31, 2024, the 2019 Plan.
No more than 1,795,000 shares of common stock may be issued in the aggregate in respect of incentive stock options under the 2025 Plan.

68 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 4
Non-Employee Director Limit. The maximum number of shares subject to awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid during the fiscal year to the non-employee director in respect of such director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $750,000 in total value (calculating the value of any such awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
Dividends; Dividend Equivalents. In no event will dividends or dividend equivalents be paid with respect to options or stock appreciation rights under the 2025 Plan. Further, notwithstanding anything to the contrary, with respect to full-value awards, if such award provides for a right to dividends or dividend equivalents, any dividends or dividend rights will be subject to the same vesting requirements as the underlying award and will only be paid at the time those vesting requirements are satisfied.
Adjustments for Capital Structure Changes. Appropriate and proportionate adjustments will be made to the number and kind of shares subject to the 2025 Plan and outstanding awards, to the numerical limits on certain types of awards described below, and to the terms and conditions of outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the compensation committee also has the discretion under the 2025 Plan to adjust other terms of outstanding awards as it deems appropriate.
Administration. The 2025 Plan generally will be administered by the compensation committee of the Board of Directors, although the Board of Directors retains the right to appoint another of its committees to administer the 2025 Plan or to administer the 2025 Plan directly. (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the 2025 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion otherwise provided by the 2025 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend, or defer the exercisability or vesting of any award. The 2025 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer, or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2025 Plan. All awards granted under the 2025 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2025 Plan. The Committee will interpret the 2025 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2025 Plan or any award.
Prohibition of Option and SAR Repricing. The 2025 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of underwater outstanding options or stock appreciation rights, or (3) the cancellation of underwater outstanding options or stock appreciation rights in exchange for payments in cash.
Eligibility. Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of December 31, 2024, the Company had approximately 18,000 employees, including the five (5) named executive officers identified in this proxy statement, and eight (8) non-employee directors who would be eligible under the 2025 Plan. The Company has not historically granted awards under its long-term incentive plans to consultants and, at this time, does not forsee changing that practice.
New Plan Benefits. If the 2025 Plan is approved, the Committee will be able to grant awards to eligible participants at its discretion. Consequently, it is not possible to determine at this time the amount or dollar value of awards to be provided under the 2025 Plan, other than equity awards granted to non-employee directors as described above under “Non-Employee Director Compensation”. As of the date of this proxy statement, the Committee has not granted any awards that are contingent upon stockholder approval of the 2025 Plan. (Please see the Summary Compensation Table, Grants of Plan-Based Awards Table and Outstanding Equity awards at Fiscal Year-End Table for information with respect to prior awards granted to our individual named executive officers under the 2019 Plan. Please see the 2024 Non-Employee Director Compensation Table for awards granted to our non-employee directors under the 2019 Plan). Each of our eight non-employee directors is granted an equity award with a total value of $220,000 for 2025-2026. One quarter of that amount, or $55,000 of restricted stock, is granted on the first day of each quarter based on the closing price of the Company’s stock on the grant date and vested immediately. The table below sets forth the aggregate number of shares that all non-employee directors as a group are expected to receive in 2025 and first quarter 2026 pursuant to our current non-employee director compensation arrangements.

Molina Healthcare, Inc. 2025 Proxy Statement | 69

PROPOSAL 4	TABLE OF CONTENTS

Name and Position	Dollar Value		Number of Units

Named Executive Officers:	$—		—
Joseph M. Zubretsky - President and Chief Executive Officer	$—		—
Mark L. Keim - Chief Financial Officer	$—		—
James E. Woys - Chief Operating Officer	$—		—
Jeff D. Barlow - Chief Legal Officer and Secretary	$—		—
Debra J. Bacon - Executive Vice President, Medicaid	$—		—
All current executive officers, as a group	$—		—
All current non-executive directors/nominees, as a group	$1,760,000	(1)	—	(2)
All non-executive officer employees as a group	$—		—
(1) Includes awards of restricted stock, each having a value equal to $220,000, expected to be granted to each of our eight non-employee directors on or after the date of the 2025 Annual Meeting.
(2) The number of shares of restricted stock to be granted to non-employee directors on the date of the 2025 Annual Meeting is not determinable at this time.
Stock Options. The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.
The 2025 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local, and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.
Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria, or restrictions as specified by the Committee. The maximum term of any option granted under the 2025 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant’s termination for cause (as defined by the 2025 Plan); provided, other than in the event of a termination of service for cause, if the exercise of an option within the applicable time periods set forth in the 2025 Plan is prevented by compliance with securities law, the option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such compliance or (ii) the end of the applicable time period set forth above, but in any event no later than its expiration date.
Options are nontransferable by the participant other than by will or by the laws of descent and distribution and are exercisable during the participant’s lifetime only by the participant. However, an option may be assigned or transferred (without monetary consideration) to certain family members or trusts for their benefit to the extent permitted by the Committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification.
Stock Appreciation Rights. The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria, or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

70 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 4
Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2025 Plan is ten years.
Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred (without monetary consideration) to certain family members or trusts for their benefit to the extent permitted by the Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.
Restricted Stock Awards. The Committee may grant restricted stock awards under the 2025 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. With respect to restricted stock awards other than those made to any non-employee director, the vesting conditions for non-performance based restricted stock awards must provide that the vesting period be at least three years, over which period vesting may be pro-rata in the manner specified in the award agreement, and the vesting conditions for performance-based restricted stock awards must provide that the vesting period be at least one year.
Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions will be subject to the same restrictions as the original award.
Restricted Stock Units. The Committee may grant restricted stock units under the 2025 Plan, which represents rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. The Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends the Company pays. However, participants have no voting rights or rights to receive dividends with respect to restricted stock unit awards until the award vests and shares of common stock are issued in settlement of such awards.
Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting), or any combination thereof.
Cash-Based Awards and Other Stock-Based Awards. The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The Committee may grant dividend equivalent rights with respect to other stock-based awards.

Molina Healthcare, Inc. 2025 Proxy Statement | 71

PROPOSAL 4	TABLE OF CONTENTS
Change in Control. Unless otherwise defined in a participant’s award or other agreement with the Company, the 2025 Plan provides that a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the 2025 Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
If a Change in Control occurs for any participant who is covered by the Molina Healthcare, Inc. Amended and Restated Change in Control Severance Plan, any change to a participant’s award by reason of a Change in Control shall be governed by the terms of such plan. For all other participants, if a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards which are not assumed or continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control. Subject to the restrictions of Section 409A of the Internal Revenue Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines. The 2025 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share under an award (and each unvested share if so determined by the Committee) subject to the canceled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share, if any, under the award.
Awards Subject to Section 409A of the Internal Revenue Code. The Company intends that awards granted under the 2025 Plan will be either exempt or compliant with the requirements of Section 409A of the Internal Revenue Code. To the extent that awards granted under the 2025 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A, any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2025 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2025 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.
Amendment, Suspension or Termination. The 2025 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2025 Plan following the tenth anniversary of the 2025 Plan’s Effective Date. The Committee may amend, suspend, or terminate the 2025 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2025 Plan (excluding increases in the context of equitable adjustments), change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law. No amendment, suspension, or termination of the 2025 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Internal Revenue Code, or unless expressly provided in the terms and conditions governing the award.
Repurchase. Shares issued pursuant to the 2025 Plan may be subject to one or more repurchase options or other conditions as determined by the Committee at the time of grant.
Forfeiture; Clawback. The Committee may specify in an applicable award agreement that a participants rights, payments or benefits in respect of an award may be forfeited in upon the occurrence of specified events. In addition, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct and is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for the value of the award and any profit obtained by the participant in respect of such award. Awards granted under the 2025 Plan and any cash payment or shares delivered pursuant to an award are also subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

72 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 4
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2025 Plan in effect as of the date of this proxy statement and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Because individual circumstances may vary, award recipients are advised to consult their own tax advisors concerning the tax implications of grants made under the 2025 Plan.
Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code and no deduction for federal income tax purposes will then be available to the Company. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes upon disposition. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
Stock Appreciation Rights. A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than thirty (30) days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Molina Healthcare, Inc. 2025 Proxy Statement | 73

PROPOSAL 4	TABLE OF CONTENTS
Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards. A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and/or the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
Deduction Limit on Compensation Paid by Health Insurance Providers. Section 162(m)(6) of the Internal Revenue Code provides that compensation in excess of $500,000 paid in any given year to any employee, director or any other individual who provides services for or on behalf of a covered health insurance provider is not deductible. Section 162(m)(6) of the Internal Revenue Code defines a “covered health insurance provider” as any employer that is a health insurance issuer receiving any amount of premiums from providing health insurance coverage. Code Section 162(m)(6) applies to current compensation paid. In addition, it applies in the year of payment to deferred compensation for services performed in 2010 or later. For purposes of this rule, deferred compensation includes payments under long-term incentive plans and equity plans such as stock options and stock appreciation rights.
Vote required. Approval of the 2025 Plan requires the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote on this proposal at the annual meeting.

The board of directors unanimously recommends that the stockholders vote "FOR" the approval of the Molina Healthcare, Inc. 2025 Equity Incentive Plan.

74 | Molina Healthcare, Inc. 2025 Proxy Statement

PROPOSAL FIVE Stockholder Proposal Regarding Stockholders’ Ability to Call a Special Stockholders Meeting

The Company has been advised that John Chevedden intends to submit the following proposal at the annual meeting.
Proposal 5 - Support Shareholder Ability to Call for a Special Shareholder Meeting
Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting.
A shareholder right to call for a special shareholder meeting, as called for in this proposal, can help make shareholder engagement meaningful. A shareholder right to call for a special shareholder meeting will help ensure that the Molina Healthcare Board and management engages with shareholders in good faith because shareholders will have a viable Plan B by calling for a special shareholder meeting.
To guard against the Molina Healthcare Board of Directors becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when the need arises.
This proposal topic is now more important than ever because there has been a mad rush of Board exculpation proposals to limit the financial liability of directors when they violate their fiduciary duty which is a disincentive for improved director performance. Since a special shareholder meeting can be called to replace a director, adoption of this proposal could foster better performance by our directors.
Companies often claim that shareholders have multiple means to communicate with management but in most cases these means are as effective as mailing a letter to the CEO.
With the widespread use of online shareholder meetings it is much easier for a company to conduct a special shareholder meeting for important issues and Molina Healthcare bylaws thus need to be updated accordingly.

Please vote yes:
Support Shareholder Ability to Call for a Special Shareholder Meeting - Proposal 5

Molina Healthcare, Inc. 2025 Proxy Statement | 75

PROPOSAL 5	TABLE OF CONTENTS
The Company’s Statement in Opposition of Proposal No. 5
We are committed to acting responsibly and with an eye towards advancing the best interests of our stockholders. Our corporate governance policies and practices, including our proactive investor outreach program, afford stockholders various avenues and opportunities to voice their opinions, engage in a two-way constructive dialogue with the Board and management, hold us accountable and advocate for enhancements. We view ongoing dialogue with our stockholders as a critical component of our corporate governance approach and risk oversight strategies. As such, management and the Board actively and intently engage with our stockholders throughout the year and make it a top priority to consider and be responsive to stockholder feedback. Establishing the special meeting right requested by the proposal could undermine the interests of our stockholders, as well as the Company’s ability to maintain a long-term perspective, and could be costly and disruptive to the Company. Furthermore, the 10% ownership threshold requested by the proposal is inconsistent with market practice. Accordingly, and for the reasons further elaborated upon below, the Board opposes the proposal.
The proposal is unnecessary given the Company’s robust corporate governance practices and established engagement with, and responsiveness to, stockholders.
We are committed to regular stockholder engagement and strong and effective corporate governance policies that provide sufficient avenues for stockholders to meaningfully engage in Company affairs. We regularly engage with key stockholders to discuss governance issues, among other matters, to ensure that management and the Board understand and address issues that are important to the Company’s stockholders. In addition, the Company provides multiple channels for stockholders to raise matters, including the right to nominate and elect directors through proxy access, to submit stockholder proposals, and to communicate directly with the Board.
Our existing governance policies and practices, which have been informed by discussions with our stockholders, include the following:
•our bylaws provide for “proxy access,” subject to the following eligibility criteria: 3% ownership for 3 years, 20% of Board, and up to 20 stockholders being able to aggregate;
•we recently undertook substantial initiatives to update our Board structure and refreshment mechanics, including eliminating the classification of the Board and establishing a 12-year term limit for independent directors elected for the first time;
•each member of the Board, other than our chief executive officer, is independent and our Board committees are composed exclusively of independent directors;
•we maintain separate chief executive officer and chairman of the Board roles, and the chairman of the Board is an independent director;
•our certificate of incorporation and bylaws do not include any supermajority voting thresholds;
•directors must be elected by a majority of votes cast in uncontested elections; and
•the Board’s composition is aligned with our business strategies, industry positioning and risk oversight priorities, and processes are in place at the Board and Board committee levels to enable regular assessment and review of opportunities for enhancement, including peer evaluations.
These corporate governance policies and practices provide our stockholders with numerous opportunities to be heard, to engage directly with the Board and to ensure the Board’s accountability to stockholders. In light of these existing opportunities for stockholder engagement, the Board believes that the special meeting right requested by the proposal would not make a meaningful difference in our stockholders’ ability to engage with the Board or influence our business or governance policies.
Allowing stockholders holding 10% of our outstanding stock to call special meetings would shift power to a small minority of stockholders and invite abuse and corporate waste.
Special meetings of stockholders can be disruptive to business operations, incur substantial expenses and harm long-term stockholder interests. The Board, management and employees must devote a significant amount of time and attention preparing for such meetings, which distracts them from their primary focus of maximizing long-term financial returns for our stockholders and operating our business in the best interest of our stockholders. In addition, with each special meeting of stockholders, we must incur significant expenses in order to prepare the disclosures required for such meetings, print and distribute materials, solicit proxies and tabulate votes. As a result, special meetings should only be held to address extraordinary matters that are considered to be so significant or urgent that they require consideration by the stockholders outside of an annual meeting.

76 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 5
Our bylaws allow special meetings of stockholders to be called by the president or chief executive officer, the chairman of the Board, the full Board or a designated Board committee. The Board believes that this provides the Company with the flexibility to convene special stockholder meetings when our directors or management, who are subject to fiduciary duties to the Company, believe it would be in the best interests of the Company and its stockholders. Adopting a right allowing stockholders holding 10% of the Company’s outstanding stock to call a special meeting would enable a small minority of stockholders – or even a single stockholder – with no legal obligation to consider the interests of other stockholders to use the special meeting right to advance special interest agendas or goals not widely shared by the stockholder base as a whole, or to apply short-term oriented pressure inconsistent with the long-term interests of the Company and our stockholders.
The Board believes that maintaining our existing special meeting rights protects against unnecessary waste of corporate resources and disruption associated with convening a special meeting of stockholders.
In addition, as of January 2025, only approximately 18% of U.S. companies within the S&P 500 provided stockholders holding 10% of a company’s outstanding capital stock to call special meetings of stockholders, as requested in the proposal. Accordingly, the Board believes that the 10% threshold requested by the proponent is inconsistent with market practice.
After careful consideration of this proposal, the Board has determined that the adoption of the special meeting right requested by the proposal is not in the best interests of the Company and its stockholders at this time. The Board believes that the Company’s existing corporate governance policies promote accountability, protect stockholder interests, and provide stockholders with a meaningful ability to voice their opinions, such that implementing this proposal is unnecessary and unwarranted. Furthermore, the Board believes that the 10% threshold requested in the proposal is inconsistent with market practice and potentially costly and disruptive to the Company.

The Board of Directors recommends a vote “AGAINST” this proposal.

Molina Healthcare, Inc. 2025 Proxy Statement | 77

Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Management
The following table sets forth the shares of Molina Healthcare common stock beneficially owned as of March 7, 2025 by (i) each of our named executive officers, (ii) each of our directors and nominees for directors, and (iii) our executive officers, directors, and nominees for directors as a group. As of March 7, 2025, there were 54,699,859 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC.

Name	Number of Shares Beneficially Owned(1) (#)	Percentage of Outstanding Shares (%)

Directors, nominees for directors, and named executive officers:
Joseph M. Zubretsky	386,410	*
Mark L. Keim	59,486	*
James E. Woys	64,246	*
Jeff D. Barlow	72,817	*
Debra J. Bacon	13,026	*
Maurice S. Hebert	11,208	*
Stephen H. Lockhart	2,792	*
Daniel Cooperman	6,327	*
Richard M. Schapiro	11,745	*
Ronna E. Romney(2)	17,483	*
Dale B. Wolf	15,541	*
Barbara L. Brasier	4,226	*
Steven J. Orlando(3)	18,875	*
Richard C. Zoretic	6,997	*
Leo P. Grohowski	0	*
All executive officers, directors, and nominees for directors as a group (15 persons)	691,179	1.26
*    Denotes less than 1%.
(1)As required by SEC regulation, the number of shares shown as beneficially owned includes shares which could be acquired within 60 days of March 7, 2025. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address of each of the named stockholders is c/o Molina Healthcare, Inc., 200 Oceangate, Suite 100, Long Beach, California 90802.
(2)All shares held by Ronna Romney Revocable Trust.
(3)Consists of: 17,375 shares held by Orlando Family Trust and 1,500 shares held by Mr. Orlando’s 401(k) plan.

78 | Molina Healthcare, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Principal Stockholders
The following table provides information about stockholders known to us to beneficially own more than five percent (5%) of Molina Healthcare’s outstanding shares of common stock. As of March 7, 2025, there were 54,699,859 shares of our common stock outstanding.

Name	Number of Shares Beneficially Owned (#)	Percentage of Outstanding Shares (1) (%)

Other Principal Stockholders:
BlackRock, Inc.(2)	4,877,403	8.92
Capital Research Global Investors (3)	3,490,747	6.38
Capital World Investors(4)	5,494,706	10.05
The Vanguard Group (5)	6,585,954	12.04
(1)Calculated as of March 7, 2025.
(2)Based on the Schedule 13G/A filed by such stockholder on January 25, 2024. Such stockholder’s address is 50 Hudson Yards, New York, NY 10001. BlackRock, Inc. has (a) sole power to dispose or direct the disposition of 4,877,403 shares of our common stock; and (b) sole power to vote or direct the vote of 4,424,319 shares of our common stock.
(3)Based on the Schedule 13G filed by such stockholder on November 12, 2024. Such stockholder’s address is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. Capital Research Global Investors has (a) sole power to dispose or direct the disposition of 3,490,747 shares of our common stock; and (b) sole power to vote or direct the vote of 3,486,384 shares of our common stock.
(4)Based on the Schedule 13G/A filed by such stockholder on February 9, 2024. Such stockholder’s address is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. Capital World Investors has (a) sole power to dispose or direct the disposition of 5,494,706 shares of our common stock; and (b) sole power to vote or direct the vote of 5,490,304 shares of our common stock.
(5)Based on the Schedule 13G/A filed by such stockholder on February 13, 2024. Such stockholder’s address is 100 Vanguard Boulevard, Malvern, PA 19355. The Vanguard Group has (a) sole power to dispose or direct the disposition of 6,338,971 shares of our common stock; (b) shared power to dispose or direct the disposition of 246,983 shares of our common stock; and (c) shared power to vote or direct the vote of 74,995 shares of our common stock.
Securities Authorized for Issuance Under Equity Compensation Plans (as of December 31, 2024)

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Plan Category
Equity compensation plans approved by security holders	—	—	2,662,948(1)
(1)Includes shares remaining available to issue under the 2019 Equity Incentive Plan, and the 2019 Employee Stock Purchase Plan.

Molina Healthcare, Inc. 2025 Proxy Statement | 79

Management Analysis of Material Effects of Compensation Plans
Management has concluded that the Company’s compensation plans are not reasonably likely to have a material adverse effect on the Company.
Householding
Under SEC rules, a single set of annual reports and proxy statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement for 2025 or in the future, such stockholder may telephone toll-free 1-866-540-7095 or write to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge Financial Solutions, Inc. at the address set forth above, if they are record holders.
Other Matters
The Board of Directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Dale B. Wolf
Chairman of the Board
Dated: March 17, 2025

80 | Molina Healthcare, Inc. 2025 Proxy Statement

Questions and Answers About our Annual Meeting
Why did I receive these proxy materials?
You are viewing or have received these proxy materials because the Board of Directors of Molina Healthcare, Inc. is soliciting your vote at the 2025 annual meeting of Molina Healthcare’s stockholders, which this year will be a completely “virtual meeting” held on the Internet. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.
How many votes are needed for each proposal and what are the effects of abstentions and broker non-votes?

Proposal	Votes Required for Approval	Effect of Abstentions (1)	Effect of Broker Non-Votes (2)

To elect the nine director nominees named in this proxy statement to hold office until the 2026 annual meeting. (Proposal 1 on the proxy card)	The number of votes cast “For” a nominee exceed the number of votes cast “Against” that nominee(3)	No effect	No effect(4)

To consider and approve, on a non-binding, advisory basis, the compensation of our named executive officers. (Proposal 2 on the proxy card)	Majority in voting power of shares present in person or by proxy and entitled to vote on such matter	Counted as “Against”	No effect(4)

To ratify the appointment of Ernst & Young LLP. (Proposal 3 on the proxy card)	Majority in voting power of shares present in person or by proxy and entitled to vote on such matter	Counted as “Against”	Broker non-votes not expected(5)

To approve the 2025 Equity Incentive Plan (Proposal 4 on the proxy card)	Majority in voting power of shares present in person or by proxy and entitled to vote on such matter	Counted as “Against”	No effect(4)

To consider and vote upon the stockholder proposal regarding stockholders’ ability to call a special stockholders meeting. (Proposal 5 on the proxy card)	Majority in voting power of shares present in person or by proxy and entitled to vote on such matter	Counted as “Against”	No effect(4)

1.An “abstention” represents a stockholder’s affirmative choice to decline to vote on proposal.
2.See “Can my broker vote my shares for me on each of the proposals?” for further information on broker non-votes.
3.The Company’s bylaws provide for a majority vote standard for an uncontested election of directors (i.e., an election where the number of nominees for director does not exceed the number of directors to be elected). If an incumbent director is not elected due to failure to receive a majority of the votes cast, and his or her successor is not otherwise elected and qualified, such director shall tender his or her offer of resignation promptly following the certification of the election results. Within 90 days from the certification of the vote, the corporate governance and nominating committee will make a recommendation to the Board of Directors with respect to any such tendered resignation, and the Board of Directors will act on such committee’s recommendation and publicly disclose its decision and the rationale behind it.
4.Proposals 1, 2, 4, and 5 are not considered routine matters under the NYSE rules, and brokers are not permitted to vote on such proposals if the beneficial owners fail to provide voting instructions.
5.Proposal 3 is considered a routine matter under the NYSE rules, and brokers are permitted to vote in their discretion on such proposal if the beneficial owners fail to provide voting instructions.
Who is soliciting my vote?
The Board of Directors of Molina Healthcare, Inc. is soliciting your vote at the 2025 annual meeting of Molina Healthcare’s stockholders, which this year will be a completely “virtual meeting” held on the Internet.

Molina Healthcare, Inc. 2025 Proxy Statement | 81

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING	TABLE OF CONTENTS
What am I being asked to vote on?
You are being asked to vote on the following matters:
1.The election of the nine director nominees named in this proxy statement to hold office until the 2026 annual meeting;
2.The compensation of our named executive officers (on an advisory basis);
3.The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025;
4.The approval of the Company’s 2025 Equity Incentive Plan;
5.The stockholder proposal regarding stockholders’ ability to call a special stockholders meeting; and
6.Any other matters properly brought before the meeting or any adjournment or postponement thereof.
The Board of Directors unanimously recommends that the stockholders vote “FOR” the election of each director nominee and “FOR” Proposals 2, 3, and 4 for the reasons discussed in this proxy statement, and “AGAINST” Proposal 5, for the reasons described in the Company’s opposition statement to that proposal.
Why did I not receive my proxy materials in the mail?
As permitted by rules of the SEC, we are making this proxy statement and our Annual Report available to our stockholders electronically via the Internet. The “e-proxy” process expedites your receipt of proxy materials and lowers the costs and reduces the environmental impact of the annual meeting.
On or about March 17, 2025, we mailed to stockholders of record as of the close of business on March 7, 2025 a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this proxy statement, our Annual Report and other soliciting materials via the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and our Annual Report. The Notice also instructs you on how you may submit your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice for requesting such materials.
What does it mean if I receive more than one Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
How many votes do I have?
You will have one vote for every share of our common stock you owned on March 7, 2025, which is the record date for the annual meeting. You are entitled to vote at the annual meeting only if you were a holder of record of common stock as of the close of business on the record date.
How many votes can be cast by all stockholders?
54,699,859 consisting of one vote for each share of our common stock that was outstanding on March 7, 2025, the record date. There is no cumulative voting.
How many stockholders must be present in person or represented by proxy to hold the meeting?
Holders of a majority in voting power of the shares issued and outstanding and entitled to vote at the meeting, or 27,349,931 shares, must be present in person or represented by proxy at the meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible whether enough shares will be present or represented by proxy for us to hold the meeting. Votes withheld, abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If a quorum is not established at the scheduled time of the annual meeting, the Chair of the annual meeting, or any other officer entitled to preside over the meeting or to serve as secretary of the meeting, is authorized by our Bylaws to adjourn the meeting, without the vote of stockholders.

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TABLE OF CONTENTS	QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
How do I vote?
You can vote either in person at the annual meeting or by proxy whether or not you attend the annual meeting. To vote by proxy, you must:
•fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope;
•vote by telephone (instructions are on the proxy card); or
•vote by Internet (instructions are on the proxy card).
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on April 29, 2025. To participate in the annual meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.
To ensure that your vote is counted, please remember to submit your vote by April 29, 2025, the day before the annual meeting. Whether or not you expect to attend the annual meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the annual meeting.
If your shares are held through a bank or securities broker (that is, in “street name”), these proxy materials are being provided to you by your bank or broker, along with a voting instruction card if you received printed copies of our proxy materials. As the “beneficial owner” of these shares, you have the right to direct your bank or broker how to vote your shares, and the bank or broker is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the annual meeting unless you obtain a legal proxy from your broker, bank, trustee, or nominee.
How can I vote my shares in person and participate at the annual meeting?
This year’s annual meeting will be held entirely online. Stockholders may participate in the annual meeting by visiting the following website: www.virtualshareholdermeeting.com/MOH2025. To participate in the annual meeting, you will need the 16‐digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the annual meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the annual meeting if you have obtained a legal proxy from your broker, bank, trustee, or nominee. However, even if you plan to attend the annual meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the annual meeting.
What will I need in order to attend the annual meeting?
You are entitled to attend the virtual annual meeting only if you were a stockholder of record as of March 7, 2025, the record date for the annual meeting, or you hold a valid proxy for the annual meeting. You may attend the annual meeting, vote, and submit a question during the annual meeting by visiting www.virtualshareholdermeeting.com/MOH2025 and using your 16‐digit control number to enter the meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual annual meeting.
Can I change my vote or revoke my proxy?
Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet, or send a written notice of revocation to Molina Healthcare’s Corporate Secretary at 200 Oceangate, Suite 100, Long Beach, California 90802. If you attend the annual meeting and want to vote at the annual meeting, you can request that your previously submitted proxy not be used.
If your shares are held in street name, you can change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you can attend and vote at the annual meeting using your 16-digit control number.

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QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING	TABLE OF CONTENTS
What if I do not vote for the proposals listed on my proxy card?
If you return a signed proxy card without indicating your vote, your signed proxy card will serve as an authorization to vote your shares in accordance with the Board’s recommendation, as follows:
1.For the nine director nominees listed on the card (Proposal 1);
2.For the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal 2);
3.For the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025 (Proposal 3);
4.For the approval of the Company’s 2025 Equity Incentive Plan (Proposal 4); and
5.Against the stockholder proposal regarding stockholders; ability to call a special stockholders meeting (Proposal 5).
Can my broker vote my shares for me on each of the proposals?
If your shares of our common stock are held in street name, and you do not provide your broker with voting instructions, your broker has the discretion to vote your shares of common stock for or against matters NYSE has ruled discretionary. Proposal 3, the ratification of the appointment of our independent registered public accounting firm for 2025, and not any of the other proposals, is a discretionary item. If your broker does not have discretion to vote your common stock without your instructions, this is referred to as a “broker non-vote.” Broker non-votes will not be considered as votes cast on, and will have no effect on the outcome of Proposals 1, 2, 4, and 5.
Could other matters be decided at the annual meeting?
We do not know of any other matters that will be considered at the annual meeting. If any other matters are properly brought before the meeting (including any adjournment or postponement thereof), the proxies will be voted at the discretion of the proxy holders.
Why hold a virtual meeting?
A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/MOH2025. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What happens if the meeting is postponed or adjourned?
Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
What if during the check-in or during the annual meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/MOH2025.
How can I access Molina Healthcare’s proxy materials and 2024 Annual Report electronically?
This proxy statement and our Annual Report are available on Molina Healthcare’s website at www.molinahealthcare.com. From the Molina home page, click on “About Molina,” then click on “Company Information, then “Investor Information,” and then “Financials,” this proxy statement and our Annual Report can be found under the heading “Latest Reports” of the “Financial Reports” link.
Most stockholders can elect not to receive paper copies of future proxy statements and annual reports and can instead view those documents on the Internet. If you are a stockholder of record, you can choose this option and save Molina Healthcare the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet. If you hold your shares through a bank, broker, or other holder of record, please refer to the information provided by that entity for instructions on how to elect not to receive paper copies of future proxy statements and annual reports. If you choose not to receive paper copies of future proxy statements and annual reports, you will receive an e-mail message next year containing the Internet address to use to access the proxy statement and annual report. Your choice will remain in effect until you tell us otherwise.

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TABLE OF CONTENTS	QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
Where can I find the voting results?
We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a current report on Form 8-K, which we expect to file within four business days after the annual meeting is held. You can obtain a copy of the Form 8-K by logging on to our website at www.molinahealthcare.com, or through the EDGAR system maintained by the SEC, at www.sec.gov. Information on our website does not constitute part of this proxy statement.
Who pays the costs of the annual meeting and the solicitation of proxies?
Molina Healthcare pays the cost of the annual meeting and the cost of soliciting proxies. The Company has retained Alliance Advisors LLC to assist in the solicitation of proxies from individual stockholders as well as banks, brokers and proxy intermediaries representing beneficial owners of shares for the annual meeting. We have agreed to pay Alliance Advisors a fee of approximately $100,000 plus variable amounts for additional proxy solicitation services and out-of-pocket expenses.
In addition to soliciting proxies by mail, Molina Healthcare directors, officers and other employees may solicit proxies by telephone and similar means. No director, officer, or employee of Molina Healthcare will be specially compensated for these activities. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
How can I present a proposal or director nomination for next year’s annual meeting?
Stockholder proposals (excluding nominations for director) submitted for inclusion in our proxy statement for our next annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be delivered in writing to our Corporate Secretary in a timely manner and must comply with the other requirements of Rule 14a-8. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2026 annual meeting of stockholders, our Corporate Secretary must receive written notice of such proposal no later than November 17, 2025.
Pursuant to our bylaws, stockholders wishing to present any proposal or nomination for director for consideration at our next annual meeting of stockholders (but not include the proposal in our proxy statement for our 2026 annual meeting of stockholders) must provide written notice of such proposal to our Corporate Secretary between December 31, 2025 and January 30, 2026, and comply with the other applicable provisions of our bylaws. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act by the foregoing deadline for submitting director nominations under our bylaws.
Eligible stockholders also have the ability to submit director nominees for inclusion in our proxy statement at the 2026 annual meeting of stockholders pursuant to the proxy access provisions in our bylaws. As described in our bylaws, to be eligible, stockholders must have owned at least three percent (3%) of the outstanding shares of our common stock for at least three (3) years, and must continue to hold these shares through the annual meeting date. Up to twenty (20) stockholders will be able to aggregate their holdings for this purpose.  Nominations must be received by our Corporate Secretary at our principal executive offices no earlier than October 18, 2025 and no later than November 17, 2025.
All stockholder proposals and director nomination submissions must be submitted in writing to our Corporate Secretary at our principal executive offices at 200 Oceangate, Suite 100, Long Beach, California 90802 by the applicable dates specified above. You can obtain a copy of our bylaws by writing to our Corporate Secretary at the foregoing address. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Where can I obtain a copy of the Annual Report?
If you received these materials by mail, you should have also received with them our Annual Report. Our Annual Report is also available on Molina Healthcare’s website at www.molinahealthcare.com as described above. We urge you to read these documents carefully. In accordance with the rules of the SEC, the Company’s performance graph appears in Part II, Item 5, under the subheading “Stock Performance Graph,” of our Annual Report.

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Appendix A
Molina Healthcare, Inc. 2025 Equity Incentive Plan
Effective as of April 30, 2025

1.ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1    Establishment. Molina Healthcare, Inc. previously adopted the Molina Healthcare, Inc. 2019 Equity Incentive Plan (the “2019 Plan”). The 2019 Plan is hereby amended, restated, and merged into the Molina Healthcare, Inc. 2025 Equity Incentive Plan (the “Plan”) effective as of April 30, 2025, the date of its approval by the stockholders of the Company (the “Effective Date”).

1.2    Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3    Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2.DEFINITIONS AND CONSTRUCTION.

2.1.Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)“Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b)“Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S. federal, state or local; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

(c)“Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan or the Prior Plan.

(d)“Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.
(e)“Board” means the Board of Directors of the Company.

(f)“Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(g)“Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

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APPENDIX A	TABLE OF CONTENTS

(h)“Change in Control” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award (including, without limitation, the Molina Healthcare, Inc. Amended and Restated Change in Control Severance Plan), the occurrence of any of the following:

(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(bb)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii)approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(g) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(i)“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(j)“Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(k)“Company” means Molina Healthcare, Inc., a Delaware corporation, or any successor corporation thereto.

(l)“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(m)“Director” means a member of the Board.

(n)“Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(o)“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(p)“Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such

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TABLE OF CONTENTS	APPENDIX A
individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)    Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii)    Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii)    If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(s)“Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(t)“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(u)“Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii)    is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(v)“Insider” means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(w)“Net Exercise” means a procedure pursuant to which (i) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (ii) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

(x)“Nonemployee Director” means a Director who is not an Employee.

(y)“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(z)“Officer” means any person designated by the Board as an officer of the Company.

(aa)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(ab)“Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

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APPENDIX A	TABLE OF CONTENTS

(ac)“Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(ad)“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(ae)“Participant” means any eligible person who has been granted one or more Awards.

(af)“Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(ag)“Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(ah)“Performance Award” means an Award of Performance Shares or Performance Units.

(ai)“Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(aj)“Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(ak)“Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(al)“Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(am)“Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(an)“Prior Plan” means, the Company’s 2019 Equity Incentive Plan, as amended from time to time.

(ao)“Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(ap)“Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(aq)“Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(ar)“Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or event a share of Stock or cash in lieu thereof, as determined by the Committee.

(as)“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(at)“SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(au)“Section 409A” means Section 409A of the Code.

(av)“Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(aw)“Securities Act” means the Securities Act of 1933, as amended.

(ax)“Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have

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TABLE OF CONTENTS	APPENDIX A
terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(ay)“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4.

(az)“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(ba)“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(bb)“Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(bc)“Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.

2.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.ADMINISTRATION.

3.1    Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in the administration of the Plan shall be paid by the Company.

3.2    Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent permitted by Applicable Law, the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that (a) the Committee shall fix the maximum number of shares subject to Awards that may be granted by such Officers, (b) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (c) each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee.

3.3    Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4    Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

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(b)    to determine the type of Award granted;

(c)    to determine the Fair Market Value of shares of Stock or other property;

(d)    to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)    to determine whether an Award will be settled in shares of Stock, cash, other property, or in any combination thereof;

(f)    to approve one or more forms of Award Agreement;

(g)    to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)    to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or Applicable Law.

3.5    Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. Under no circumstances shall any other Options or Awards be amended to reduce the exercise price thereof. This Section shall not apply to adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 424(a) or Section 409A of the Code or to an adjustment pursuant to Section 4.4.

3.6    Indemnification. To the fullest extent permitted by Applicable Law and the Company’s certificate of incorporation and bylaws, in addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which (i) it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties or (ii) is otherwise prohibited by Applicable Law; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.    SHARES SUBJECT TO PLAN.

4.1    Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.4, 1,795,000 shares of Stock shall initially be available for all Awards under the Plan, less one (1) share for every one (1) share granted under a Prior Plan after December 31,

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2024. After the Effective Date, no awards may be granted under a Prior Plan; however, any awards under a Prior Plan that are outstanding as of the Effective Date shall remain subject to the terms and conditions of, and continue to be governed by, such Prior Plan.

4.2    Permitted Addbacks to Share Reserve. If (i) any shares of Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2024 any shares of Stock subject to an Award under any Prior Plan are forfeited, an Award under the Prior Plan expires or is settled for cash (in whole or in part), then in each such case the shares of Stock subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for Awards under the Plan. In the event that withholding tax liabilities arising from an Award other than an Option or SAR or, after December 31, 2024, an Award other than an Option or SAR under the Prior Plan are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, the shares of Stock so tendered or withheld shall be added to the shares of Stock available for Awards under the Plan; provided, however, that shares of Stock that again become available for issuance under the Plan pursuant to the preceding clause (ii) shall not increase the numbers of shares that may be granted under the Plan in connection with Incentive Stock Options.

4.3    No Recycling of Options or SARs. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added to the shares authorized for grant under Section 4.1: (i) shares of Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after December 31, 2024, an Option under the Prior Plan, (ii) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or SARs or, after December 31, 2024, Options or SARs under the Prior Plan, (iii) shares of Stock subject to a SAR or, after December 31, 2024, a SAR under the Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares of Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after December 31, 2024, options under the Prior Plan.

4.4    Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.3, in the exercise or purchase price per share under any outstanding Award and in the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Goals with respect thereto), in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.5    Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock available pursuant to Section 4.1, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

    4.6    Source of Shares. Shares of Stock to be delivered under the Plan shall be made available from authorized and unissued shares of Stock, or authorized and issued shares of Stock reacquired and held as treasury shares or otherwise or a combination thereof.

5.    ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1    Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2    Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

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5.3    Award Limitations.

(a)Incentive Stock Option Limitations.

(i)Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 1,795,000. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1.

(ii)Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(iii)Fair Market Value Limitation. To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

        (b)    Nonemployee Director Award Limits. The maximum number of shares of Stock subject to Awards granted during a single fiscal year to any Nonemployee Director, taken together with any cash fees paid during the fiscal year to the Nonemployee Director in respect of such Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Nonemployee Director receiving such additional compensation may not participate in the decision to award such compensation.

5.4    Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such Award shall specify that either such dividends (or dividend equivalents) shall (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. For the avoidance of doubt, in no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights.

6.    STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1    Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or 424(a) of the Code.
6.2    Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by

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the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3    Payment of Exercise Price.

(a)    Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price (a “Stock Tender Exercise”), (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by delivery of a properly executed notice electing a Net Exercise, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by Applicable Law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)Limitations on Forms of Consideration.

(i)Stock Tender Exercise. Notwithstanding the foregoing, a Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii)Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

6.4    Effect of Termination of Service.

(a)    Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate. The Committee may designate an exercise period in any applicable Award Agreement that differs from this Section 6.4(a); provided, however, (i) such exercise period complies with any Applicable Law, rules and regulations and (ii) if such exercise period does not meet the limitations of Section 422 of the Code regarding post-termination of employment exercise periods, such Option shall be treated as a Nonstatutory Stock Option, notwithstanding any designation to the contrary.

(i)    Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii)    Death. If the Participant’s Service terminates because of the death of the Participant, then (A) the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date, and (B) solely for the purposes of determining the number of vested shares subject to the Option as of the date on which the Participant’s Service terminated, the Participant shall be credited with an additional twelve (12) months of Service. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service; provided, however, that the Participant shall not be credited with additional months of Service if the Participant dies after the Participant’s Service has otherwise terminated.

(iii)Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

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(iv)    Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)    Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4 (a), but in any event no later than the Option Expiration Date.

6.5    Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable without monetary consideration and subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.

7.    STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1    Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2    Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3    Exercisability and Term of SARs.

(a)Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b)    Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (b) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4    Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the

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case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5    Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6    Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7    Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable without monetary consideration and subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

8.    RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1    Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2    Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3    Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4    Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by Applicable Law, or (c) by any combination thereof.

8.5    Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award shall be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award; provided that, with respect to all Restricted Stock Awards other than those made to any Nonemployee Director, (i) the Vesting Conditions for non-performance based Restricted Stock Awards shall provide that the vesting period be at least three years, over which period vesting may be pro-rata in the manner specified in the Award Agreement and (ii) the Vesting Conditions for performance-based Restricted Stock Awards shall provide that the vesting period be at least one year.

During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if

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the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6    Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7    Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8    Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.    RESTRICTED STOCK UNIT AWARDS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1    Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2    Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3    Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

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9.4    Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5    Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6    Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7    Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.    PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1    Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2    Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3    Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance

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Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4    Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance, other performance measures related to quality and service, and such other performance measures as are generally used in the Company’s industry (each, a “Performance Measure”), subject to the following:

(a)    Performance Measures. Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may include, without limitation, one or more of the following metrics, as determined by the Committee:

(i)revenue;

(ii)sales;

(iii)expenses;

(iv)operating income;

(v)gross margin;

(vi)operating margin;

(vii)earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii)pre-tax profit;

(ix)net operating income;

(x)net income;

(xi)economic value added;

(xii)free cash flow;

(xiii)operating cash flow;

(xiv)balance of cash, cash equivalents and marketable securities;

(xv)stock price;

(xvi)    earnings per share;

(xvii)    return on stockholder equity;

(xviii)    return on capital;

(xix)    return on assets;

(xx)    return on investment;

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(xxi)    total stockholder return;

(xxii)    employee satisfaction;

(xxiii)    employee retention;

(xxiv)    market share;

(xxv)    customer satisfaction;

(xxvi)    product development;

(xxvii)    research and development expenses;

(xxviii)    completion of an identified special project;

(xxix)    completion of a joint venture or other corporate transaction;

            (xxx)    recognized accreditation, such as National Committee for Quality Assurance (NCQA) accreditation;

            (xxxi)    objective clinical performance, including, but not limited to, Healthcare Effectiveness Data and Information Set (HEDIS) measures;

            (xxxii)    objective consumer experience, including, but not limited to, Consumer Assessment of Healthcare Providers and Systems (CAHPS) measures; and

            (xxxiii)    Medicare Star Ratings.

(b)Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, a growth or reduction in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5    Settlement of Performance Awards.

(a)    Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)    Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.

(c)Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d)    Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e)    Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred

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payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

(f)    Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6    Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights may be accumulated and only paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee and as specified under the Award. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7    Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a)Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b)    Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

10.8    Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.    CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Cash-Based Awards and Other Stock-Based Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1    Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

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11.2    Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3    Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.

11.4    Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5    Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6    Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7    Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12.    STANDARD FORMS OF AWARD AGREEMENT.

12.1    Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

12.2    Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

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13.    CHANGE IN CONTROL.

13.1    Effect of Change in Control on Awards. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, for any Participant who is covered by the Molina Healthcare, Inc. Amended and Restated Change in Control Severance Plan, any change to a Participant’s Award by reason of a Change in Control shall be governed by the terms of such plan. For all other Participants and subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:

(a)    Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

(b)Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c)    Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.2    Federal Excise Tax Under Section 4999 of the Code.

(a)    Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b)    Determination by Independent Accountants. To aid the Participant in making any election called for under Section 13.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.2(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants charge in connection with their services contemplated by this Section.

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TABLE OF CONTENTS	APPENDIX A
14.    COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.    COMPLIANCE WITH SECTION 409A.

15.1    Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a)A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b)Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

15.2    Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a)Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b)    Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant.

(b)Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3    Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a)    No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(c)Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c)    No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

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APPENDIX A	TABLE OF CONTENTS

(d)Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4    Payment of Section 409A Deferred Compensation.

(a)Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i)    The Participant’s “separation from service” (as such term is defined by Section 409A);

(xvi)The Participant’s becoming “disabled” (as such term is defined by Section 409A);

(iii)    The Participant’s death;

(xvii)A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

(v)    A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi)    The occurrence of an “unforeseeable emergency” (as such term is defined by Section 409A).

(b)    Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(b)Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as such term is defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d)    Payment Upon Disability. All distributions payable by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(c)Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(d)Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(e)Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to

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TABLE OF CONTENTS	APPENDIX A
satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(f)Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(g)No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

16.    TAX WITHHOLDING.

16.1    Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2    Withholding in or Directed Sale of Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company as determined under applicable provisions of the Code.  The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable maximum statutory withholding rates.  The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to the Company in cash.

17.    AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any Applicable Law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may materially adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18.    MISCELLANEOUS PROVISIONS.

18.1    Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2    Forfeiture Events.

(a)    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination

Molina Healthcare, Inc. 2025 Proxy Statement | A-21

APPENDIX A	TABLE OF CONTENTS
of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve-(12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve-(12-) month period.

18.3    Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.4    Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5    Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

18.6    Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7    Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8    Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

18.9    Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.10    Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.11    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.12    Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any

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TABLE OF CONTENTS	APPENDIX A
monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.13    Awards Subject to Clawback. The Awards granted under the Plan and any cash payment or shares of Stock delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for "good reason" or "constructive termination" (or similar term) under any agreement with the Company or any of its Affiliates. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to Applicable Law.

18.14    Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

18.15 Conformity to Applicable Law. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Law. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in a manner intended to conform with Applicable Law. To the extent Applicable Law permits, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Law.

IN WITNESS WHEREOF, the undersigned Corporate Secretary of the Company certifies that the foregoing sets forth the Molina Healthcare, Inc. 2025 Equity Incentive Plan effective as of April 30, 2025, as duly adopted by the Board and the stockholders.

_______________________
Corporate Secretary

Molina Healthcare, Inc. 2025 Proxy Statement | A-23

Appendix B
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This proxy statement contain forward-looking statements. The Company intends such forward-looking statements to be covered under the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations of future events based on certain assumptions, and all statements other than statements of historical fact contained in this proxy statement may be forward-looking statements. In some cases, you can identify forward-looking statements by words such as “guidance,” “future,” “anticipates,” “believes,” “embedded,” “estimates,” “expects,” “growth,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” or the negative of these terms or other similar expressions. Forward-looking statements contained in this proxy statement include, but are not limited to, statements regarding our management’s plans and objectives for future operations and business strategy.
Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2024 and in the Company’s other filings with the SEC, which can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov.
Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this proxy statement represent the Company’s judgment as of the date hereof, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.

B-1 | Molina Healthcare, Inc. 2025 Proxy Statement

MOLINA HEALTHCARE, INC.
200 OCEANGATE, STE 100
LONG BEACH, CA 90802-4317
ATTN: JOSEPH M. ZUBRETSKY

**SCAN TO VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 29, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/MOH2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 29, 2025. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V64139-P24848 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**MOLINA HEALTHCARE, INC.**

**The Board of Directors recommends you vote FOR the following:**

1. To elect nine directors to hold office until the 2026 Annual Meeting.

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Barbara L. Brasier | ☐ | ☐ | ☐ |
| 1b. Leo P. Grohowski | ☐ | ☐ | ☐ |
| 1c. Stephen H. Lockhart | ☐ | ☐ | ☐ |
| 1d. Steven J. Orlando | ☐ | ☐ | ☐ |
| 1e. Ronna E. Romney | ☐ | ☐ | ☐ |
| 1f. Richard M. Schapiro | ☐ | ☐ | ☐ |
| 1g. Dale B. Wolf | ☐ | ☐ | ☐ |
| 1h. Richard C. Zoretic | ☐ | ☐ | ☐ |
| 1i. Joseph M. Zubretsky | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote AGAINST proposal 5.** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 5. Stockholder proposal regarding stockholders' ability to call a special stockholders meeting, if properly presented. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice of 2025 Annual Meeting of Stockholders and Proxy Statement and the 2024 Annual Report are available at www.proxyvote.com.

V64140-P24848

**MOLINA HEALTHCARE, INC.**
**Annual Meeting of Stockholders**
**April 30, 2025 10:00 AM Eastern Time**
**This proxy is solicited on behalf of the Board of Directors of Molina Healthcare, Inc.**

The stockholder(s) hereby appoint(s) Jeff D. Barlow and Codruta D. Boggs, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Molina Healthcare, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/MOH2025, and any continuation, adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the stockholder(s) hereby authorize(s) this proxy to be voted in accordance with the Board of Directors' recommendations. The proxies are further authorized to vote in their discretion (1) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (2) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (3) on such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.**

**IF VOTING BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.**

**Continued and to be marked, signed and dated on reverse side**